    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 18, 2002
                                                 REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------

                                    FORM S-4
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ---------------------

                          TRANSOCEAN SEDCO FOREX INC.
             (Exact name of registrant as specified in its charter)

          CAYMAN ISLANDS                          1381                            66-0582307
 (State or other jurisdiction of      (Primary Standard Industrial             (I.R.S. Employer
  incorporation or organization)      Classification Code Number)           Identification Number)

                                4 GREENWAY PLAZA
                              HOUSTON, TEXAS 77046
                                 (713) 232-7500
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

                              ERIC B. BROWN, ESQ.
                          TRANSOCEAN SEDCO FOREX INC.
                                4 GREENWAY PLAZA
                              HOUSTON, TEXAS 77046
                                 (713) 232-7500
               (Name, address, including zip code, and telephone
               number, including area code, of agent for service)

                                WITH COPIES TO:

               GENE J. OSHMAN, ESQ.                              ALAN J. SINSHEIMER, ESQ.
               JOHN D. GEDDES, ESQ.                                 SULLIVAN & CROMWELL
                BAKER BOTTS L.L.P.                                   125 BROAD STREET
               3000 ONE SHELL PLAZA                              NEW YORK, NEW YORK 10004
               HOUSTON, TEXAS 77002                                   (212) 558-3588
                  (713) 229-1234

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: As soon as practicable following the effectiveness of this registration statement.

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

                        CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
                                                          PROPOSED MAXIMUM    PROPOSED MAXIMUM
       TITLE OF EACH CLASS OF           AMOUNT TO BE       OFFERING PRICE        AGGREGATE           AMOUNT OF
     SECURITIES TO BE REGISTERED         REGISTERED           PER UNIT       OFFERING PRICE(1)  REGISTRATION FEE(1)
--------------------------------------------------------------------------------------------------------------------
6.50% Notes due 2003.................  $  239,500,000           100%           $  240,525,000         $ 22,128
--------------------------------------------------------------------------------------------------------------------
6.75% Notes due 2005.................  $  350,000,000           100%           $  354,580,000         $ 32,621
--------------------------------------------------------------------------------------------------------------------
6.95% Notes due 2008.................  $  250,000,000           100%           $  252,252,000         $ 23,207
--------------------------------------------------------------------------------------------------------------------
7.375% Notes due 2018................  $  250,000,000           100%           $  250,510,000         $ 23,046
--------------------------------------------------------------------------------------------------------------------
9.125% Notes due 2003................  $   87,112,000           100%           $   91,961,000         $  8,460
--------------------------------------------------------------------------------------------------------------------
9.50% Notes due 2008.................  $  300,000,000           100%           $  348,078,000         $ 32,023
--------------------------------------------------------------------------------------------------------------------
Total................................  $1,476,612,000                          $1,537,906,000         $141,487
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(f)(2), based upon the book value of the outstanding notes to be exchanged hereunder.
     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

The information in this prospectus and consent solicitation statement is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus and consent solicitation statement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                 Subject to Completion, Dated January 18, 2002

PROSPECTUS AND CONSENT SOLICITATION STATEMENT

                         [TRANSOCEAN SEDCO FOREX LOGO]

                OFFERS TO EXCHANGE AND SOLICITATIONS OF CONSENTS
              RELATING TO THE FOLLOWING SERIES OF NOTES ISSUED BY
        TRANSOCEAN SEDCO FOREX INC.'S INDIRECT WHOLLY-OWNED SUBSIDIARY,
                             R&B FALCON CORPORATION

--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
                                                                                                 CONSENT PAYMENT
                                            AGGREGATE PRINCIPAL                                    PER $1,000
          TITLE OF SECURITIES               AMOUNT OUTSTANDING          CUSIP NUMBER            PRINCIPAL AMOUNT
--------------------------------------------------------------------------------------------------------------------
6.50% Notes due April 15, 2003..........      $239.5 million              74912EAE1                    $--
6.75% Notes due April 15, 2005..........      $  350 million              74912EAF8                    $--
6.95% Notes due April 15, 2008..........      $  250 million              74912EAG6                    $--
7.375% Notes due April 15, 2018.........      $  250 million              74912EAH4                    $--
9.125% Notes due December 15, 2003......      $ 87.1 million             74912EAK7/
                                                                          74912EAJ0                    $--
9.50% Notes due December 15, 2008.......      $  300 million              74912EAM3                    $--
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------

    Transocean Sedco Forex offers, on the terms and subject to the conditions set forth in this prospectus and consent solicitation statement and the accompanying letter of transmittal and consent, to issue, in exchange for properly tendered and accepted R&B Falcon notes of any series listed above, new Transocean Sedco Forex notes having the same principal amount, interest rate, redemption terms and payment and maturity dates (and accruing interest from the last date for which interest has been paid on those R&B Falcon notes). In addition, R&B Falcon will pay an amount in cash equal to the applicable consent payment listed above to each holder of R&B Falcon notes accepted for exchange if the holder has tendered those notes prior to the consent payment deadline referred to below.

    A holder validly tendering notes for exchange will, by tendering those notes, be consenting to the amendments to the indenture under which those notes were issued described under "The Proposed Amendments." Transocean Sedco Forex's obligation to complete each exchange offer and cause R&B Falcon to make the consent payments relating to that exchange offer is conditioned upon, among other things, receipt of valid consents sufficient to effect these amendments with respect to all six series of notes listed above, although Transocean Sedco Forex will be free to waive this or any other condition with respect to any or all of the exchange offers. For information about other conditions to Transocean Sedco Forex's obligation to complete the exchange offers and cause R&B Falcon to make the consent payments, see "Conditions to the Exchange Offers and Consent Solicitations."

The consent payment deadline for each exchange offer (that is, the time by which holders must tender the applicable series of R&B Falcon notes in order to be eligible to receive the consent payment) will be 5:00 p.m., New York City time,
on          , 2002, unless extended. Consents may be revoked at any time prior to the consent payment deadline.

Each exchange offer will expire at 5:00 p.m., New York City time, on          ,
2002, unless extended. Tenders may be withdrawn at any time prior to the expiration date.

    Transocean Sedco Forex does not intend to list the Transocean Sedco Forex notes to be issued in the exchange offers on any national securities exchange or on The Nasdaq Stock Market.

     For a discussion of the risks that you should consider in evaluating the exchange offers and consent solicitations, see "Risk Factors" beginning on page 14.

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES BEING OFFERED IN THE EXCHANGE OFFERS OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS AND CONSENT SOLICITATION STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                             ----------------------

    None of Transocean Sedco Forex, R&B Falcon, the exchange agent, the information agent, the trustee under the R&B Falcon indentures, the trustee under the Transocean Sedco Forex indenture or the dealer managers makes any recommendation as to whether or not holders of R&B Falcon notes should exchange their securities in the applicable exchange offer and consent to the proposed amendments to the R&B Falcon indentures.

                             ----------------------

   The dealer managers for the exchange offers and consent solicitations are:

                              GOLDMAN, SACHS & CO.
                             ----------------------

  The date of this prospectus and consent solicitation statement is          ,
                                      2002

     The exchange offers and consent solicitations are not being made to, nor will Transocean Sedco Forex accept, exchanges or consents from, holders of any series of R&B Falcon notes in any jurisdiction in which the exchange offers, the consent solicitations or the acceptance of outstanding R&B Falcon notes of that series in exchange for the Transocean Sedco Forex notes would violate the securities or blue sky laws of such jurisdiction.

     You should rely only on the information contained or incorporated by reference in this prospectus and consent solicitation statement. We have not authorized any person (including any dealer, salesman or broker) to provide information or make any representations other than that provided in this prospectus and consent solicitation statement and, if given or made, such information or representations must not be relied upon as having been authorized by Transocean Sedco Forex, R&B Falcon, the dealer managers or any agent or dealer. We are not making an offer of Transocean Sedco Forex notes in any state where the offer is not permitted. You should not assume that the information in this prospectus and consent solicitation statement is accurate as of any date other than the date on the cover page or that any information contained in any document we have incorporated by reference is accurate as of any date other than the date of the document incorporated by reference.
                             ----------------------

                               TABLE OF CONTENTS

                                                               PAGE
                                                               ----
Where You Can Find More Information.........................   iii
Prospectus Summary..........................................     1
Risk Factors................................................    14
Cautionary Statement Regarding Forward-Looking Statements...    20
Enforceability of Civil Liabilities Against Foreign
  Persons...................................................    21
The Exchange Offers.........................................    23
Description of Differences between the R&B Falcon Notes and
  the Transocean Sedco Forex Notes..........................    34
The Proposed Amendments.....................................    50
Certain Related Transactions................................    54
Description of the Transocean Sedco Forex Notes.............    55
Material U.S. Federal Income Tax Consequences...............    67
Cayman Islands Tax Consequences.............................    72
Transocean Sedco Forex Unaudited Pro Forma Financial
  Information...............................................    73
R&B Falcon Corporation Unaudited Pro Forma Financial
  Information...............................................    79
Validity of Notes...........................................    85
Experts.....................................................    85

                      WHERE YOU CAN FIND MORE INFORMATION

     Transocean Sedco Forex and R&B Falcon file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You can read and copy these materials at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can obtain information about the operation of the SEC's public reference room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a Web site that contains information we file electronically with the SEC, which you can access over the Internet at http://www.sec.gov. Transocean Sedco Forex's ordinary shares are listed on the New York Stock Exchange, and you can obtain information about Transocean Sedco Forex at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005. Upon completion of the exchange offers, Transocean Sedco Forex may apply (on Form 15) to the SEC to deregister the common stock of R&B Falcon under the Securities Exchange Act of 1934, as amended. As a result of the deregistration and the effectiveness of the proposed amendments to the R&B Falcon indentures, R&B Falcon no longer will be obligated to file periodic reports with the SEC. See "The Proposed Amendments."

     This prospectus and consent solicitation statement is part of a registration statement Transocean Sedco Forex has filed with the SEC relating to the securities. As permitted by SEC rules, this prospectus and consent solicitation statement does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules. You may refer to the registration statement, exhibits and schedules for more information about us and our securities. The registration statement, exhibits and schedules are available at the SEC's public reference room or through its Web site.

     The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus and consent solicitation statement, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings Transocean Sedco Forex and R&B Falcon make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we sell all the offered securities. The documents we incorporate by reference are:

     - Transocean Sedco Forex's Annual Report on Form 10-K for the year ended December 31, 2000,

     - Transocean Sedco Forex's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2001, June 30, 2001 and September 30, 2001,

     - Transocean Sedco Forex's Current Reports on Form 8-K and Form 8-K/A filed with the SEC on February 7, 2001, February 26, 2001, March 23, 2001, April 9, 2001, May 8, 2001, May 9, 2001, May 11, 2001 and January 2,
       2002,

     - R&B Falcon's Annual Report on Form 10-K for the year ended December 31, 2000,

     - R&B Falcon's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2001, June 30, 2001 and September 30, 2001,

     - R&B Falcon's Current Reports on Form 8-K and Form 8-K/A filed with the SEC on February 1, 2001, February 14, 2001, February 26, 2001, March 26, 2001 and August 31, 2001, and

     - R&B Falcon's Form 8-A filed with the SEC on December 28, 2001.

     In addition, we incorporate by reference any filings Transocean Sedco Forex or R&B Falcon will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this registration statement and before the effectiveness of the registration statement.

     You may request a copy of these filings (other than an exhibit to those filings unless we have specifically incorporated that exhibit by reference into the filing), which we will provide at no cost, by writing or telephoning the information agent at the address or telephone number set forth on the back cover of this prospectus and consent solicitation statement. In order to ensure timely
delivery of these documents, you should make such request by           , 2002 or
five days before any extension of the exchange offers, whichever is later.

                               PROSPECTUS SUMMARY

     The following summary does not purport to be complete and is qualified in its entirety by, and should be read in conjunction with, the more detailed financial information and consolidated financial statements, including the notes thereto, included or incorporated by reference in this prospectus and consent solicitation statement. In particular, holders of R&B Falcon notes should carefully consider the information set forth under "Risk Factors."

                          TRANSOCEAN SEDCO FOREX INC.

     We are a leading international provider of offshore and inland marine contract drilling services for oil and gas wells. We are the result of the merger of Transocean Offshore Inc. and Sedco Forex Holdings Limited in December 1999, and the subsequent merger with R&B Falcon Corporation in January 2001. On December 31, 2001, Transocean Sedco Forex owned, had partial ownership interests in or operated more than 160 mobile offshore and barge drilling units. Transocean Sedco Forex's active fleet consists of 31 high-specification drillships and semisubmersibles (floaters), 30 other floaters, 54 jackup rigs, 35 drilling barges, four tenders and three submersible drilling rigs. In addition, the fleet includes mobile offshore production units, platform drilling rigs and land and barge drilling rigs in Venezuela.

     Our primary business is to contract our drilling rigs, related equipment and work crews on a dayrate basis to drill oil and gas wells. We specialize in technically demanding segments of the offshore drilling business with a particular focus on deepwater and harsh environment drilling services. We also provide additional services, including management of third-party well service activities.

     We are the world's largest offshore drilling company as measured by the number of mobile offshore drilling units and equity market capitalization. We have the largest fleet of rigs capable of working in water depths greater than 3,000 feet, as well as the largest fleet of jackup rigs and drilling barges. We believe our diverse fleet positions us with the necessary geographical coverage, technical capabilities, efficiencies and resources to meet our customers' needs and to attract new customers.

     We have a significant presence in all major offshore oil and gas drilling areas, including the North Sea, West Africa, the U.S. Gulf of Mexico, Brazil and Asia. Our infrastructure in these areas helps us meet our customers' needs on a global basis and is set up to provide regional economies of scale. Our geographic diversity helps reduce the possible impact of a future downturn in a single region. Our longstanding commitment to operate in major markets has increased our knowledge of our customers' region-specific needs, and helps us build strong relationships with clients, vendors, regulators and others important to our operations.

     Transocean Sedco Forex is a Cayman Islands exempted company with principal executive offices in the United States located at 4 Greenway Plaza, Houston, Texas 77046. Our telephone number at that address is (713) 232-7500.

                             R&B FALCON CORPORATION

     On January 31, 2001, Transocean Sedco Forex completed a merger transaction with R&B Falcon. As a result of the merger, R&B Falcon became a wholly-owned indirect subsidiary of Transocean Sedco Forex.

     R&B Falcon is an international provider of offshore and inland marine contract drilling services for oil and gas wells. On December 31, 2001, R&B Falcon owned, had partial ownership interests in or operated more than 95 mobile offshore and barge drilling units. R&B Falcon's active fleet consists of seven high-specification floaters, one other floater, 38 jackup rigs, 31 drilling barges, one tender and three submersible drilling rigs. In addition, the fleet includes mobile offshore production units, platform drilling rigs and land and barge drilling rigs in Venezuela.

     R&B Falcon Corporation is a Delaware company with principal executive offices in the United States located at 4 Greenway Plaza, Houston, Texas 77046. R&B Falcon's telephone number at that address is (713) 232-7500.

                              RECENT DEVELOPMENTS

     On December 14, 2001, Transocean Sedco Forex announced that its Board of Directors had appointed Robert L. Long as President, effective immediately. In June 2002, Mr. Long will also assume the role of Chief Operating Officer upon the retirement of Dennis Heagney, the current Executive Vice President and Chief Operating Officer. Transocean Sedco Forex's Board has also appointed Gregory L. Cauthen as the company's new Vice President, Chief Financial Officer and Treasurer.

                   TRANSOCEAN SEDCO FOREX SELECTED HISTORICAL
                   AND PRO FORMA CONSOLIDATED FINANCIAL DATA

     On December 31, 1999, the merger of Transocean Offshore Inc. and Sedco Forex Holdings Limited was completed. Sedco Forex was the offshore contract drilling service business of Schlumberger Limited and was spun off the day before the merger transaction. As a result of the merger, Sedco Forex became a wholly owned subsidiary of "Transocean Offshore Inc.", which changed its name to Transocean Sedco Forex Inc. The merger was accounted for as a purchase, with Sedco Forex as the acquiror for accounting purposes.

     Transocean Sedco Forex prepared the selected historical consolidated financial data in the following table using the consolidated financial statements of Transocean Sedco Forex. Transocean Sedco Forex derived the statement of operations and other financial data for the year ended December 31, 2000 and the balance sheet data as of December 31, 2000 and 1999 from its consolidated financial statements and the statement of operations and other financial data for the year ended December 31, 1999 from its combined financial statements audited by Ernst & Young LLP, independent auditors. Transocean Sedco Forex derived the statement of operations and other financial data for each of the three years in the period ended December 31, 1998, and the balance sheet data as of December 31, 1998 and 1997, from its combined financial statements audited by PricewaterhouseCoopers LLP, independent accountants. Transocean Sedco Forex derived the statement of operations and other financial data for the nine months ended September 30, 2001 and 2000 and the balance sheet data as of September 30, 2001 and 2000 from its unaudited consolidated financial statements and the balance sheet data as of December 31, 1996 from its unaudited combined financial statements. The unaudited interim financial statements for the nine months ended September 30, 2001 and 2000 include all adjustments, consisting of normal recurring adjustments, which Transocean Sedco Forex considers necessary for a fair presentation of the financial position and the results of operations for these periods. Operating results for the nine months ended September 30, 2001 are not necessarily indicative of the results that may be expected for the entire year ended December 31, 2001. The data should be read in conjunction with the related notes and other financial information incorporated by reference in this prospectus and consent solicitation statement.

     The balance sheet data as of December 31, 2000 and 1999 and September 30, 2001 and 2000 represent the consolidated financial position of Transocean Sedco Forex, and the balance sheet data as of dates prior to the Transocean Offshore Inc. and Sedco Forex merger reflect the financial position of Sedco Forex and not that of historical Transocean Offshore Inc. The income statement data and other financial data for the year ended December 31, 2000 and the nine months ended September 30, 2001 and 2000 represent the operating results of Transocean Sedco Forex and, for the periods prior to the Transocean Offshore Inc. and Sedco Forex merger, reflect the operating results of Sedco Forex and not that of historical Transocean Offshore Inc.

     On January 31, 2001 Transocean Sedco Forex completed a merger transaction with R&B Falcon. As a result of the merger, R&B Falcon became an indirect wholly owned subsidiary of Transocean Sedco Forex. The merger was accounted for as a purchase and Transocean Sedco Forex was the accounting acquiror. The selected historical consolidated financial data as of and for the nine months ended September 30, 2001 include eight months of operating results and cash flows for R&B Falcon.

     The pro forma consolidated statement of operations data assume that the merger between Transocean Sedco Forex and R&B Falcon was completed on January 1, 2000. The pro forma information does not necessarily indicate what the operating results of the combined company would have been had the merger been completed on January 1, 2000, or what the future operating results of the combined company will be. In particular, the unaudited pro forma consolidated statement of operations data do not include adjustments to reflect any cost savings or other operational efficiencies that may be realized as a result of the merger of Transocean Sedco Forex and R&B Falcon, or any future merger-related restructuring or integration expenses.

The pro forma consolidated statement of operations data for Transocean Sedco Forex assumes the exchange offers were completed as of January 1, 2000 and that all R&B Falcon notes were tendered by the applicable consent payment deadline and not withdrawn. The historical financial information has been derived from the consolidated financial statements of Transocean Sedco Forex and R&B Falcon for the periods presented.

                           NINE MONTHS
                              ENDED
                          SEPTEMBER 30,                YEARS ENDED DECEMBER 31,
                         ----------------   -----------------------------------------------
                          2001      2000     2000     1999     1998     1997       1996
                         -------   ------   ------   ------   ------   ------   -----------
                                 (IN MILLIONS, EXCEPT RATIOS AND PER SHARE AMOUNTS)
                           (UNAUDITED)
HISTORICAL STATEMENT OF
  OPERATIONS DATA
Operating revenues.....  $ 2,073   $  915   $1,230   $  648   $1,091   $  891      $663
Operating income.......      432      141      133       49      377      299       163
Net income.............      197      118      109       58      342      260       148
Earnings per share
  Basic................     0.64     0.56     0.52     0.53(a)   3.12(a)   2.38(a)    1.35(a)
  Diluted..............     0.63     0.56     0.51     0.53(a)   3.12(a)   2.38(a)    1.35(a)
OTHER FINANCIAL DATA
Cash flows from
  operating
  activities...........  $   366   $  182   $  197   $  241   $  473   $  318      $236
Capital expenditures...      443      466      575      537      425      187       151
EBITDA(b)..............      904      343      401      186      508      420       272
BALANCE SHEET DATA                                                              (UNAUDITED)
Total assets...........  $16,868   $6,264   $6,359   $6,140   $1,473   $1,051      $899
Total debt.............    4,781    1,355    1,453    1,266      100      160        53
Equity.................   10,859    4,018    4,004    3,910      564      363       462

                                                       NINE MONTHS ENDED       YEAR ENDED
                                                       SEPTEMBER 30, 2001   DECEMBER 31, 2000
                                                       ------------------   -----------------
                                                        (IN MILLIONS, EXCEPT PER SHARE DATA)
                                                                    (UNAUDITED)
PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS DATA
Operating revenues...................................       $  2,198             $2,292
Operating income.....................................            432                130
Income (loss) from continuing operations before
  extraordinary items................................           [200]               (94)
Income (loss) from continuing operations before
  extraordinary items applicable to ordinary
  shareholders.......................................           [200]              (301)
Basic income (loss) from continuing operations before
  extraordinary items per share applicable to
  ordinary shareholders..............................           0.63              (0.95)
Diluted income (loss) from continuing operations
  before extraordinary items per share applicable to
  ordinary shareholders..............................           0.62              (0.95)
PRO FORMA CONSOLIDATED BALANCE SHEET DATA AS OF
  SEPTEMBER 30, 2001
Total assets.........................................       $[16,868]
Total debt...........................................          4,781
Equity...............................................        [10,859]

---------------

(a) Unaudited pro forma earnings per share for the years ended December 31, 1996 through 1999 was calculated using the Transocean Sedco Forex Inc. ordinary shares issued pursuant to the Sedco Forex merger agreement and the dilutive effect of Transocean Sedco Forex Inc. stock options granted to former Sedco Forex employees at the time of the Sedco Forex merger, as applicable.

(b) EBITDA (earnings before interest, taxes, depreciation and amortization) is presented here because it is a widely accepted financial indication of a company's ability to incur and service debt. EBITDA measures presented may not be comparable to similarly titled measures used by other companies. EBITDA is not a measurement presented in accordance with accounting principles generally accepted in the United States ("GAAP") and is not intended to be used in lieu of GAAP presentations of results of operations and cash provided by operating activities.

Amounts in brackets above to be revised in an amendment to this registration statement.

                   R&B FALCON CORPORATION SELECTED HISTORICAL
                          CONSOLIDATED FINANCIAL DATA

     R&B Falcon prepared the selected historical consolidated financial data in the table below using the consolidated financial statements of R&B Falcon. R&B Falcon derived the statement of operations data below for each of the five years in the period ended December 31, 2000, and the consolidated balance sheet data as of December 31 of each year from 1996 to 2000, from its financial statements audited by Arthur Andersen LLP, independent public accountants. R&B Falcon derived the consolidated statement of operations data for the nine months ended September 30, 2001 and 2000 and the consolidated balance sheet data as of September 30, 2001 and 2000 from its unaudited consolidated financial statements which, in the opinion of management, include all adjustments, consisting only of normal recurring adjustments, necessary for a fair statement of the results for the unaudited interim periods. Operating results for the nine months ended September 30, 2001 are not necessarily indicative of the results that may be expected for the entire year ending December 31, 2001.

     On January 31, 2001, Transocean Sedco Forex completed a merger transaction with R&B Falcon. As a result of the merger, R&B Falcon became a wholly owned subsidiary of Transocean Sedco Forex. The merger was accounted for as a purchase and Transocean Sedco Forex was the accounting acquiror. The purchase price was allocated to the assets and liabilities of R&B Falcon based on their estimated fair values on the date of the merger. Accordingly, the financial statements of R&B Falcon for periods subsequent to January 31, 2001 are not comparable to those of prior periods in material respects since those financial statements report financial position, results of operations and cash flows using a different basis of accounting.

     The pro forma statement of operations data below for the nine months ended September 30, 2001 and for the year ended December 31, 2000 assumes the merger transaction with Transocean Sedco Forex and the sale of drilling units described in "Certain Related Transactions" were completed on January 1, 2000. The pro forma consolidated statement of operations data also assumes the exchange offers were completed as of January 1, 2000 and that all R&B Falcon notes were tendered by the applicable consent payment deadline and not withdrawn.

     The unaudited consolidated statement of operations data for the eight months ended September 30, 2001, one month ended January 31, 2001 and nine months ended September 30, 2000 contain certain reclassifications to conform the presentation of operating results with that of Transocean Sedco Forex. These reclassifications were not made in the annual periods 2000 and prior. None of the reclassifications had an effect on the consolidated net loss from continuing operations.

                                     POST-
                                  ACQUISITION          PRE-ACQUISITION
                                 -------------   ---------------------------
                                 EIGHT MONTHS     ONE MONTH     NINE MONTHS
                                     ENDED          ENDED          ENDED
                                 SEPTEMBER 30,   JANUARY 31,   SEPTEMBER 30,
                                     2001           2001           2000
                                 -------------   -----------   -------------
                                       (IN MILLIONS, EXCEPT RATIOS AND
                                             PER SHARE AMOUNTS)
                                       (UNAUDITED)         (UNAUDITED)
HISTORICAL STATEMENT OF
 OPERATIONS DATA
Operating revenues.............    $  925.0        $128.6        $   757.1
Income (loss) from continuing
 operations before
 extraordinary items...........       (55.7)        (91.9)           (47.3)
Income (loss) from continuing
 operations before
 extraordinary items and after
 preferred share dividends per
 common share:
 Basic(d)......................          --            --            (0.45)
 Diluted(d)....................          --            --            (0.45)


                                                      PRE-ACQUISITION
                                 ----------------------------------------------------------

                                                  YEARS ENDED DECEMBER 31,
                                 ----------------------------------------------------------
                                   2000       1999         1998         1997         1996
                                 --------   --------     --------     --------     --------
                                     (IN MILLIONS, EXCEPT RATIOS AND PER SHARE AMOUNTS)

HISTORICAL STATEMENT OF
 OPERATIONS DATA
Operating revenues.............  $1,052.1   $  925.7     $1,033.5     $  933.0     $  609.6
Income (loss) from continuing
 operations before
 extraordinary items...........     (58.0)     (67.8)(a)     91.0(b)      29.8(c)     106.7
Income (loss) from continuing
 operations before
 extraordinary items and after
 preferred share dividends per
 common share:
 Basic(d)......................     (1.35)     (0.53)        0.54         0.18         0.70
 Diluted(d)....................     (1.35)     (0.53)        0.54         0.18         0.67

                                     POST-
                                  ACQUISITION          PRE-ACQUISITION
                                 -------------   ---------------------------
                                 EIGHT MONTHS     ONE MONTH     NINE MONTHS
                                     ENDED          ENDED          ENDED
                                 SEPTEMBER 30,   JANUARY 31,   SEPTEMBER 30,
                                     2001           2001           2000
                                 -------------   -----------   -------------
                                       (IN MILLIONS, EXCEPT RATIOS AND
                                             PER SHARE AMOUNTS)
                                       (UNAUDITED)         (UNAUDITED)
OTHER FINANCIAL DATA
Cash flow from operating
 activities....................    $  211.1        $(35.7)       $   (91.8)
Capital expenditures...........       200.3          16.5            419.1
EBITDA(e)......................       334.6         (87.5)           234.7
BALANCE SHEET DATA
Total assets...................    $9,012.0                      $ 4,841.7
Long-term obligations
 (including current portion)
 and redeemable preferred
 shares........................     1,769.8                        3,694.6
Total Shareholders' Equity.....     6,582.8                        1,147.2
Dividends on common shares.....          --                             --


                                                      PRE-ACQUISITION
                                 ----------------------------------------------------------

                                                  YEARS ENDED DECEMBER 31,
                                 ----------------------------------------------------------
                                   2000       1999         1998         1997         1996
                                 --------   --------     --------     --------     --------
                                     (IN MILLIONS, EXCEPT RATIOS AND PER SHARE AMOUNTS)

OTHER FINANCIAL DATA
Cash flow from operating
 activities....................  $  (99.3)  $  198.6     $  247.9     $  330.1     $  167.6
Capital expenditures...........     476.1      839.7      1,188.3        690.3        383.2
EBITDA(e)......................     400.5      205.4        313.5        244.1        240.1
BALANCE SHEET DATA
Total assets...................  $4,795.2   $4,924.3     $3,714.0     $2,011.4     $1,455.8
Long-term obligations
 (including current portion)
 and redeemable preferred
 shares........................   2,933.2    3,229.5      1,872.5        827.4        514.2
Total Shareholders' Equity.....   1,375.5    1,204.4      1,250.2        728.0        716.7
Dividends on common shares.....        --         --           --           --           --

                                                                NINE MONTHS
                                                                   ENDED          YEAR ENDED
                                                               SEPTEMBER 30,     DECEMBER 31,
                                                                   2001              2000
                                                              ---------------   --------------
                                                              (IN MILLIONS, EXCEPT RATIOS AND
                                                                     PER SHARE AMOUNTS)
                                                                        (UNAUDITED)
Amounts in brackets below to be revised in an amendment to
 this registration statement.
PRO FORMA STATEMENT OF OPERATIONS DATA
Operating revenues..........................................      $1,050.9         $1,062.9
Loss from continuing operations before extraordinary
 items......................................................         [91.1]          [197.5]
Loss from continuing operations before extraordinary items
 applicable to common shareholders..........................         [91.1]          [404.3]

PRO FORMA CONSOLIDATED BALANCE SHEET DATA AS OF SEPTEMBER
 30, 2001
Total assets................................................      $9,012.0
Total debt..................................................       1,769.8
Equity......................................................       6,582.8

---------------

    (a) Included in 1999 are expenses of $34.7 million in connection with the cancellation of certain drillship projects and $3.7 million of oil and gas development expenses.

    (b) Included in 1998 are expenses of $118.3 million in connection with the cancellation of certain drillship projects, $19.5 million of oil and gas development expenses and the reversal of $8.0 million of expenses in connection with the merger of Reading & Bates Corporation and Falcon Drilling Co. in December 1997, which was accounted for as a pooling of interests.

    (c) Included in 1997 are expenses of $66.4 million in connection with the merger of Reading & Bates Corporation and Falcon Drilling Co. in December 1997, which was accounted for as a pooling of interests. Additionally, R&B Falcon incurred oil and gas development expenses and charges of $130.2 million in 1997.

    (d) Effective with the merger with Transocean Sedco Forex on January 31, 2001, R&B Falcon became a wholly owned subsidiary of Transocean Sedco Forex. In conjunction with the merger, the R&B Falcon common shareholders received .5 newly issued Transocean Sedco Forex ordinary shares for each R&B Falcon share. As a result, no earnings per share information is shown for post-merger financial information.

    (e) EBITDA (income (loss) from continuing operations before extraordinary items and minority interest, interest, net, taxes, depreciation and amortization) is presented here because it is a widely accepted financial indication of a company's ability to incur and service debt. EBITDA measures presented may not be comparable to similarly titled measures used by other companies. EBITDA is not a measurement presented in accordance with accounting principles generally accepted in the United States ("GAAP") and is not intended to be used in lieu of GAAP presentations of results of operations and cash provided by operating activities.

                QUESTIONS AND ANSWERS ABOUT THE EXCHANGE OFFERS
                           AND CONSENT SOLICITATIONS

Q: WHY IS TRANSOCEAN SEDCO FOREX MAKING THE EXCHANGE OFFERS AND THE CONSENT SOLICITATIONS?

A: As a result of the merger on January 31, 2001, R&B Falcon became an indirect wholly owned subsidiary of Transocean Sedco Forex. Since the merger, Transocean Sedco Forex has been operationally and financially integrating R&B Falcon into the Transocean Sedco Forex organization. See "Certain Related Transactions" for a description of some of these integration transactions. The exchange offers and the proposed amendments are intended to provide us with greater operational and financial flexibility, including greater flexibility in continuing our integration efforts, and to allow us to structure our operations and the operations of our subsidiaries in a more efficient manner and allow for potential savings.

Q:   WHAT WILL I RECEIVE IN THE EXCHANGE OFFERS AND CONSENT SOLICITATIONS?

A: For each $1,000 principal amount of any series of R&B Falcon notes validly tendered and accepted for exchange, Transocean Sedco Forex is offering $1,000 principal amount of Transocean Sedco Forex's newly issued notes of a corresponding series. Each series of Transocean Sedco Forex notes being offered under this prospectus and consent solicitation statement will have the same principal amount, interest rate, redemption terms and payment and maturity dates as those of the corresponding series of R&B Falcon notes to be exchanged in the exchange offers, and will be issued under and governed by the terms of the indenture under which Transocean Sedco Forex's existing debt securities were issued. Instead of receiving a payment for accrued interest on R&B Falcon notes you exchange, the Transocean Sedco Forex notes you receive in exchange for those R&B Falcon notes will accrue interest from the last date to which interest has been paid on those R&B Falcon notes.

     In addition, R&B Falcon will pay an amount in cash equal to the applicable consent payment listed on the cover page of this prospectus and consent solicitation statement to each holder of R&B Falcon notes accepted for exchange if the holder has tendered those notes prior to the applicable consent payment deadline. The consent payment deadline for each exchange offer (that is, the time by which holders must tender R&B Falcon notes into that offer in order to be eligible to receive the consent payment) will be
     5:00 p.m., New York City time, on           , 2002, unless extended.

     AS A HOLDER OF R&B FALCON NOTES OF ANY SERIES, YOU MAY GIVE YOUR CONSENT TO THE PROPOSED AMENDMENTS TO THE R&B FALCON INDENTURES ONLY BY TENDERING YOUR R&B FALCON NOTES IN THE EXCHANGE OFFER FOR THAT SERIES. BY SO TENDERING, YOU WILL BE DEEMED TO HAVE GIVEN A CONSENT WITH RESPECT TO THE NOTES OF THAT SERIES.

Q:   WHAT ARE THE CONSEQUENCES OF NOT TENDERING IN THE EXCHANGE OFFERS?

A: If the exchange offers are consummated and the proposed amendments to the R&B Falcon indentures have been adopted, they will apply to all R&B Falcon notes not acquired in the exchange offers. All R&B Falcon notes that remain outstanding after the consummation of the exchange offers will be governed by the R&B Falcon indentures as amended by the proposed amendments, which will have less restrictive terms and afford reduced protections to the holders of such securities compared to those currently in the R&B Falcon indentures. See "Risk Factors -- Risk Factors Relating to the Exchange Offers and Consent Solicitations -- The proposed amendments to the R&B Falcon indentures will afford reduced protection to holders of R&B Falcon's notes." In addition, holders that do not tender in the exchange offers prior to the consent payment deadline will not receive the applicable consent payment, even though the proposed amendments will become effective with respect to their R&B Falcon notes.

Q: HOW DO THE R&B FALCON NOTES DIFFER FROM THE TRANSOCEAN SEDCO FOREX NOTES TO BE ISSUED IN THE EXCHANGE OFFERS?

A: The R&B Falcon notes are the obligations solely of R&B Falcon and are governed by the R&B Falcon indentures, while the Transocean Sedco Forex notes will be the obligations solely of Transocean Sedco Forex and will be governed by the Transocean Sedco Forex indenture. The R&B Falcon indentures and the Transocean Sedco Forex indenture differ in certain respects, including as follows:

     - The indenture for the R&B Falcon 9.125% notes and R&B Falcon 9.50% notes restricts R&B Falcon's ability to incur debt and to make distributions and other "restricted" payments, although these covenants are suspended during the time that such notes have investment grade ratings.

     - The R&B Falcon indentures restrict R&B Falcon's ability to merge or consolidate with, or sell substantially all of its assets to, a non-U.S. entity.

     - The provisions of the R&B Falcon indentures limiting the ability of R&B Falcon and its subsidiaries to incur liens are more restrictive than the corresponding provisions of the Transocean Sedco Forex indenture.

     These provisions will be eliminated from the R&B Falcon indentures, however, if the proposed amendments are adopted.

     See "Description of Differences Between the R&B Falcon Notes and the Transocean Sedco Forex Notes" and "Description of the Transocean Sedco Forex Notes."

     The Transocean Sedco Forex notes offered will be structurally subordinated to all obligations of Transocean Sedco Forex's subsidiaries, including any R&B Falcon debt securities not properly tendered and accepted for payment in the exchange offers, with respect to the assets of such subsidiaries. As of December 31, 2001, the aggregate amount of outstanding long-term debt of Transocean Sedco Forex's subsidiaries to which holders of the Transocean Sedco Forex notes would have been structurally subordinated was approximately $1,783.9 million, of which $1,537.9 million represented the carrying value of the six series of R&B Falcon notes for which Transocean Sedco Forex is making the exchange offers. See "Risk Factors -- Risks Relating to the Exchange Offers and Consent Solicitations -- Our holding company structure results in substantial structural subordination and may affect our ability to make payments on the Transocean Sedco Forex notes" and "Description of the Transocean Sedco Forex Notes -- Ranking; Additional Debt."

Q: WHAT ARE THE U.S. FEDERAL INCOME TAX CONSEQUENCES TO HOLDERS THAT TENDER R&B FALCON NOTES IN THE EXCHANGE OFFERS?

A: The receipt of Transocean Sedco Forex notes and consent payments in connection with the exchange offers and consent solicitations will be a taxable transaction for U.S. federal income tax purposes, and holders of R&B Falcon notes properly tendered (and not validly withdrawn) in the exchange offers will, accordingly, recognize gain or loss, as described in the section of the prospectus and consent solicitation statement entitled "Material U.S. Federal Income Tax Consequences."

Q: WHAT CONSENTS ARE REQUIRED TO EFFECT THE PROPOSED AMENDMENTS TO THE R&B FALCON INDENTURES AND CONSUMMATE THE EXCHANGE OFFERS?

A: Consents from holders of record of a majority of the total outstanding principal amount of a particular series of R&B Falcon notes as of the close
     of business on           , 2002 must be received in order to amend the R&B
     Falcon indenture with respect to that series.

     Transocean Sedco Forex's obligation to complete each exchange offer and cause R&B Falcon to make the consent payments relating to that exchange offer is conditioned upon, among other things, receipt of valid consents sufficient to effect the amendments with respect to all six series of R&B Falcon notes, although Transocean Sedco Forex will be free to waive this or any other condition with respect to any or all of the exchange offers. For information about other conditions to Transocean Sedco Forex's obligation to complete the exchange offers and cause R&B Falcon to make the consent payments, see "Conditions to the Exchange Offers and Consent Solicitations."

Q:   WILL TRANSOCEAN SEDCO FOREX ACCEPT ALL TENDERS OF R&B FALCON NOTES?

A: Subject to the satisfaction or waiver of the conditions to each exchange offer, Transocean Sedco Forex will accept for exchange any and all R&B Falcon notes of a series properly tendered (and not validly withdrawn) in the applicable exchange offer on or before the expiration date of that exchange offer.

Q: WHEN WILL TRANSOCEAN SEDCO FOREX ISSUE NEW NOTES AND CAUSE CONSENT PAYMENTS TO BE MADE IN EXCHANGE FOR R&B FALCON NOTES?

A: Assuming the conditions to the exchange offers are satisfied or waived, Transocean Sedco Forex will issue new notes in book-entry form and cause R&B Falcon to make consent payments in exchange for R&B Falcon notes on the third business day following the expiration date of the applicable exchange offer or as soon as practicable after that date.

Q: WHEN DO I NEED TO TENDER MY R&B FALCON NOTES TO RECEIVE THE APPLICABLE CONSENT PAYMENT?

A:   The consent payment deadline for each exchange offer is 5:00 p.m., New York
     City time on                     , 2002, unless extended. The consent
     payment deadline is the latest date and time on which you may tender your R&B Falcon notes and receive the applicable consent payment if these notes are exchanged.

Q:   WHEN DO THE EXCHANGE OFFERS EXPIRE?

A:   The exchange offers will expire at 5:00 p.m., New York City time, on
                         , 2002, unless Transocean Sedco Forex, in its sole discretion, extends the exchange offers (or any of them) in which case the expiration date with respect to an exchange offer will be the latest date and time to which such exchange offer is extended. See "The Exchange Offers -- Consent Payment Deadline; Expiration Date; Extensions; Amendments."

Q:   WHAT ARE MY RIGHTS IF I CHANGE MY MIND AFTER I TENDER MY R&B FALCON NOTES?

A: You may withdraw your tender at any time before the applicable exchange offer expires. A valid withdrawal of tendered R&B Falcon notes prior to the applicable consent payment deadline will constitute the revocation of the related consent to the proposed amendments to the applicable R&B Falcon indenture. You may only revoke a consent by validly withdrawing the related R&B Falcon notes prior to the consent payment deadline. See "The Exchange Offers -- Withdrawal of Tenders and Revocation of Corresponding Consents."

Q: HOW DO I EXCHANGE MY R&B FALCON NOTES IF I AM A BENEFICIAL OWNER OF R&B FALCON NOTES HELD OF RECORD BY A CUSTODIAN BANK, DEPOSITARY, BROKER, TRUST COMPANY OR OTHER NOMINEE? WILL THE RECORD HOLDER EXCHANGE MY R&B FALCON NOTES FOR ME?

A: If your R&B Falcon notes are held by a custodian bank, depositary, broker, trust company or other nominee and you wish to tender the securities in the exchange offers, you should contact that institution promptly and instruct the institution to tender on your behalf. The record holder will tender your securities on your behalf, but only if you instruct the record holder to do so. See "The Exchange Offers -- Procedures for Tendering -- Tender of R&B Falcon Notes Held through a Nominee."

Q: DO I HAVE THE RIGHT TO DISSENT FROM THE EXCHANGE OFFERS OR SEEK APPRAISAL OF THE R&B FALCON NOTES I HOLD?

A: Holders of R&B Falcon notes do not have any appraisal or dissenters' rights under New York law, the law governing the R&B Falcon indentures, or under the terms of the R&B Falcon indentures in connection with the exchange offers and consent solicitations.

Q:   TO WHOM SHOULD I DIRECT ANY QUESTIONS?

A: Questions concerning the terms of the exchange offers or the consent solicitations should be directed to the dealer managers. Questions concerning tender procedures and requests for additional copies of this prospectus and consent solicitation statement should be directed to the information agent. The addresses and telephone numbers of the dealer managers and the information agent are set forth on the back cover page of this prospectus and consent solicitation statement.

                             TRANSOCEAN SEDCO FOREX
                       RATIO OF EARNINGS TO FIXED CHARGES

     Transocean Sedco Forex's ratio of earnings to fixed charges for each of the periods shown is as follows:

                                           NINE MONTHS
                                              ENDED                 YEARS ENDED DECEMBER 31,
                                          SEPTEMBER 30,   --------------------------------------------
                                              2001        2000   1999(A)   1998(A)   1997(A)   1996(A)
                                          -------------   ----   -------   -------   -------   -------
Historical ratio of earnings to fixed
  charges...............................       2.1        1.5      1.4       9.7      10.3      12.6
Historical ratio of earnings to fixed
  charges as adjusted for pro forma
  effect of the merger(b)...............       2.0         --

---------------

(a) The ratios for each of the years in the four year period ended December 31, 1999 include only the earnings and fixed charges of Sedco Forex and not those of Transocean Offshore Inc.

(b) Historical ratio of earnings to fixed charges as adjusted for the pro forma effect of the merger were insufficient to cover fixed charges by $131.1 million for the year ended December 31, 2000.

     We have computed the ratios of earnings to fixed charges shown above by dividing earnings available for fixed charges by fixed charges. For this purpose, "earnings available for fixed charges" consist of pretax income (loss) from continuing operations before extraordinary items plus fixed charges, distributed earnings of unconsolidated joint ventures and amortization of capitalized interest, less capitalized interest and undistributed equity in earnings of unconsolidated joint ventures. "Fixed charges" consist of interest expense, capitalized interest and an estimate of the interest within rental expense.

     On January 31, 2001, we completed our merger transaction with R&B Falcon. The merger was accounted for as a purchase, with our company as the acquiror for accounting purposes. The historical ratios of earnings to fixed charges for the year ended December 31, 2000 include only the earnings and fixed charges of Transocean Sedco Forex.

     Historical ratio of earnings to fixed charges as adjusted for the pro forma effect of the merger for the year ended December 31, 2000 and the nine months ended September 30, 2001 assume that we completed the merger transaction with R&B Falcon on January 1, 2000. This pro forma information does not necessarily reflect what the ratio of earnings to fixed charges would have been if the merger had been completed on that date nor does it necessarily reflect any future ratio of earnings to fixed charges.

     The pro forma effect of this exchange offer is not included or required since it has an insignificant (less than 10 percent) effect on the historical ratios.

                 R&B FALCON RATIO OF EARNINGS TO FIXED CHARGES

     For purposes of computing the ratio of earnings to fixed charges, "earnings available for fixed charges" consist of pretax income (loss) from continuing operations before extraordinary items and minority interest plus fixed charges, distributed earnings of unconsolidated joint ventures and amortization of capitalized interest, less capitalized interest and undistributed equity in earnings of unconsolidated joint ventures and minority interest in pre-tax income of subsidiaries that have not incurred fixed charges. "Fixed charges" consist of interest expense, capitalized interest and an estimate of the interest within rental expense.

     The following table sets forth our consolidated ratio of earnings to fixed charges for the periods shown:

                               POST-
                            ACQUISITION                     PRE-ACQUISITION
                           -------------   -------------------------------------------------
                           EIGHT MONTHS     ONE MONTH
                               ENDED          ENDED            YEARS ENDED DECEMBER 31,
                           SEPTEMBER 30,   JANUARY 31,    ----------------------------------
                               2001            2001       2000    1999    1998   1997   1996
                           -------------   -----------    ----    ----    ----   ----   ----
Ratio of earnings to
  fixed charges(a).......       --             --         --      --      1.9    2.6    3.4

                                 POST-ACQUISITION
                           ----------------------------
                            NINE MONTHS
                               ENDED        YEAR ENDED
                           SEPTEMBER 30,   DECEMBER 31,
                               2001            2000
                           -------------   ------------
Historical ratio of
  earnings to fixed
  charges as adjusted for
  pro forma(b)...........       --             --

---------------

(a) For the eight months ended September 30, 2001, the one month ended January 31, 2001 and for the years ended December 31, 2000 and 1999, earnings were insufficient to cover fixed charges by $31.1 million, $127.3 million, $44.3 million and $185.0 million, respectively.
(b) Historical ratio of earnings to fixed charges as adjusted for pro forma effect of the merger were insufficient to cover fixed charges by $80.7 million and $189.3 million for the nine months ended September 30, 2001 and for the year ended December 31, 2000, respectively.

     On January 31, 2001, we completed our merger transaction with Transocean Sedco Forex. The merger was accounted for as a purchase, with Transocean Sedco Forex as the acquiror for accounting purposes. The historical ratios of earnings to fixed charges for the five years ended December 31, 2000 and the one month ended January 31, 2001 include the earnings and fixed charges for R&B Falcon prior to the merger.

     The historical ratio of earnings to fixed charges as adjusted for pro forma effect of the merger for the year ended December 31, 2000 and the nine months ended September 30, 2001 assume that we completed the merger transaction with Transocean Sedco Forex and the rig sales on January 1, 2000. This pro forma information does not necessarily reflect what the ratio of earnings to fixed charges would have been if the merger had been completed on that date nor does it necessarily reflect any future ratio of earnings to fixed charges.

     The pro forma effect of this exchange offer is not included or required since it has an insignificant (less than 10 percent) effect on the historical ratios.

                                  RISK FACTORS

     In addition to the other information contained in this prospectus and consent solicitation statement and the documents incorporated by reference, you should carefully consider the following risk factors.

RISK FACTORS RELATING TO THE EXCHANGE OFFERS AND CONSENT SOLICITATIONS

  THE PROPOSED AMENDMENTS TO THE R&B FALCON INDENTURES WILL AFFORD REDUCED PROTECTION TO REMAINING HOLDERS OF R&B FALCON NOTES.

     If the proposed amendments to the R&B Falcon indentures are adopted, the covenants and some other terms of the R&B Falcon notes will be less restrictive and will afford reduced protection to holders of such securities compared to the covenants and other provisions currently contained in the R&B Falcon indentures. The proposed amendments to the R&B Falcon indentures would, among other things:

     - eliminate the covenants that restrict the ability of R&B Falcon and some of its subsidiaries to incur, issue, assume or guarantee indebtedness, if that indebtedness is secured by principal properties or securities of such subsidiaries, or enter into sale and leaseback transactions,

     - eliminate the covenants in the R&B Falcon 9.125% - 9.50% notes indenture that limit the ability of R&B Falcon to incur indebtedness and to make dividends and distributions (which covenants are currently suspended because R&B Falcon has an investment grade debt rating),

     - eliminate some requirements that must be met for R&B Falcon to consolidate, merge or sell all or substantially all of its assets,

     - eliminate some events from the definition of an "event of default" under the R&B Falcon notes indentures,

     - eliminate the covenant requiring R&B Falcon to prepare and file separate financial reports, and

     - eliminate the covenants requiring R&B Falcon to maintain its properties in good condition and repair, and to pay or discharge all material taxes, assessments and governmental charges and all claims which otherwise might become a material lien on the property of R&B Falcon or certain of its subsidiaries.

     If the proposed amendments are adopted with respect to the R&B Falcon notes, each non-exchanging holder of R&B Falcon notes will be bound by the proposed amendments even if that holder did not consent to the proposed amendments. The elimination or modification of the covenants and other provisions in the R&B Falcon indentures contemplated by the proposed amendments would, among other things, permit Transocean Sedco Forex, R&B Falcon and their respective subsidiaries to take actions that could increase the credit risk with respect to R&B Falcon, and might adversely affect the liquidity, market price and price volatility of the R&B Falcon notes or otherwise be adverse to the interests of the holders of the R&B Falcon notes. See "The Proposed Amendments."

  THE LIQUIDITY OF THE R&B FALCON NOTES THAT ARE NOT EXCHANGED WILL BE REDUCED.

     The current trading market for the R&B Falcon notes is limited. The trading market for unexchanged R&B Falcon notes will become more limited and could cease to exist due to the reduction in the amount of the R&B Falcon notes outstanding upon consummation of the exchange offers. A more limited trading market might adversely affect the liquidity, market price and price volatility of these securities. If a market for unexchanged R&B Falcon notes exists or develops, these securities may trade at a discount to the price at which the securities would trade if the amount outstanding were not reduced, depending on prevailing interest rates, the market for similar securities and other factors. However, there can be no assurance that an active market in the unexchanged R&B Falcon notes will exist, develop or be maintained or as to the prices at which the unexchanged R&B Falcon notes may be traded.

  OUR HOLDING COMPANY STRUCTURE RESULTS IN STRUCTURAL SUBORDINATION AND MAY AFFECT OUR ABILITY TO MAKE PAYMENTS ON THE TRANSOCEAN SEDCO FOREX NOTES.

     The Transocean Sedco Forex notes are obligations exclusively of Transocean Sedco Forex. We are a holding company and, accordingly, substantially all of our operations are conducted through our subsidiaries. As a result, our cash flow and our ability to service our debt, including the notes to be issued in the exchange offers, is dependent upon the earnings of our subsidiaries and on the distribution of earnings, loans or other payments by our subsidiaries to us. The Transocean Sedco Forex notes offered will be structurally subordinated to all obligations of Transocean Sedco Forex's subsidiaries, including any R&B Falcon notes not properly tendered and accepted for payment in the exchange offers, with respect to the assets of such subsidiaries. As of December 31, 2001, the aggregate amount of outstanding long-term debt of Transocean Sedco Forex's subsidiaries to which holders of the Transocean Sedco Forex notes would have been structurally subordinated was approximately $1,783.9 million, of which $1,537.9 million represented the carrying value of the six series of R&B Falcon notes for which Transocean Sedco Forex is making the exchange offers. See "Description of the Transocean Sedco Forex Notes -- Ranking; Additional Debt."

  A PUBLIC MARKET DOES NOT CURRENTLY EXIST FOR THE TRANSOCEAN SEDCO FOREX NOTES OFFERED IN THE EXCHANGE OFFERS, AND A MARKET MAY NOT DEVELOP OR BE SUSTAINED.

     Transocean Sedco Forex does not plan to list the Transocean Sedco Forex notes offered under this prospectus and consent solicitation statement on any national securities exchange or on The Nasdaq Stock Market. Although the R&B Falcon notes are not so listed, there currently exists a limited trading market for the R&B Falcon notes. The Transocean Sedco Forex notes will represent new securities for which no such market currently exists. Although a market exists for currently outstanding debt securities of Transocean Sedco Forex, there can be no assurance that an active trading market for the Transocean Sedco Forex notes offered under this prospectus and consent solicitation statement will develop or, if such a market develops, that it will be liquid or sustainable.

  A RATINGS DECLINE COULD ADVERSELY AFFECT THE VALUE OF THE NOTES.

     Any of the agencies that rate our debt have the ability to lower the ratings currently assigned to our debt, as a result of their views about our current or future business, financial condition or results of operations. Any ratings decline could adversely affect the value of the Transocean Sedco Forex notes offered under this prospectus and consent solicitation statement.

RISK FACTORS RELATING TO THE BUSINESS OF TRANSOCEAN SEDCO FOREX

If any of the following risks occur, our business, financial condition or results of operations could be materially adversely affected.

  OUR BUSINESS DEPENDS ON THE LEVEL OF ACTIVITY IN THE OIL AND GAS INDUSTRY, WHICH IS SIGNIFICANTLY AFFECTED BY OIL AND GAS PRICES, WHICH ARE OFTEN VOLATILE.

     Our business depends on the level of activity in oil and gas exploration, development and production in markets worldwide, with the U.S. and international offshore and U.S. inland marine areas being our primary markets. Oil and gas prices and market expectations of potential changes in these prices significantly affect this level of activity. Worldwide military, political and economic events have contributed to oil and gas price volatility and are likely to do so in the future. Oil and gas prices are extremely volatile and are affected by numerous factors, including the following:

     - worldwide demand for oil and gas,

     - the ability of the Organization of Petroleum Exporting Countries, commonly called "OPEC," to set and maintain production levels and pricing,

     - the level of production in non-OPEC countries,

     - the policies of various governments regarding exploration and development of their oil and gas reserves,

     - advances in exploration and development technology, and

     - the worldwide military and political environment, including uncertainty or instability resulting from an escalation or additional outbreak of armed hostilities or other crisis in the Middle East or other geographic areas in which we operate or further acts of terrorism in the United States, or elsewhere.

  OUR INDUSTRY IS HIGHLY COMPETITIVE AND CYCLICAL, WITH INTENSE PRICE COMPETITION AND PERIODS OF LOW DEMAND AND EXCESS RIG AVAILABILITY.

     The offshore and inland marine contract drilling industry is highly competitive with numerous industry participants, none of which has a dominant market share. Drilling contracts are traditionally awarded on a competitive bid basis. Intense price competition is often the primary factor in determining which qualified contractor is awarded a job, although rig availability and the quality and technical capability of service and equipment may also be considered. Recent mergers among oil and natural gas exploration and production companies have reduced the number of available customers.

     Our industry has historically been cyclical and may be impacted by oil and gas price levels and volatility. There have been periods of high demand, short rig supply and high dayrates, followed by periods of low demand, excess rig supply and low dayrates. Changes in commodity prices can have a dramatic effect on rig demand, and periods of excess rig supply intensify the competition in the industry and often result in rigs being idle for long periods of time. We may be required to idle rigs or to enter into lower rate contracts in response to market conditions in the future.

  THE LEVEL OF ACTIVITY IN THE OIL AND GAS INDUSTRY IS CURRENTLY RELATIVELY LOW IN MOST OF OUR MARKETS, WHICH ADVERSELY AFFECTS OUR DAYRATES AND RIG UTILIZATION.

     Decreases in U.S. natural gas prices since the beginning of the second quarter 2001 led to a decline in our Gulf of Mexico shallow and inland water segment utilization and dayrates and these conditions could continue or worsen. In addition, reduced exploration and development spending by our customers in response to lower oil and gas prices and consolidation activity among major oil producers has resulted in lower utilization and dayrates for our drilling rigs. Current market conditions have resulted in surplus rig capacity, particularly in the lower specification semisubmersible and some jackup markets. We currently believe that demand in early 2002 will generally decline for midwater rigs in the Gulf of Mexico and North Sea markets and for jackup rigs in the Gulf of Mexico market. If oil or gas prices remain at current levels or decline, demand for our drilling services could be further reduced, which would adversely affect both utilization and dayrates.

  OUR DRILLING CONTRACTS MAY BE TERMINATED OR SUSPENDED DUE TO A NUMBER OF
  EVENTS.

     Our customers may terminate or suspend some of our term drilling contracts under various circumstances such as the loss or destruction of the drilling unit or as a result of equipment problems. Some drilling contracts permit the customer to terminate the contract at the customer's option without paying a termination fee. Suspension of drilling contracts results in loss of the dayrate for the period of the suspension. If our customers cancel some of our significant contracts and we are unable to secure new contracts on substantially similar terms, it could adversely affect our results of operations. In reaction to depressed market conditions, our customers may also seek renegotiation of firm drilling contracts to reduce their obligations.

  WE MAY FACE DIFFICULTIES IN INTEGRATING OUR COMBINED OPERATIONS.

     We have been involved in two merger transactions in the last three years. We may not be able to integrate the operations of the merged or acquired companies without a loss of employees, customers or suppliers, a loss of revenues, an increase in operating or other costs or other difficulties. In addition, we may not be able to realize the operating efficiencies, synergies, cost savings or other benefits expected from these transactions.

     We plan to continue our restructuring of the ownership of a portion of the assets held by R&B Falcon and its subsidiaries at the time of our merger. This restructuring is intended to achieve operational efficiencies, including improved worldwide cash management and increased flexibility for operating rigs in various jurisdictions, and allow for potential tax and other savings. Any transfers of assets by R&B Falcon or one of its subsidiaries to Transocean Sedco Forex or one of its other subsidiaries in this restructuring could, in some cases, result in the imposition of additional taxes.

  OUR BUSINESS INVOLVES NUMEROUS OPERATING HAZARDS AND IT WILL NOT BE FULLY INSURED AGAINST ALL OF THEM.

     Our operations are subject to the usual hazards inherent in the drilling of oil and gas wells, such as blowouts, reservoir damage, loss of production, loss of well control, punchthroughs, craterings and fires. The occurrence of these events could result in the suspension of drilling operations, damage to or destruction of the equipment involved and injury or death to rig personnel. We may also be subject to personal injury and other claims of rig personnel as a result of our drilling operations. Operations also may be suspended because of machinery breakdowns, abnormal drilling conditions, failure of subcontractors to perform or supply goods or services or personnel shortages. In addition, offshore drilling operators are subject to perils peculiar to marine operations, including capsizing, grounding, collision and loss or damage from severe weather. Damage to the environment could also result from our operations, particularly through oil spillage or extensive uncontrolled fires. We may also be subject to property, environmental and other damage claims by oil and gas companies. Our insurance policies and contractual rights to indemnity may not adequately cover losses, and we may not have insurance coverage or rights to indemnity for all risks.

     If a significant accident or other event, including terrorist acts, war, civil disturbances, pollution or environmental damage, occurs and is not fully covered by insurance or a recoverable indemnity from a client, it could adversely affect our consolidated financial position or results of operations. Moreover, no assurance can be made that we will be able to maintain adequate insurance in the future at rates we consider reasonable or be able to obtain insurance against certain risks, particularly in light of the instability and developments in the insurance markets following the recent terrorist attacks. See "-- Recent terrorist attacks and United States military action could result in a material adverse effect on our business" for further details.

  OUR NON-U.S. OPERATIONS WILL INVOLVE ADDITIONAL RISKS NOT ASSOCIATED WITH OUR U.S. OPERATIONS.

     We operate in various regions throughout the world that may expose us to political and other uncertainties, including risks of:

     - terrorist acts, war and civil disturbances,

     - expropriation or nationalization of equipment,

     - the inability to repatriate income or capital, and

     - changing taxation policies.

     Many governments favor or effectively require the awarding of drilling contracts to local contractors or require foreign contractors to employ citizens of, or purchase supplies from, a particular jurisdiction. These practices may adversely affect our ability to compete.

     Our non-U.S. contract drilling operations are subject to various laws and regulations in countries in which we operate, including laws and regulations relating to the equipment and operation of drilling units, currency conversions and repatriation, oil and gas exploration and development and taxation of offshore earnings and earnings of expatriate personnel. Governments in some foreign countries have become increasingly active in regulating and controlling the ownership of concessions and companies holding concessions, the exploration of oil and gas and other aspects of the oil and gas industries in their countries. In addition, government action, including initiatives by OPEC, may continue to cause oil or gas price volatility. In some areas of the world, this governmental activity has adversely affected the amount of exploration and development work done by major oil companies and may continue to do so.

     Another risk inherent in our operations is the possibility of currency exchange losses where revenues are received and expenses are paid in foreign currencies. We may also incur losses as a result of an inability to collect revenues because of a shortage of convertible currency available to, or transfer or exchange by, the country of operation.

  FAILURE TO RETAIN KEY PERSONNEL COULD HURT OUR OPERATIONS.

     We require highly skilled personnel to operate and provide technical services and support for our drilling units. To the extent that demand for drilling services and the size of the worldwide industry fleet increase, shortages of qualified personnel could arise, creating upward pressure on wages.

     On a worldwide basis, we had approximately 11.3 percent of our employees working under collective bargaining agreements as of December 31, 2001, most of whom were working in Norway, Nigeria, Brazil and Venezuela. Of these represented employees, a majority are working under agreements that are subject to salary negotiation in 2002. In addition, the Company has signed a recognition agreement requiring negotiation with a labor union representing employees in the U.K. These negotiations are expected to begin in the second quarter of 2002 and could result in collective bargaining agreements covering these employees, which could result in higher personnel expenses, other increased costs or increased operating restrictions.

  GOVERNMENTAL LAWS AND REGULATIONS MAY ADD TO OUR COSTS OR LIMIT DRILLING ACTIVITY.

     Our operations are affected from time to time in varying degrees by governmental laws and regulations. The drilling industry is dependent on demand for services from the oil and gas exploration industry and, accordingly, is also affected by changing tax and other laws relating to the energy business generally. We may be required to make significant capital expenditures to comply with laws and regulations. It is also possible that these laws and regulations may in the future add significantly to operating costs or may limit drilling activity.

  COMPLIANCE WITH OR BREACH OF ENVIRONMENTAL LAWS CAN BE COSTLY AND COULD LIMIT OUR OPERATIONS.

     Our operations are subject to regulations controlling the discharge of materials into the environment, requiring removal and cleanup of materials that may harm the environment or otherwise relating to the protection of the environment. For example, as an operator of mobile offshore drilling units in navigable United States waters and some offshore areas, we may be liable for damages and costs incurred in connection with oil spills related to those operations. Laws and regulations protecting the environment have become more stringent in recent years, and may in some cases impose strict liability, rendering a person liable for environmental damage without regard to negligence. These laws and regulations may expose us to liability for the conduct of or conditions caused by others or for acts that were in compliance with all applicable laws at the time they were performed. The application of these requirements or the adoption of new requirements could have a material adverse effect on our financial position and results of our operations.

  OUR ADOPTION OF SFAS NO. 142 COULD ADVERSELY AFFECT EARNINGS.

     In July 2001, the FASB issued SFAS No. 142, Goodwill and Other Intangible Assets, which became effective for fiscal years beginning after December 15, 2001. SFAS No. 142 prohibits amortization of goodwill and requires that goodwill be tested at least annually for impairment. The statement also includes specific guidance for testing goodwill impairment. We adopted SFAS No. 142 as of January 1, 2002. Our management is currently evaluating SFAS No. 142 and the impact of implementing the required goodwill impairment test on our consolidated financial position and results of operations. While we have not completed our evaluation, we believe that there could be a charge to earnings in 2002 for impairment of goodwill and that such charge could be significant.

  RECENT TERRORIST ATTACKS AND UNITED STATES MILITARY ACTION COULD RESULT IN A MATERIAL ADVERSE EFFECT ON OUR BUSINESS.

     On September 11, 2001, the United States was the target of terrorist attacks of unprecedented scope. On October 7, 2001, the United States commenced military action in Afghanistan in response to these attacks. Military action by the United States may continue indefinitely and may escalate and armed hostilities may begin or escalate in other countries. Further acts of terrorism in the United States or elsewhere may occur, and such acts of terrorism could be directed against companies such as ours. These developments have caused instability in the world's financial and insurance markets and will likely significantly increase political and economic instability in the geographic areas in which we currently operate. In addition, these developments could lead to increased volatility in prices for crude oil and natural gas and could affect the markets for drilling services.

     Following the terrorist attacks on September 11, 2001, insurance underwriters increased insurance premiums charged for many of the coverages historically maintained and issued general notices of cancellations to their customers for war risk, terrorism and political risk insurance in respect of a wide variety of insurance coverages, including but not limited to, liability and aviation coverages. Our insurance underwriters renegotiated substantially higher premium rates for war risk coverage, which can be cancelled by the underwriters on short notice. Insurance premiums could be increased further or coverages may be unavailable in the future.

     United States government regulations effectively preclude us from actively engaging in business activities in certain countries. These regulations could be amended to cover countries where we currently operate or where we may wish to operate in the future. These developments could subject the worldwide operations of our company to increased risks and, depending on their magnitude, could have a material adverse effect on our business.

           CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

     This prospectus and consent solicitation statement and the documents incorporated by reference in this prospectus and consent solicitation statement contain both historical and forward-looking statements. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. Forward-looking statements include information concerning our possible or assumed future financial performance and results of operations, including statements about the following subjects:

     - business strategy,

     - expected capital expenditures,

     - adequacy of source of funds for liquidity needs,

     - results and effects of legal proceedings,

     - liabilities for tax issues,

     - adequacy of insurance coverage,

     - the timing and cost of completion of capital projects,

     - expiration of rig contracts,

     - potential revenues,

     - potential timing and proceeds of asset sales,

     - increased expenses,

     - customer drilling programs,

     - utilization rates,

     - dayrates,

     - rig demand trends,

     - other expectations with regard to outlook,

     - number and timing of idle rig days,

     - refinancing of indebtedness,

     - loss contingencies and charges, and

     - the potential savings and effects of our merger transaction with R&B Falcon Corporation and restructuring the ownership of assets held by R&B Falcon and its subsidiaries.

     Forward-looking statements in this prospectus are identifiable by use of the following words and other similar expressions, among others:

     - "anticipate,"

     - "believe,"

     - "budget,"

     - "could,"

     - "estimate,"

     - "expect,"

     - "forecast,"

     - "intent,"

     - "may,"

     - "might,"

     - "plan,"

     - "predict,"

     - "project," and

     - "should."

     The following factors could affect our future results of operations and could cause those results to differ materially from those expressed in the forward-looking statements included in this prospectus and consent solicitation statement or incorporated by reference:

     - worldwide demand for oil and gas,

     - uncertainties relating to the level of activity in offshore oil and gas exploration and development,

     - exploration success by producers,

     - oil and gas prices (including U.S. natural gas prices),

     - demand for offshore and inland water rigs,

     - competition and market conditions in the contract drilling industry,

     - our ability to successfully integrate the operations of acquired businesses,

     - costs and other difficulties related to our merger transaction with R&B Falcon and the restructuring of the ownership of assets held by R&B Falcon and its subsidiaries,

     - delays or termination of drilling contracts due to a number of events,

     - cost overruns on shipyard projects and possible cancellation of drilling contracts as a result of delays or performance,

     - work stoppages,

     - our ability to enter into and the terms of future contracts,

     - the availability of qualified personnel,

     - labor relations and the outcome of negotiations with unions representing workers,

     - operating hazards,

     - political and other uncertainties inherent in non-U.S. operations (including exchange and currency fluctuations),

     - war, terrorism and cancellation or unavailability of insurance coverage,

     - the impact of governmental laws and regulations,

     - compliance with or breach of environmental laws,

     - the adequacy of sources of liquidity,

     - the effect of litigation and contingencies, and

     - other factors discussed in this prospectus and consent solicitation statement and in our other filings with the SEC.

     Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated. You should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement, and we undertake no obligation to publicly update or revise any forward-looking statements. Nothing in this document is intended to provide guidance for financial results for periods not yet reported by either Transocean Sedco Forex or R&B Falcon. Any guidance given prior to the date of this prospectus and consent solicitation statement in any other document filed with the SEC prior to this date and incorporated into this prospectus and consent solicitation statement spoke only as of the date such statement was made and neither company undertook any obligation to update such statements. Any such guidance may have been superseded and in any event should no longer be relied upon by investors receiving this prospectus and consent solicitation statement.

          ENFORCEABILITY OF CIVIL LIABILITIES AGAINST FOREIGN PERSONS

     Transocean Sedco Forex is a Cayman Islands exempted company, and certain of our officers and directors may be residents of various jurisdictions outside the United States. All or a substantial portion of our assets and the assets of these persons may be located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon these persons or to enforce any United States court judgment obtained against these persons that are predicated upon the civil liability provisions of the Securities Act. We have agreed to be served with process with respect to actions based on the exchange offers and consent solicitations. To bring a claim against us, you may serve our Corporate Secretary, c/o Transocean Sedco Forex Inc., 4 Greenway Plaza, Houston, Texas 77046, our United States agent appointed for that purpose.

     Walkers, our Cayman Islands legal counsel, has advised us that there is doubt as to whether Cayman Islands courts would enforce (1) judgments of United States courts obtained in actions against us or other persons that are predicated on the civil liability provisions of the Securities Act or (2) original actions brought against us or other persons predicated on the Securities Act. There is no treaty between the United States and the Cayman Islands providing for enforcement of judgments, and there are grounds upon which Cayman Islands courts may not enforce judgments of United States courts. In general, Cayman Islands courts would not enforce any remedies if they are deemed to be penalties, fines, taxes or similar remedies.

                              THE EXCHANGE OFFERS

PURPOSE OF THE EXCHANGE OFFERS

     Since the acquisition of R&B Falcon, Transocean Sedco Forex has been operationally and financially integrating R&B Falcon into the Transocean Sedco Forex organization. See "Certain Related Transactions" for a description of some of these integration and restructuring transactions. The proposed amendments to the R&B Falcon indentures are intended to provide greater operational and financial flexibility, including greater flexibility in continuing our integration and restructuring efforts, and to allow us to structure our operations and the operations of our subsidiaries in a more efficient manner and allow for potential savings. See "The Proposed Amendments."

TERMS OF THE EXCHANGE OFFERS AND CONSENT SOLICITATIONS

     Transocean Sedco Forex is offering to exchange its notes for each of the six series of issued and outstanding R&B Falcon notes in six separate exchange offers. Specifically, Transocean Sedco Forex is offering:

     - $1,000 principal amount of Transocean Sedco Forex's 6.50% Notes due April 15, 2003 (the "Transocean 6.50% notes") for each $1,000 principal amount of outstanding R&B Falcon 6.50% Notes due April 15, 2003 (the "R&B Falcon 6.50% notes").

     - $1,000 principal amount of Transocean Sedco Forex's 6.75% Notes due April 15, 2005 (the "Transocean 6.75% notes"), for each $1,000 principal amount of outstanding R&B Falcon 6.75% Notes due April 15, 2005 (the "R&B Falcon 6.75% notes").

     - $1,000 principal amount of Transocean Sedco Forex's 6.95% Notes due April 15, 2008 (the "Transocean Sedco Forex 6.95% notes"), for each $1,000 principal amount of outstanding R&B Falcon 6.95% Notes due April 15, 2008 (the "R&B Falcon 6.95% notes").

     - $1,000 principal amount of Transocean Sedco Forex's 7.375% Notes due April 15, 2018 (the "Transocean 7.375% notes"), for each $1,000 principal amount of outstanding R&B Falcon 7.375% Notes due April 15, 2018 (the "R&B Falcon 7.375% notes").

     - $1,000 principal amount of Transocean Sedco Forex's 9.125% Notes due December 15, 2003 (the "Transocean 9.125% notes"), for each $1,000 principal amount of outstanding R&B Falcon 9.125% Notes due December 15, 2003 (the "R&B Falcon 9.125% notes").

     - $1,000 principal amount of Transocean Sedco Forex's 9.50% Notes due December 15, 2008 (the "Transocean 9.50% notes"), for each $1,000 principal amount of outstanding R&B Falcon 9.50% Notes due December 15, 2008 (the "R&B Falcon 9.50% notes").

     The principal amounts, interest rates, redemption terms and payment and maturity dates of a particular series of Transocean Sedco Forex notes offered in the exchange offers are the same as those of the corresponding series of R&B Falcon notes. The Transocean Sedco Forex notes you receive in exchange for R&B Falcon notes will accrue interest from the last date to which interest has been paid on those R&B Falcon notes. You will not receive a payment for accrued interest on R&B Falcon notes you exchange at the time of that exchange.

     The Transocean 6.50% notes, Transocean 6.75% notes, Transocean 6.95% notes, Transocean 7.375% notes, Transocean 9.125% notes and Transocean 9.50% notes are together referred to as the "Transocean Sedco Forex notes." The R&B Falcon 6.50% notes, R&B Falcon 6.75% notes, R&B Falcon 6.95% notes, R&B Falcon 7.375% notes, R&B Falcon 9.125% notes and R&B Falcon 9.50% notes are together referred to as the "R&B Falcon notes." The indenture for the R&B Falcon 6.50% notes, R&B Falcon 6.75% notes, R&B Falcon 6.95% notes and R&B Falcon 7.375% notes is referred to as the "R&B Falcon 6.50%-7.375% notes indenture." The indenture for the R&B Falcon 9.125% notes and R&B Falcon 9.50% notes is referred to as the "R&B Falcon 9.125%-9.50% notes indenture." The R&B Falcon 6.50%-7.375% notes indenture and the R&B Falcon 9.125%-9.50% notes indenture are together referred to as the "R&B Falcon indentures."

     Transocean Sedco Forex is also soliciting consents from the holders of each series of R&B Falcon notes to effect a number of amendments to the R&B Falcon indentures under which those notes were issued. For a description of the proposed amendments, see "The Proposed Amendments." Transocean Sedco Forex's obligation to complete each exchange offer and cause R&B Falcon to make the consent payments relating to that exchange offer is conditioned on, among other things, receipt of valid and unrevoked consents to the amendments from the
holders of record as of the close of business on           , 2002 (such time and
date being herein referred to as the "Record Date") of a majority in principal amount of each of the six series of R&B Falcon notes (the "Consent Condition"), although Transocean Sedco Forex will be free to waive this or any other condition with respect to any or all of the exchange offers. A holder validly tendering notes for exchange will, by tendering those notes, be consenting to the proposed amendments to the indenture under which those notes were issued.

     In addition to the Transocean Sedco Forex notes that Transocean Sedco Forex will issue in exchange for R&B Falcon notes, R&B Falcon will pay an amount in cash equal to the applicable consent payment listed on the cover page of this prospectus and consent solicitation statement to each holder of R&B Falcon notes accepted for exchange if the holder has tendered those notes prior to the applicable consent payment deadline. The consent payment deadline for each exchange offer (that is, the time by which holders must tender R&B Falcon notes in that offer in order to be eligible to receive the consent payment) will be
5:00 p.m., New York City time, on           , 2002, unless extended.

     R&B FALCON WILL MAKE A CONSENT PAYMENT FOR R&B FALCON NOTES IF AND ONLY IF THE HOLDER OF THOSE NOTES TENDERS THOSE NOTES IN THE APPLICABLE EXCHANGE OFFER PRIOR TO THE APPLICABLE CONSENT PAYMENT DEADLINE AND TRANSOCEAN SEDCO FOREX IN FACT EXCHANGES THOSE NOTES FOR TRANSOCEAN SEDCO FOREX NOTES IN THAT EXCHANGE OFFER.

     If the required consents are received with respect to each series of R&B Falcon notes, then R&B Falcon and the trustee with respect to each series of the R&B Falcon notes under the R&B Falcon indentures (the "R&B Falcon trustee") will execute supplemental indentures setting forth the proposed amendments in respect of all series. If the required consents are received with respect to one or more, but not all, series of R&B Falcon notes and Transocean Sedco Forex waives the condition that it receive consents to the proposed amendments to the R&B Falcon indenture with respect to each series of R&B Falcon notes, then R&B Falcon and the R&B Falcon trustee will execute a supplemental indenture setting forth the proposed amendments in respect of the series as to which the required consents are received. Under the terms of the supplemental indentures, the amendments will not become operative with respect to a series of R&B Falcon notes unless and until Transocean Sedco Forex exchanges all R&B Falcon notes of that series validly tendered and not withdrawn for Transocean Sedco Forex notes of the corresponding series pursuant to the applicable exchange offer, even if all notes of that series that were validly tendered are withdrawn. Each non-exchanging holder of that series of R&B Falcon notes will be bound by the supplemental indenture.

CONDITIONS TO THE EXCHANGE OFFERS AND CONSENT SOLICITATIONS

     Transocean Sedco Forex's obligation to complete each exchange offer and cause R&B Falcon to make the consent payments relating to that exchange offer is subject to the satisfaction or waiver (by Transocean Sedco Forex) of the following conditions: (a) the Consent Condition described under "Terms of the Exchange Offers and Consent Solicitations" above, (b) the valid tender (and no withdrawal) of a majority in principal amount held by nonaffiliates of R&B Falcon of each of the six series of R&B Falcon notes as of the expiration date of the exchange offer, as may be extended, for that series of R&B Falcon notes and (c) the following statements being true:

          (1) In the reasonable judgment of Transocean Sedco Forex, no action or event has occurred or been threatened (including a default under an agreement, indenture or other instrument or obligation to which Transocean Sedco Forex or one of its affiliates is a party or by which it is bound), no action is pending, no action has been taken, and no statute, rule, regulation, judgment, order, stay, decree or injunction has been promulgated, enacted, entered, enforced or deemed applicable to the exchange offers, the exchange of R&B Falcon notes under the exchange offers, the consent solicitations or the proposed amendments, by or before any court or governmental, regulatory or administrative agency, authority or tribunal, which either:

             - challenges the exchange offers, the exchange of R&B Falcon notes under the exchange offers, the consent solicitations or the proposed amendments or might, directly or indirectly, prohibit, prevent, restrict or delay consummation of, or might otherwise adversely affect in any material manner, the exchange offers, the exchange of R&B Falcon notes under the exchange offers, the consent solicitations or the proposed amendments, or

             - in the reasonable judgment of Transocean Sedco Forex, could materially affect the business, condition (financial or otherwise), income, operations, properties, assets, liabilities or prospects of Transocean Sedco Forex and its subsidiaries, taken as a whole, or materially impair the contemplated benefits to Transocean Sedco Forex of the exchange offers, the exchange of R&B Falcon notes under the exchange offers, the consent solicitations or the proposed amendments, or might be material to holders of R&B Falcon notes in deciding whether to accept the exchange offers and give their consents;

          (2) None of the following has occurred:

             - any general suspension of or limitation on trading in securities on any United States or European national securities exchange or in the over-the-counter market (whether or not mandatory),

             - any material adverse change in the prices of the R&B Falcon notes,

             - a material impairment in the general trading market for debt securities,

             - a declaration of a banking moratorium or any suspension of payments in respect of banks by federal or state authorities in the United States (whether or not mandatory),

             - a commencement or escalation of a war, armed hostilities, terrorist act or other national or international crisis directly or indirectly relating to the United States,

             - any limitation (whether or not mandatory) by any governmental authority on, or other event having a reasonable likelihood of affecting, the extension of credit by banks or other lending institutions in the United States,

             - any material adverse change in United States securities or financial markets generally, or

             - in the case of any of the foregoing existing at the time of the commencement of the exchange offers, a material acceleration or worsening thereof; and

          (3) The R&B Falcon trustee has executed and delivered a supplemental indenture relating to the proposed amendments and has not objected in any respect to, or taken any action that could in the reasonable judgment of Transocean Sedco Forex adversely affect the consummation of, any of the exchange offers, the exchange of R&B Falcon notes under the exchange offers, the consent solicitations or Transocean Sedco Forex's ability to effect the proposed amendments, nor has the R&B Falcon trustee taken any action that challenges the validity or effectiveness of the procedures used by Transocean Sedco Forex in soliciting consents (including the form thereof) or in making the exchange offers, the exchange of the R&B Falcon notes under the exchange offers or the consent solicitations.

     All of these conditions are for the sole benefit of Transocean Sedco Forex and may be waived by Transocean Sedco Forex, in whole or in part, and with respect to the exchange offers for any or all series of R&B Falcon notes, in its sole discretion. Any determination made by Transocean Sedco Forex concerning these events, developments or circumstances shall be conclusive and binding.

     If any of these conditions are not satisfied with respect to a particular series of R&B Falcon notes, Transocean Sedco Forex may, at any time before or concurrently with the consummation of the exchange offer or consent solicitation with respect to that series:

          (1) terminate the exchange offer and the consent solicitation with respect to that series of R&B Falcon notes and return all tendered R&B Falcon notes of that series to the holders thereof (whether or not it terminates the exchange offers and consent solicitations with respect to any or all other series of R&B Falcon notes),

          (2) modify, extend or otherwise amend the exchange offer and consent solicitation with respect to that series of R&B Falcon notes (whether or not it modifies, extends or otherwise amends the exchange offers and consent solicitations with respect to any or all other series of R&B Falcon notes) and retain all tendered R&B Falcon notes of that series and consents until the expiration date, as extended, of such exchange offer and consent solicitation, subject, however, to the withdrawal rights of holders (See "The Exchange Offers -- Withdrawal of Tenders and Revocation of Corresponding Consents" and "-- Consent Payment Deadline; Expiration Date; Extensions; Amendments"), or

          (3) waive the unsatisfied conditions with respect to such exchange offer and consent solicitation and accept all R&B Falcon notes of that series tendered and not previously withdrawn (whether or not it waives these conditions for the exchange offers and consent solicitations with respect to any or all other series of R&B Falcon notes).

CONSENT PAYMENT DEADLINE; EXPIRATION DATE; EXTENSIONS; AMENDMENTS

     For purposes of each of the consent solicitations, the term "consent
payment deadline" means 5:00 p.m., New York City time, on           , 2002,
subject to the right of Transocean Sedco Forex to extend that date and time for any of the consent solicitations in its sole discretion (whether or not it extends that date and time with respect to any or all other consent solicitations), in which case the consent payment deadline shall be, with respect to any such extended consent solicitation, the latest date and time to which that consent payment deadline is extended.

     For purposes of each of the exchange offers, the term "expiration date"
means 5:00 p.m., New York City time, on           , 2002, subject to the right
of Transocean Sedco Forex to extend that date and time for any of the exchange offers in its sole discretion, in which case the expiration date shall be, with respect to any such extended exchange offer, the latest date and time to which that exchange offer is extended.

     Transocean Sedco Forex reserves the right, in its sole discretion, to (1) delay accepting any validly tendered R&B Falcon notes of any series, (2) extend any or all of the exchange offers, or (3) terminate or amend any or all of the exchange offers, by giving oral or written notice of such delay, extension, termination or amendment to the exchange agent. Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by a public announcement thereof which, in the case of an extension, will be made no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

     Transocean Sedco Forex also reserves the right, in its sole discretion, to provide a subsequent offering period of between three and 20 business days for any or all of the exchange offers. If a subsequent offering period is provided, all R&B Falcon notes validly tendered and not withdrawn prior to the expiration date of the initial offering period will be accepted and exchanged for Transocean Sedco Forex notes and we will make a public announcement of the subsequent offering period no later than 9:00 a.m., New York City time, on the next business day after the expiration date of the initial offering period. Unless otherwise provided in the announcement of the subsequent offering period, all R&B Falcon notes validly tendered during the subsequent offering period will be promptly accepted and exchanged for the applicable series of Transocean Sedco Forex notes as they are tendered. Unless otherwise provided in the announcement of the subsequent offering period, holders of R&B Falcon notes will not have the right to withdraw notes tendered during the subsequent offering period and no consent payment will be made with respect to notes tendered during the subsequent offering period.

     If the exchange offers are amended in a manner determined by Transocean Sedco Forex to constitute a material change, Transocean Sedco Forex will promptly disclose such amendment and Transocean Sedco Forex will extend the exchange offers to a date five to ten business days after disclosing the amendment, depending upon the significance of the amendment and the manner of disclosure to the holders, if the exchange offers would otherwise have expired during such five to ten business day period.

     Without limiting the manner in which Transocean Sedco Forex may choose to make a public announcement of any delay, extension, amendment or termination of any of the exchange offers and consent solicitations, Transocean Sedco Forex will have no obligation to publish, advertise or otherwise communicate any such public announcement other than by making a timely release to any appropriate news agency, including the Dow Jones News Service.

EFFECT OF TENDER

     Any tender by a holder of any series of R&B Falcon notes that is not withdrawn prior to the expiration date of the applicable exchange offer will constitute a binding agreement between that holder and Transocean Sedco Forex, and, if not withdrawn prior to the applicable consent payment deadline, a consent to the proposed amendments, upon the terms and subject to the conditions of that exchange offer and the letter of transmittal and consent. The acceptance of an exchange offer by a tendering holder of any series of R&B Falcon notes will constitute the agreement by that holder to deliver good and marketable title to the tendered R&B Falcon notes, free and clear of all liens, charges, claims, encumbrances, interests and restrictions of any kind.

ABSENCE OF DISSENTERS' RIGHTS

     Holders of the R&B Falcon notes do not have any appraisal or dissenters' rights under New York law, the law governing the R&B Falcon indentures and the R&B Falcon notes, or under the terms of the R&B Falcon indentures in connection with the exchange offers and consent solicitations.

ACCOUNTING TREATMENT OF EXCHANGE OFFERS

     The exchange offers will be accounted for by Transocean Sedco Forex as an exchange of debt under United States generally accepted accounting principles. The Transocean Sedco Forex notes to be issued in the exchange offers will be recorded at the same carrying value as the R&B Falcon notes. Accordingly, Transocean Sedco Forex will recognize no gain or loss for accounting purposes upon the consummation of the exchange offers. Transocean Sedco Forex will amortize a portion of the expenses of the exchange offers over the term of the Transocean Sedco Forex notes issued in the exchange offers.

ACCEPTANCE OF R&B FALCON NOTES FOR EXCHANGE; DELIVERY OF TRANSOCEAN SEDCO FOREX NOTES AND CONSENT PAYMENTS

     Assuming the conditions to the exchange offers are satisfied or waived, Transocean Sedco Forex will issue new notes in book-entry form and cause R&B Falcon to make consent payments in exchange for R&B Falcon notes on the third business day following the expiration date of the applicable exchange offer or as soon as practicable after that date. We refer to the date on which we exchange Transocean Sedco Forex notes for R&B Falcon notes pursuant to any exchange offer as the "exchange date" for that exchange offer.

     Transocean Sedco Forex will be deemed to have accepted validly tendered R&B Falcon notes of any series when, and if, Transocean Sedco Forex has given oral or written notice thereof to the exchange agent. Subject to the terms and conditions of the exchange offers, delivery of Transocean Sedco Forex notes and consent payments for R&B Falcon notes of any series accepted by Transocean Sedco Forex will be made by the exchange agent on the applicable exchange date upon receipt of such notice. The exchange agent will act as agent for tendering holders of the R&B Falcon notes for the purpose of receiving R&B Falcon notes from and transmitting Transocean Sedco Forex notes and consent payments to such holders. If any tendered R&B Falcon notes are not accepted for any reason set forth in the terms and conditions of the exchange offers or if R&B Falcon notes are withdrawn prior to the expiration of the applicable exchange offer, such unaccepted or withdrawn R&B Falcon notes will be returned without expense to the tendering holder as promptly as practicable after the expiration or termination of the applicable exchange offer.

PROCEDURES FOR TENDERING

     If you hold R&B Falcon notes of any series and wish to have those notes exchanged for Transocean Sedco Forex notes of the corresponding series, you must validly tender (or cause the valid tender of) your R&B Falcon notes using the procedures described in this prospectus and consent solicitation statement and in the accompanying letter of transmittal and consent. The proper tender of R&B Falcon notes will constitute an automatic consent to the proposed amendments to the R&B Falcon indentures.

     The procedures by which you may tender or cause to be tendered R&B Falcon notes will depend upon the manner in which you hold the R&B Falcon notes, as described below.

TENDER OF R&B FALCON NOTES HELD THROUGH A NOMINEE

     If you are a beneficial owner of R&B Falcon notes that are held of record by a custodian bank, depositary, broker, trust company or other nominee, and you wish to tender R&B Falcon notes in any of the exchange offers, you should contact the record holder promptly and instruct the record holder to tender the R&B Falcon notes and deliver a consent on your behalf using one of the procedures described below.

TENDER OF R&B FALCON NOTES HELD WITH DTC

     Pursuant to authority granted by The Depository Trust Company, or DTC, if you are a DTC participant that has R&B Falcon notes credited to your DTC account and thereby held of record by DTC's nominee, you may directly tender your R&B Falcon notes and deliver a consent as if you were the record holder. Accordingly, references herein to record holders include DTC participants with R&B Falcon notes credited to their accounts. Within two business days after the date of this prospectus and consent solicitation statement, the exchange agent will establish accounts with respect to the R&B Falcon notes at DTC for purposes of the exchange offers.

     Any participant in DTC may tender R&B Falcon notes and deliver a consent to the proposed amendments to the R&B Falcon indentures by effecting a book-entry transfer of the R&B Falcon notes to be tendered in the applicable exchange offer(s) into the account of the exchange agent at DTC and either (1) electronically transmitting its acceptance of the applicable exchange offer through DTC's Automated Tender Offer Program ("ATOP") procedures for transfer; or (2) completing and signing the letter of transmittal and consent according to the instructions and delivering it, together with any signature guarantees and other required documents, to the exchange agent at its address on the back cover page of this prospectus and consent solicitation statement, in either case before the applicable exchange offer(s) expire(s).

     If ATOP procedures are followed, DTC will verify each acceptance transmitted to it, execute a book-entry delivery to the exchange agent's account at DTC and send an agent's message to the exchange agent. An "agent's message" is a message, transmitted by DTC to and received by the exchange agent and forming part of a book-entry confirmation, which states that DTC has received an express acknowledgement from a DTC participant tendering R&B Falcon notes that the participant has received and agrees to be bound by the terms of the letter of transmittal and consent and that Transocean Sedco Forex and R&B Falcon may enforce the agreement against the participant. DTC participants following this procedure should allow sufficient time for completion of the ATOP procedures prior to the expiration date of the applicable exchange offer.

     The letter of transmittal and consent (or facsimile thereof), with any required signature guarantees, or (in the case of book-entry transfer) an agent's message in lieu of the letter of transmittal and consent, and any other required documents, must be transmitted to and received by the exchange agent prior to the expiration date of the applicable exchange offer at one of its addresses set forth on the back cover page of this prospectus and consent solicitation statement. Delivery of such documents to DTC does not constitute delivery to the exchange agent.

  LETTER OF TRANSMITTAL AND CONSENT

     Subject to and effective upon the acceptance for exchange and exchange of Transocean Sedco Forex notes for R&B Falcon notes tendered by a letter of transmittal and consent in accordance with the terms and subject to the conditions set forth in this prospectus and consent solicitation statement, by executing and delivering a letter of transmittal and consent (or agreeing to the terms of a letter of transmittal and consent pursuant to an agent's message) a tendering holder of R&B Falcon notes:

     - irrevocably sells, assigns and transfers to or upon the order of Transocean Sedco Forex all right, title and interest in and to, and all claims in respect of or arising or having arisen as a result of the holder's status as a holder of the R&B Falcon notes tendered thereby,

     - waives any and all rights with respect to the R&B Falcon notes (including any existing or past defaults and their consequences in respect of the R&B Falcon notes),

     - releases and discharges Transocean Sedco Forex, R&B Falcon and the R&B Falcon trustee from any and all claims such holder may have, now or in the future, arising out of or related to the R&B Falcon notes, including any claims that such holder is entitled to receive additional principal or interest payments with respect to the R&B Falcon notes (other than as expressly provided in this document and in the letter of transmittal and consent) or to participate in any redemption or defeasance of the R&B Falcon notes,

     - represents and warrants that the R&B Falcon notes tendered were owned as of the date of tender, free and clear of all liens, charges, claims, encumbrances, interests and restrictions of any kind,

     - consents to the proposed amendments described under "Proposed Amendments" below, and

     - irrevocably constitutes and appoints the exchange agent the true and lawful agent and attorney-in-fact of the holder with respect to any tendered R&B Falcon notes, with full powers of substitution and revocation (such power of attorney being deemed to be an irrevocable power coupled with an interest) to cause the R&B Falcon notes tendered to be assigned, transferred and exchanged in the applicable exchange offer.

     There is a single form of letter of transmittal and consent that you can fill out for any series of R&B Falcon notes.

PROPER EXECUTION AND DELIVERY OF LETTER OF TRANSMITTAL AND CONSENT

     If you wish to participate in the exchange offers and consent solicitations, delivery of your R&B Falcon notes, signature guarantees and other required documents are your responsibility. Delivery is not complete until the required items are actually received by the exchange agent. If you mail these items, Transocean Sedco Forex recommends that you (1) use registered mail properly insured with return receipt requested and (2) mail the required items sufficiently in advance of the expiration date with respect to the applicable exchange offer to allow sufficient time to ensure timely delivery.

     Except as otherwise provided below, all signatures on the letter of transmittal and consent or a notice of withdrawal must be guaranteed by a recognized participant in the Securities Transfer Agents Medallion Program, the NYSE Medallion Signature Program or the Stock Exchange Medallion Program. Signatures on the letter of transmittal and consent need not be guaranteed if:

     - the letter of transmittal and consent is signed by a participant in DTC whose name appears on a security position listing of DTC as the owner of the R&B Falcon notes and the portion entitled "Special Issuance and Payment Instructions" or "Special Delivery Instructions" on the letter of transmittal and consent has not been completed, or

     - the R&B Falcon notes are tendered for the account of an Eligible Institution. See Instruction 4 in the letter of transmittal and consent.

WITHDRAWAL OF TENDERS AND REVOCATION OF CORRESPONDING CONSENTS

     Tenders of R&B Falcon notes in connection with any of the exchange offers may be withdrawn at any time prior to expiration of the applicable exchange offer. Tenders of R&B Falcon notes may not be withdrawn at any time after expiration. The valid withdrawal of tendered R&B Falcon notes prior to the applicable consent payment deadline will be deemed to be a concurrent revocation of the related consent to the proposed amendments to the applicable R&B Falcon indenture. You may only revoke a consent by validly withdrawing the related R&B Falcon notes prior to the consent payment deadline.

     Beneficial owners desiring to withdraw R&B Falcon notes previously tendered should contact the DTC participant through which they hold their R&B Falcon notes. In order to withdraw R&B Falcon notes previously tendered, a DTC participant may, prior to the expiration date of the applicable exchange offer, withdraw its instruction previously transmitted through ATOP by (1) withdrawing its acceptance through ATOP, or (2) delivering to the exchange agent by mail, hand delivery or facsimile transmission, notice of withdrawal of such instruction. The notice of withdrawal must contain the name and number of the DTC participant. Withdrawal of a prior instruction will be effective upon receipt of such notice of withdrawal by the exchange agent. All signatures on a notice of withdrawal must be guaranteed by a recognized participant in the Securities Transfer Agents Medallion Program, the NYSE Medallion Signature Program or the Stock Exchange Medallion Program, except that signatures on the notice of withdrawal need not be guaranteed if the R&B Falcon notes being withdrawn are held for the account of an Eligible

Institution. A withdrawal of an instruction must be executed by a DTC participant in the same manner as such DTC participant's name appears on its transmission through ATOP to which such withdrawal relates. A DTC participant may withdraw a tender only if such withdrawal complies with the provisions described in this paragraph.

     Withdrawals of tenders of R&B Falcon notes may not be rescinded and any R&B Falcon notes withdrawn will thereafter be deemed not validly tendered for purposes of any exchange offer. Properly withdrawn R&B Falcon notes, however, may be retendered by following the procedures described above at any time prior to expiration of the applicable exchange offer.

MISCELLANEOUS

     All questions as to the validity, form, eligibility (including time of receipt) and acceptance for exchange of any tender of R&B Falcon notes in connection with any exchange offer will be determined by Transocean Sedco Forex, in its sole discretion, whose determination will be final and binding. Transocean Sedco Forex reserves the absolute right to reject any or all tenders not in proper form or the acceptance for exchange of which may, in the opinion of counsel for Transocean Sedco Forex, be unlawful. Transocean Sedco Forex also reserves the absolute right to waive any defect or irregularity in the tender of any R&B Falcon notes in any exchange offer, and the interpretation by Transocean Sedco Forex of the terms and conditions of its exchange offers (including the instructions in the letter of transmittal and consent) will be final and binding on all parties. None of Transocean Sedco Forex, R&B Falcon, the exchange agent, the information agent, the dealer managers or any other person will be under any duty to give notification of any defects or irregularities in tenders or incur any liability for failure to give any such notification.

     Tenders of R&B Falcon notes involving any irregularities will not be deemed to have been made until such irregularities have been cured or waived. R&B Falcon notes received by the exchange agent in connection with any exchange offer that are not validly tendered and as to which the irregularities have not been cured or waived will be returned by the exchange agent to the DTC participant who delivered such R&B Falcon notes by crediting an account maintained at DTC designated by such DTC participant as promptly as practicable after the expiration date of the applicable exchange offer or the withdrawal or termination of the applicable exchange offer.

TRANSFER TAXES

     Transocean Sedco Forex will pay all transfer taxes, if any, applicable to the transfer and sale of R&B Falcon notes to Transocean Sedco Forex in the exchange offers. If transfer taxes are imposed for any other reason, the amount of those transfer taxes, whether imposed on the registered holders or any other persons, will be payable by the tendering holder. Other reasons transfer taxes could be imposed include:

     - if Transocean Sedco Forex notes in book-entry form are to be registered in the name of any person other than the person signing the letter of transmittal and consent, or

     - if tendered R&B Falcon notes are registered in the name of any person other than the person signing the letter of transmittal and consent.

     If satisfactory evidence of payment of or exemption from those transfer taxes is not submitted with the letter of transmittal and consent, the amount of those transfer taxes will be billed directly to the tendering holder and/or withheld from any payments due with respect to the R&B Falcon notes tendered by such holder.

U.S. FEDERAL BACKUP WITHHOLDING; WITHHOLDING ON CONSENT PAYMENTS TO NON-U.S. HOLDERS

     U.S. federal income tax law requires that a holder of R&B Falcon notes, whose notes are accepted for exchange, provide the exchange agent, as payer, with the holder's correct taxpayer identification number or otherwise establish a basis for an exemption from backup withholding. This information should be provided on Internal Revenue Service (IRS) Form W-9. In the case of a holder who is an individual, other than a resident alien, this identification number is his or her social security number. For holders other than individuals, the identification number is an employer identification number. Exempt holders, including, among others, all corporations and certain foreign individuals, are not subject to these backup withholding and reporting requirements, but must establish that they are so exempt. If you do not provide the exchange agent with your correct taxpayer identification number or an adequate basis for an exemption or a completed IRS Form W-8BEN ("Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding"), you may be subject to backup withholding on payments made in exchange for any R&B Falcon notes and a penalty imposed by the IRS. Backup withholding is not an additional federal income tax. Rather, the amount of tax withheld will be credited against the federal income tax liability of the holder subject to backup withholding. If backup withholding results in an overpayment of taxes, you may obtain a refund from the IRS. You should consult with a tax advisor regarding qualifications for exemption from backup withholding and the procedure for obtaining the exemption.

     To prevent backup withholding, you must either (1) provide a completed IRS Form W-9 and indicate either (a) your correct taxpayer identification number, or
(b) an adequate basis for an exemption, or (2) provide a completed Form W-8BEN.

     In compliance with U.S. federal withholding tax requirements applicable to payments of certain U.S. source income to foreign persons, R&B Falcon intends to withhold tax at the rate of 30% on consent payments made to non-U.S. holders, unless the holder establishes an exemption or a reduced rate. See "Material U.S. Federal Income Tax Consequences -- Non-U.S. Holders -- Consent Payments."

EXCHANGE AGENT

     Mellon Investor Services LLC has been appointed the exchange agent for the exchange offers and consent solicitations. Letters of transmittal and consent and all correspondence in connection with the exchange offers should be sent or delivered by each holder of R&B Falcon notes, or a beneficial owner's custodian bank, depositary, broker, trust company or other nominee, to the exchange agent at the addresses and telephone numbers set forth on the back cover page of this prospectus and consent solicitation statement. Transocean Sedco Forex will pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable, out-of-pocket expenses in connection therewith.

INFORMATION AGENT

     Mellon Investor Services LLC has been appointed as the information agent for the exchange offers and the consent solicitations, and will receive customary compensation for its services. Questions concerning tender procedures and requests for additional copies of this prospectus and consent solicitation statement or the letter of transmittal and consent should be directed to the information agent at the address and telephone numbers set forth on the back cover page of this prospectus and consent solicitation statement. Holders of R&B Falcon notes may also contact their custodian bank, depositary, broker, trust company or other nominee for assistance concerning the exchange offers.

DEALER MANAGERS

     Transocean Sedco Forex has retained Goldman, Sachs & Co. to act as dealer managers in connection with the exchange offers and consent solicitations and will pay to the dealer managers for soliciting tenders in the exchange offers a customary percentage of the total principal amount outstanding of each series of R&B Falcon notes if the Consent Condition is satisfied and the exchange offers are completed. If the Consent Condition is not satisfied or the exchange offer related to any of the six series of R&B Falcon notes is not completed, Transocean Sedco Forex will pay the dealer managers the same customary percentage of the total principal amount of R&B Falcon notes tendered and accepted for exchange by Transocean Sedco Forex pursuant to the exchange offers. Transocean Sedco Forex will also reimburse the dealer managers for certain expenses. The obligations of the dealer managers to perform such function are subject to certain conditions. Transocean Sedco Forex has agreed to indemnify the dealer managers against certain liabilities, including liabilities under the federal securities laws. Questions regarding the terms of the exchange offers or the consent solicitations may be directed to the dealer managers at the address and telephone numbers set forth on the back cover page of this prospectus and consent solicitation statement.

     From time to time, the dealer managers have provided, and may provide in the future, investment banking and other services for Transocean Sedco Forex and R&B Falcon for customary compensation.

OTHER FEES AND EXPENSES

     The expenses of soliciting tenders of the R&B Falcon notes will be borne by Transocean Sedco Forex. The principal solicitation is being made by mail; however, additional solicitations may be made by facsimile transmission, telephone or in person by the dealer managers and the information agent, as well as by officers and other employees of Transocean Sedco Forex and its affiliates.

     Tendering holders of R&B Falcon notes will not be required to pay any fee or commission to the dealer managers. However, if a tendering holder handles the transaction through its broker, dealer, commercial bank, trust company or other institution, such holder may be required to pay brokerage fees or commissions.

                       DESCRIPTION OF DIFFERENCES BETWEEN
           THE R&B FALCON NOTES AND THE TRANSOCEAN SEDCO FOREX NOTES

     The following is a summary comparison of the material terms of the R&B Falcon notes (four series of which were issued under the R&B Falcon 6.50%-7.375% notes indenture and two series of which were issued under the R&B Falcon 9.125%-9.50% notes indenture) and the Transocean Sedco Forex notes. Each series of the Transocean Sedco Forex notes issued in the exchange offers will be governed by the Transocean Sedco Forex indenture. The summary does not purport to be complete and is qualified in its entirety by reference to the R&B Falcon indentures and the Transocean Sedco Forex indenture. Copies of those indentures have been filed as exhibits to the registration statement of which this prospectus and consent solicitation statement forms a part and are available from the information agent upon request. See "Where You Can Find More Information" for information as to how you can obtain a copy of the indentures from the SEC.

     The R&B Falcon notes represent, as of the date of this prospectus and consent solicitation statement, the only debt securities issued under the R&B Falcon indentures.

     Capitalized terms used in the descriptions of the R&B Falcon notes and the Transocean Sedco Forex notes below and not otherwise defined in this prospectus and consent solicitation statement have the meanings given to such terms in the R&B Falcon 6.50%-7.375% notes indenture, the R&B Falcon 9.125%-9.50% notes indenture and the Transocean Sedco Forex indenture, respectively. For purposes of the description of the R&B Falcon notes, the term "R&B Falcon" refers to R&B Falcon Corporation (and any successor person or entity, as provided in the R&B Falcon indentures), but does not include its subsidiaries. For purposes of the description of the Transocean Sedco Forex notes, the term "Transocean Sedco Forex" refers to Transocean Sedco Forex Inc. (and any successor person or entity, as provided in the Transocean Sedco Forex indenture), but does not include its subsidiaries. Section references in the descriptions of the notes below are references to the applicable indenture under which the notes were or will be issued.

     The description of the R&B Falcon notes reflects the R&B Falcon notes as currently constituted and does not reflect any changes to the covenants and other terms of the R&B Falcon notes or the R&B Falcon indentures that may be effected following the consent solicitations as described under "The Proposed Amendments."

                    THE R&B FALCON NOTES                                          THE TRANSOCEAN SEDCO FOREX NOTES
                    --------------------                                          --------------------------------
LIMITATION ON LIENS                                                LIMITATION ON LIENS
R&B Falcon covenants under the R&B Falcon indentures that it       In the Transocean Sedco Forex indenture, Transocean Sedco
will not, and will not permit any subsidiary to issue,             Forex has agreed that it will not create, assume or allow to
assume or guarantee any notes, bonds, debentures or other          exist any debt secured by a lien upon any of its drilling rigs
similar evidences of indebtedness for money borrowed se-           or drillships, unless Transocean Sedco Forex secures each
cured by a lien on property or assets now owned or hereafter       series of debt securities issued under the Transocean Sedco
acquired by R&B Falcon or such subsidiary, without                 Forex indenture equally and ratably with the secured debt.
effectively providing that each series of debt securities          This covenant has exceptions that permit:
issued under the R&B Falcon indentures will be secured
equally and ratably with that indebtedness, so long as that        - liens already existing on the date the applicable series of
indebtedness will be so secured. This restriction does not           debt securities is issued,
apply to certain types of liens described in this provision
of the R&B Falcon notes indentures, including:                     - liens already existing on a particular drilling rig or
                                                                     drillship at the time Transocean Sedco Forex acquires that
- liens existing on the date the debt securities were                drilling rig or drillship, and liens already existing on
  originally issued;                                                 drilling rigs or drillships of a corporation or other entity at the time it becomes Transocean Sedco Forex's subsidiary,

                    THE R&B FALCON NOTES                                          THE TRANSOCEAN SEDCO FOREX NOTES
                    --------------------                                          --------------------------------
- liens on property securing (1) all or any portion of the
  cost of acquiring, constructing, altering, improving or          - liens securing debt incurred to finance the acquisition,
  repairing any property or assets, real or personal, or             completion of construction and commencement of commercial
  improvements used or to be used in connection with such            operation, alteration, repair or improvement of any drilling
  property or (2) Indebtedness incurred by R&B Falcon or any         rig or drillship, if the debt was incurred prior to, at the
  subsidiary of R&B Falcon prior to or within one year after         time of or within 12 months after that event, and liens
  the later of the acquisition, the completion of                    securing debt in excess of the purchase price or cost if
  construction, alteration, improvement or repair or the             recourse on the debt is only against the drilling rig or
  commencement of commercial operation thereof, which                drillship in question,
indebtedness is incurred for the purpose of financing all or
any part of the purchase price thereof or construction or          - liens securing intercompany debt,
  improvements thereon;
                                                                   - liens in favor of a governmental entity to secure either (1)
- liens securing indebtedness owed by a subsidiary of R&B            payments under any contract or statute or (2) industrial
  Falcon to R&B Falcon or to any other subsidiary of R&B             development, pollution control or similar indebtedness,
  Falcon;
                                                                   - liens imposed by law such as mechanics' or workmen's liens,
- liens on property existing at the time of acquisition of
  such property by R&B Falcon or any of its subsidiaries or        - governmental liens under contracts for the sale of products
  liens on the property of any person existing at the time           or services,
  such person becomes a subsidiary of R&B Falcon and, in any
  case, not incurred as a result of (or in connection with         - liens under workers compensation laws or similar
  or in anticipation of) the acquisition of such property or         legislation,
  such person becoming a subsidiary of R&B Falcon, provided
  that such liens do not extend to or cover any property or        - liens in connection with legal proceedings or securing taxes
  assets of R&B Falcon or any of its subsidiaries other than         or assessments,
  the property encumbered at the time such property is
  acquired by R&B Falcon or any of its subsidiaries or such        - good faith deposits in connection with bids, tenders,
  person becomes a subsidiary of R&B Falcon and, in any              contracts or leases,
  case, do not secure indebtedness with a principal amount
  in excess of the principal amount outstanding at such            - deposits made in connection with maintaining self-insurance,
  time;                                                              to obtain the benefits of laws, regulations or arrangements relating to unemployment insurance, old age pensions, social
- liens on any property securing (1) indebtedness incurred           security or similar matters or to secure surety, appeal or
  in connection with the construction, installation or               customs bonds, and
  financing of pollution control or abatement facilities or
  other forms of industrial revenue bond financing or (2)          - any extensions, renewals or replacements of the
  indebtedness issued or guaranteed by the United States or          above-described liens if both of the following conditions
  any State thereof or any department, agency or                     are met:
  instrumentality of either; and
                                                                   (1) the amount of debt secured by the new lien does not exceed
- any lien extending, renewing or replacing (or successive         the amount of debt secured by the existing lien, plus any
  extensions, renewals or replacements of) any lien of any         additional debt used to complete a specific project, and
  type permitted under the bullets above excluding the third
  bullet point, provided that such lien extends to or covers       (2) the new lien is limited to all or a part of the drilling
  only the property that is subject to the lien being              rigs or drillships (plus any improvements) secured by the
  extended, renewed or replaced and that the principal             original lien issued under the indenture.
  amount of the indebtedness secured thereby shall not
  exceed the principal amount of indebtedness so secured at
  the time of such extension, renewal or replacement.

                    THE R&B FALCON NOTES                                          THE TRANSOCEAN SEDCO FOREX NOTES
                    --------------------                                          --------------------------------
Notwithstanding the above, R&B Falcon or any subsidiary may        In addition, without securing the debt securities issued under
incur, issue, assume or guarantee indebtedness secured by a        the Transocean Sedco Forex indenture as described above,
lien which would otherwise be subject to this provision of         Transocean Sedco Forex may create, assume or allow to exist
the R&B Falcon indentures in an aggregate amount which,            secured debt that would otherwise be prohibited, in an aggre-
together with all other such indebtedness of R&B Falcon and        gate amount that does not exceed a "basket" equal to 10% of
its subsidiaries and their Attributable Indebtedness (as           its consolidated net tangible assets. When determining whether
defined below) in respect of Sale/ Leaseback Transactions          secured debt is permitted by this exception, Transocean Sedco
(as defined under the caption "Limitation on Sale/Leaseback        Forex must include in the calculation of the "basket" amount
Transactions" below), does not at the time exceed 15% of its       all of its other secured debt that would otherwise be
consolidated net worth.                                            prohibited and the present value of lease payments in
                                                                   connection with sale and lease-back transactions that would be
Under the R&B Falcon 9.125%-9.50% notes indenture, this            prohibited by the "Limitation on Sale and Lease-Back
provision applies to R&B Falcon and its Restricted                 Transactions" covenant described below if this exception did
Subsidiaries.                                                      not apply.
Under the R&B Falcon 6.50%-7.375% notes indenture, this
provision applies to R&B Falcon and all of its subsidiaries.
Capitalized terms used but not defined in the above
description are defined in the R&B Falcon indentures as
follows:
"Attributable Indebtedness," when used with respect to any
Sale/Leaseback Transaction, means, as of the time of
determination, the present value (discounted at the rate
implicit in the terms of the lease included in such
transaction) of the total obligations of the lessee for
rental payments (other than amounts required to be paid on
account of property taxes, maintenance, repairs, insurance,
assessments, utilities, operating and labor costs and other
items which do not constitute payments for property rights)
during the remaining term of the lease included in such
Sale/Leaseback Transaction (including any period for which
such lease has been extended).
"Restricted Subsidiary" means any Subsidiary that has not
been designated as an unrestricted Subsidiary by the Board
of Directors of R&B Falcon.
"Subsidiary" means with respect to any person (i) any
corporation of which more than 50% of the total voting power of all classes of the common equity is owned by such person
directly or through one or more other Subsidiaries of such
person, and (ii) any entity other than a corporation at
least a majority of the common equity of which is owned by
such person directly or through one or more other
Subsidiaries of such person.

                    THE R&B FALCON NOTES                                          THE TRANSOCEAN SEDCO FOREX NOTES
                    --------------------                                          --------------------------------
LIMITATION ON SALE/LEASEBACK TRANSACTIONS                          LIMITATION ON SALE/LEASEBACK TRANSACTIONS
R&B Falcon covenants under the R&B Falcon indentures that it       Transocean Sedco Forex has agreed that it will not enter into
will not, and will not permit any subsidiary to, enter into        a sale and lease-back transaction covering any drilling rig or
any arrangement with any entity (excluding R&B Falcon or any       drillship, unless one of the following applies:
subsidiary) providing for the leasing by R&B Falcon or a
subsidiary for a period of more than three years, of any           - it could incur debt secured by the leased property in an
real or personal property which property has been or is to           amount at least equal to the present value of the lease
be sold or transferred by R&B Falcon or any subsidiary to            payments in connection with that sale and lease-back
that entity (a "Sale/Leaseback Transaction"). This                   transaction without violating the "Limitation on Liens"
restriction does not apply to any Sale/Leaseback Transaction         covenant described above, or
if:
                                                                   - within six months of the effective date of the sale and
- R&B Falcon or such subsidiary would be entitled to incur           lease-back transaction, it applies an amount equal to the
  indebtedness with respect to the transaction secured by a          present value of the lease payments in connection with the
  lien on the property to be leased without equally and              sale and lease-back transaction to (1) the acquisition of
  ratably securing the debt securities in accordance with            any drilling rig or drillship or (2) the retirement of
  the provisions of the R&B Falcon indentures described              long-term debt ranking at least equally with the debt
  above under the caption "Limitations on Liens";                    securities issued under the indenture.
- within a period commencing six months prior to the               In the Transocean Sedco Forex indenture the term "sale and
  consummation of the transaction and ending six months            lease-back transaction" means any arrangement by which
  after consummation of the transaction, R&B Falcon or any         Transocean Sedco Forex sells or transfers to any person any
  subsidiary, as the case may be, shall have expended for          drilling rig or drillship that it then leases back from them.
  property used or to be used in the ordinary course of            This term excludes leases shorter than three years,
  business of R&B Falcon and its subsidiaries an amount            intercompany leases, leases executed within 12 months of the
  equal to all or a portion of the net proceeds of such            acquisition, construction, improvement or commencement of
  transaction and R&B Falcon elects to designate such amount       commercial operation of the drilling rig or drillship, and
  as a credit against the transaction (with any such amount        arrangements pursuant to any provision of law with an effect
  not being so designated to be applied as set forth in the        similar to the former Section 168(f)(8) of the Internal
  bullet point below); or                                          Revenue Code of 1954 (which permitted the lessor to recognize depreciation on the property).
- R&B Falcon, within twelve months after the effective date
  of the transaction, applies to the voluntary defeasance or retirement of the debt securities or any indebtedness that is pari passu to the debt securities an amount equal to
  the greater of the net proceeds of the sale or transfer of the property leased in the transaction and the fair value, as determined by the Board of Directors of R&B Falcon, of
  such property at the time of entering into such
  transaction (in either case adjusted to reflect the
  remaining term of the lease and any amount expended by R&B
  Falcon as set forth in the second bullet point above),
  less the principal amount of debt securities and pari
  passu indebtedness voluntarily defeased or retired by R&B
  Falcon within such 12-month period and not designated as a credit against any other sale/leaseback transaction
  entered into by R&B Falcon or any Subsidiary during such
  period.

                    THE R&B FALCON NOTES                                          THE TRANSOCEAN SEDCO FOREX NOTES
                    --------------------                                          --------------------------------
Under the R&B Falcon 9.125%-9.50% notes indenture, this
provision applies to R&B Falcon and its Restricted
Subsidiaries. Under the R&B Falcon 6.50%-7.375% notes
indenture, this provision applies to R&B Falcon and all of
its subsidiaries.

PROVISION OF FINANCIAL INFORMATION                                   PROVISION OF FINANCIAL INFORMATION
R&B Falcon covenants under the R&B Falcon 6.50%-7.735% notes         Under the Transocean Sedco Forex indenture, Transocean Sedco
indenture that it will:                                              Forex does not covenant to provide financial information.
- file with the R&B Falcon trustee and furnish to any holder of debt securities issued under the R&B Falcon 6.50%-7.735%
  notes indenture, within 15 days after filing the same with the SEC, annual reports and such information, documents and other reports that R&B Falcon is required to file with the
  SEC;
- file with the R&B Falcon trustee and furnish to any holder of debt securities issued under the R&B Falcon 6.50%-7.735%
  notes indenture, within 60 days after the end of each of the three quarters of each fiscal year, interim reports of R&B
  Falcon that R&B Falcon is required to file with the SEC; and
- If R&B Falcon is not subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of
  1934, as amended, file with the R&B Falcon trustee, and
  furnish to any holder of debt securities issued under the
  R&B Falcon 6.50%-7.735% notes indenture, within 15 days
  after R&B Falcon would have been required to file the same with the SEC, financial statements, including any notes
  thereto (and with respect to annual reports, an auditors'
  report by a firm of established national reputation), and a
  "Management's Discussion and Analysis of Financial
  Conditions and Results of Operations."
R&B Falcon covenants under the R&B Falcon 9.125%-9.50% notes indenture that it will file with the SEC and furnish to the
R&B Falcon trustee and furnish to any holder of debt
securities issued under the R&B Falcon 9.125%-9.50% notes
indenture, within 15 days after filing the same with the SEC, annual reports and such information, documents and other
reports specified in Sections 13 and 15(d) of the Securities
Exchange Act of 1934, notwithstanding the fact that R&B Falcon may not remain subject to those reporting requirements.

                    THE R&B FALCON NOTES                                          THE TRANSOCEAN SEDCO FOREX NOTES
                    --------------------                                          --------------------------------
LIMITATION ON MERGERS AND CONSOLIDATIONS                           LIMITATION ON MERGERS AND CONSOLIDATIONS
In general, R&B Falcon may consolidate with or merge into          The Transocean Sedco Forex indenture generally permits a
any other entity, or sell, lease, convey, transfer all or          consolidation or merger between Transocean Sedco Forex and
substantially all of its assets to any person without the          another entity. The indenture also permits the transfer or
consent of the holders of the debt securities issued under         disposal of all or substantially all of Transocean Sedco
the R&B Falcon indentures. However, R&B Falcon may not take        Forex's assets. Transocean Sedco Forex has agreed, however,
any of these actions unless:                                       that it will consolidate with or merge into any entity, or transfer or dispose of all or substantially all of our assets
- the successor entity or transferee is a corporation,             to any entity, only if:
  organized and validly existing, under the laws of the
  United States or the District of Columbia and expressly          - the resulting entity assumes the due and punctual payment of
  assumes, by supplemental indenture, in a form satisfactory         the debt securities issued under the Transocean Sedco Forex
  to the R&B Falcon trustee, all of the obligations of R&B           indenture and the performance of Transocean Sedco Forex's
  Falcon under the R&B Falcon indentures and the debt                covenants under the indenture, and
  securities;
                                                                   - immediately after giving effect to the transaction, no event
- immediately after giving effect to the transaction, no             of default, and no event that, after notice or lapse of
  Event of Default (as defined below) shall have occurred            time, would become an event of default, would occur and be
  and be continuing;                                                 continuing.
- in the case of the R&B Falcon 9.125%-9.50% notes indenture       If a resulting entity assumes the Transocean Sedco Forex notes
  only, immediately after giving effect to the transaction,        and the Transocean Sedco Forex indenture as described above,
  the surviving person would be able to incur at least $1.00       Transocean Sedco Forex will be relieved of its obligations
  of indebtedness under the provisions of the section              under the Transocean Sedco Forex notes and Transocean Sedco
  entitled "Limitation on Indebtedness";                           Forex indenture, except in the case of our transfer or
                                                                   disposal of assets by lease.
- R&B Falcon delivers to the R&B Falcon trustee an officers'
  certificate and opinion of counsel each stating that the
  transaction and the supplemental indenture comply with the applicable provisions of the R&B Falcon indenture.
In the event a successor entity or transferee assumes the
obligations of R&B Falcon, the successor entity or
transferee will succeed to all of the obligations and
responsibilities of, and be substituted for, and may
exercise every right and power of, R&B Falcon under the R&B
Falcon indentures. After the assumption of the obligations
of R&B Falcon, except in the case of a lease, R&B Falcon
will be relieved of all obligations and covenants under the
R&B Falcon indentures and with respect to the debt
securities issued under the R&B Falcon indentures.

                    THE R&B FALCON NOTES                                          THE TRANSOCEAN SEDCO FOREX NOTES
                    --------------------                                          --------------------------------
EVENTS OF DEFAULT                                                  EVENTS OF DEFAULT
An "Event of Default" is defined in the R&B Falcon                 The following are events of default with respect to the
indentures with respect to debt securities of any series as        Transocean Sedco Forex notes:
being:
                                                                   - Transocean Sedco Forex's failure to pay interest on or any
- default by R&B Falcon or any guarantor for 30 days in              additional amounts with respect to the Transocean Sedco
  payment of any interest on the R&B Falcon notes of such            Forex notes for 30 days,
  series,
                                                                   - Transocean Sedco Forex's failure to pay principal of or any
- default by R&B Falcon or any guarantor in any payment of           premium on the Transocean Sedco Forex notes when due,
  principal of or premium, if any, on the R&B Falcon notes
  of such series,                                                  - Transocean Sedco Forex's failure to perform any of its other covenants in the Transocean Sedco Forex indenture (other
- default by R&B Falcon or any guarantor in compliance with          than a covenant included in the Transocean Sedco Forex
  any of its other covenants applicable to the R&B Falcon            indenture solely for the benefit of another series of debt
  notes of such series or agreements in, or provisions of,           securities) for 90 days after written notice by the
  the R&B Falcon notes of such series, the guarantees, if            Transocean Sedco Forex trustee or by the holders of at least
  any, or the R&B Falcon indentures which shall not have             25% in principal amount of all outstanding debt securities
  been remedied within 60 days after written notice by the           under the Transocean Sedco Forex indenture,
  R&B Falcon trustee or by the holders of at least 25% in
  principal amount of each series of R&B Falcon notes then         - various events involving a bankruptcy, insolvency or
  outstanding,                                                       reorganization of Transocean Sedco Forex, and
- the acceleration of the maturity of any indebtedness             - any other event of default provided for with respect to the
  (other than of R&B Falcon notes of such series or any              Transocean Sedco Forex notes.
  non-recourse indebtedness) of R&B Falcon or any subsidiary
  of R&B Falcon having an outstanding principal amount of          A default under the Transocean Sedco Forex indenture with
  $20 million or more individually or in the aggregate, or a       respect to one series of debt securities issued under the
  default in the payment of any principal or interest in           indenture will not necessarily be a default with respect to
  respect of any indebtedness (other than the R&B Falcon           another series. The Transocean Sedco Forex trustee may
  notes of such series or any non-recourse indebtedness) of        withhold notice to the holders of the Transocean Sedco Forex
  R&B Falcon or any subsidiary of R&B Falcon having an out-        notes of any default or event of default (except for a default
  standing principal amount of $20 million or more                 in any payment on the Transocean Sedco Forex notes) if the
  individually or in the aggregate and such default shall be       Transocean Sedco Forex trustee considers it in the interest of
  continuing for a period of 30 days without R&B Falcon or         the holders of the Transocean Sedco Forex notes to do so.
  such subsidiary, as the case may be, effecting a cure of
  such default,                                                    In the case of an event of default with respect to the
                                                                   Transocean Sedco Forex notes, the Transocean Sedco Forex
- a final judgment or order for the payment of money in            trustee or the holders of at least 25% in principal amount of
  excess of $20 million (net of applicable insurance               the series of the Transocean Sedco Forex notes affected by the
  coverage) having been rendered against R&B Falcon, a             default (or, in some cases, of all outstanding debt securities
  guarantor or any Significant Subsidiary of R&B Falcon and        under the indenture, voting as a class) may declare the
  such judgment or order shall continue unsatisfied and            principal of those Transocean Sedco Forex notes to be due and
  unstayed for a period of 60 days, or                             payable immediately. If an event of default relating to events of bankruptcy, insolvency or reorganization occurs, the
- certain events involving bankruptcy, insolvency or               principal of the Transocean Sedco Forex notes will become
  reorganization of R&B Falcon, a guarantor, or any                immediately due and payable without any action on the part of
  Significant Subsidiary of R&B Falcon.                            the Transocean Sedco Forex trustee or any holder. The holders of a
The R&B Falcon indentures provide that the R&B Falcon
trustee may withhold notice to the holders of the R&B Falcon notes of any default (except in payment of principal of or
premium, if any, or

                    THE R&B FALCON NOTES                                          THE TRANSOCEAN SEDCO FOREX NOTES
                    --------------------                                          --------------------------------
interest on the R&B Falcon notes) if the R&B Falcon trustee        majority in principal amount of the outstanding Transocean
considers it in the interest of the holders of the R&B             Sedco Forex notes affected by the default (or, in some cases,
Falcon notes to do so.                                             of all outstanding debt securities under the indenture, voting as one class) may in some cases rescind this accelerated
If an Event of Default occurs and is continuing with respect       payment requirement. Depending on the terms of Transocean
to the R&B Falcon indentures (other than certain events of         Sedco Forex's other indebtedness, an event of default under
bankruptcy, insolvency or reorganization) with respect to          the Transocean Sedco Forex indenture may give rise to cross
any series of R&B Falcon notes, the R&B Falcon trustee or          defaults on its other indebtedness.
the holders of not less than 25% in principal amount of such
series of R&B Falcon notes outstanding may declare the             In most cases, the Transocean Sedco Forex trustee will be
principal of and premium, if any, and accrued but unpaid           under no obligation to exercise any of its rights or powers
interest on all the R&B Falcon notes of such series to be          under the Transocean Sedco Forex indenture at the request or
due and payable. Upon such a declaration, such principal,          direction of any of the holders, unless those holders have
premium, if any, and interest will be due and payable              offered to the Transocean Sedco Forex trustee reasonable
immediately.                                                       indemnity. The holders of a majority in principal amount of any series of Transocean Sedco Forex notes (or, in some cases,
If an Event of Default relating to certain events of               of all outstanding debt securities under the indenture) may
bankruptcy, insolvency or reorganization occurs and is             direct the time, method and place of:
continuing, the principal of and premium, if any, and
interest on all the R&B Falcon notes will become and be            - conducting any proceeding for any remedy available to that
immediately due and payable without any declaration or other         series of Transocean Sedco Forex trustee, or
act on the part of the R&B Falcon trustee or any holders of
the R&B Falcon notes.                                              - exercising any trust or power conferred on the Transocean
                                                                     Sedco Forex trustee with respect to that series of
The amount due and payable on the acceleration of any R&B            Transocean Sedco Forex notes.
Falcon note will be equal to 100% of the principal amount of
such note, plus accrued interest to the date of payment.           In the case of an event of default, the Transocean Sedco Forex trustee will be required to use the degree of care and skill
Under certain circumstances, the holders of a majority in          of a prudent man in the conduct of his own affairs.
principal amount of the outstanding R&B Falcon notes of any
series may rescind any such acceleration with respect to the       A holder of Transocean Sedco Forex notes may not individually
R&B Falcon notes of such series and its consequences.              pursue any remedy under the Transocean Sedco Forex indenture unless all of the following conditions are met:
No holder of a R&B Falcon note of any series may pursue any
remedy under the R&B Falcon indentures unless:                     - the holder has previously given written notice to the
                                                                     trustee of an event of default with respect to that series
- the R&B Falcon trustee shall have received written notice          of Transocean Sedco Forex notes,
  of a continuing Event of Default,
                                                                   - the holders of not less than 25% in principal amount of the
- the R&B Falcon trustee shall have received a request from          Transocean Sedco Forex notes of that series have made a
  holders of at least 25% in principal amount of such series         written request to the Transocean Sedco Forex trustee to
  of R&B Falcon notes to pursue such remedy,                         institute proceedings in its own name,
- the R&B Falcon trustee shall have been offered indemnity         - the holder has offered the trustee reasonable indemnity, reasonably satisfactory to it,
                                                                   - the Transocean Sedco Forex trustee has failed to act within
- the R&B Falcon trustee shall have failed to act for a              60 days after receipt of the notice and indemnity, and
  period of 60 days after receipt of such notice and offer
  of indemnity; however, such provision does not affect the        - the holders of a majority in principal amount of the
  right of a holder of a R&B Falcon note to sue for                  outstanding Transocean Sedco Forex notes
  enforcement of any overdue payment thereon, and
- during the 60 day period a majority of holders do

                    THE R&B FALCON NOTES                                          THE TRANSOCEAN SEDCO FOREX NOTES
                    --------------------                                          --------------------------------
  not give the R&B Falcon trustee a direction inconsistent           of that series have given no direction inconsistent with the
  with the request.                                                  request.
The holders of a majority in principal amount of any series        The foregoing limitations with respect to remedies do not,
of the R&B Falcon notes then outstanding have the right to         however, affect the right of a holder of any Transocean Sedco
direct the time, method and place of conducting any                Forex note to sue for the enforcement of any overdue payment.
proceeding for exercising any remedy available to the R&B
Falcon trustee under the R&B Falcon indentures, subject to
certain limitations specified in the R&B Falcon indenture
with respect to such series.
The R&B Falcon indentures require the annual filing by R&B
Falcon with the R&B Falcon trustee of a written statement as to compliance with the covenants contained in the R&B Falcon indentures.
Capitalized terms used but not defined in the above
description are defined in the R&B Falcon indentures as
follows:
"Significant Subsidiary" has the meaning set forth in
Regulation S-X under the Securities Exchange Act of 1934, as amended.
Under the R&B Falcon 9.125%-9.50% notes indenture, the
provisions described above apply to the acceleration of
indebtedness of R&B Falcon, any guarantors and any
Significant Subsidiary of R&B Falcon that is a Restricted
Subsidiary. Under the R&B Falcon 6.50%-7.375% notes
indenture, these provisions generally apply to R&B Falcon
and all of its subsidiaries and, in some cases, R&B Falcon
and its Significant Subsidiaries.


SATISFACTION AND DISCHARGE OF THE INDENTURES; DEFEASANCE AND         SATISFACTION AND DISCHARGE OF THE INDENTURE; DEFEASANCE AND
COVENANT DEFEASANCE                                                  COVENANT DEFEASANCE
R&B Falcon and the guarantors, if any, may terminate certain         Under the Transocean Sedco Forex indenture, the term
of their obligations under the R&B Falcon indentures with            "defeasance" means discharge from some or all of Transocean
respect to R&B Falcon notes of any series, including those           Sedco Forex's obligations under the Transocean Sedco Forex
described under the section "Certain Covenants," if:                 indenture. If Transocean Sedco Forex deposits with the
                                                                     Transocean Sedco Forex trustee money or U.S. government
- R&B Falcon irrevocably deposits in trust with the R&B Falcon       securities sufficient to make payments on the Transocean Sedco
  trustee cash or non-callable U.S. Government Obligations or        Forex notes of a series on the dates those payments are due
  a combination thereof sufficient to pay principal of and           and payable, then at its option either of the following will
  interest on such series of R&B Falcon notes to maturity, and       occur:
  to pay all other sums payable by it under the R&B Falcon
  indentures;                                                        - Transocean Sedco Forex will no longer have any obligation to the holders of the Transocean Sedco Forex notes of that
- no default or Event of Default shall have occurred and be            series to comply with the restrictive covenants under the
  continuing on the date of such deposit;                              Transocean Sedco Forex indenture, and the related events of default will no longer apply to Transocean Sedco Forex
- R&B Falcon shall have delivered to the R&B Falcon trustee an         ("covenant defeasance"), but its other obligations under the
  opinion of counsel acceptable to the R&B Falcon trustee or a         Transocean Sedco Forex indenture and the Transocean Sedco
  tax ruling to the                                                    Forex

                    THE R&B FALCON NOTES                                          THE TRANSOCEAN SEDCO FOREX NOTES
                    --------------------                                          --------------------------------
  effect that the holders of the R&B Falcon notes of such            notes of that series, including its obligations to make
  series will not recognize income, gain or loss for Federal         payments on the Transocean Sedco Forex notes of that series,
  income tax purposes as a result of R&B Falcon's exercise           to register the transfer or exchange of the Transocean Sedco
  of its option under such section and will be subject to            Forex notes of that series, to replace stolen, lost or
  Federal income tax on the same amount and in the same              mutilated Transocean Sedco Forex notes of that series, to
  manner and at the same times as would have been the case           maintain paying agencies and to hold monies for payment in
  if such option had not been exercised;                             trust, will continue, or
- R&B Falcon delivers to the R&B Falcon trustee certain            - Transocean Sedco Forex will be discharged from all of its
  other documents called for by the R&B Falcon indenture,            obligations with respect to the Transocean Sedco Forex notes
  including an officers' certificate and opinions of                 of that series ("legal defeasance and discharge") and
  counsel; and                                                       holders of the Transocean Sedco Forex notes of that series would be entitled to claim payments on their debt securities
- R&B Falcon satisfies other conditions.                           only from the trust fund.
R&B Falcon's payment obligations and the guarantors'               Transocean Sedco Forex will be required to deliver to the
guarantees, if any, shall survive until the R&B Falcon notes       Transocean Sedco Forex trustee an opinion of counsel that the
are no longer outstanding.                                         deposit and related defeasance would not cause the holders of the Transocean Sedco Forex notes to recognize income, gain or
The R&B Falcon indentures provide that the indenture shall         loss for U.S. federal income tax purposes. If Transocean Sedco
cease to be of further effect with respect to R&B Falcon           Forex elects legal defeasance and discharge, that opinion of
notes of any series (subject to certain exceptions relating        counsel must be based upon a ruling from the U.S. Internal
to compensation and indemnity of the R&B Falcon trustee and        Revenue Service or a change in law to that effect.
repayment to R&B Falcon of excess money or securities) when:
- either all outstanding R&B Falcon notes of such series
  theretofore authenticated and issued (other than
  destroyed, lost or stolen R&B Falcon notes that have been
  replaced or paid) have been delivered to the R&B Falcon
  trustee for cancellation; or all outstanding R&B Falcon
  notes of such series not theretofore delivered to the R&B
  Falcon trustee for cancellation (1) have become due and
  payable or (2) will become due and payable at their stated
  maturity within one year and R&B Falcon has deposited or
  caused to be deposited with the R&B Falcon trustee as
  funds (immediately available to the holders in the case of clause (1)) in trust for such purpose an amount which,
  together with earnings thereon, will be sufficient to pay
  and discharge the entire indebtedness on such R&B Falcon
  notes of such series for principal and interest to the
  date of such deposit (in the case of R&B Falcon notes of
  such series which have become due and payable) or to the
  stated maturity, as the case may be;
- R&B Falcon has paid all other sums payable by it under the
  R&B Falcon indenture; and
- R&B Falcon has delivered to the R&B Falcon trustee an
  officers' certificate stating that all conditions
  precedent to satisfaction and discharge of the R&B Falcon
  indenture have been

                    THE R&B FALCON NOTES                                          THE TRANSOCEAN SEDCO FOREX NOTES
                    --------------------                                          --------------------------------
  complied with, together with an opinion of counsel to the
  same effect.
Capitalized terms used but not defined in the above
description are defined in the R&B Falcon indentures as
follows:
"U.S. Government Obligations" means direct obligations of
the United States of America for the payment of which the
full faith and credit of the United States of America is
pledged.

AMENDMENT, MODIFICATION AND WAIVER                                   AMENDMENT, MODIFICATION AND WAIVER
R&B Falcon, the guarantors, if any, and the R&B Falcon trustee       Transocean Sedco Forex may modify or amend the Transocean
may make modifications and amendments to the R&B Falcon              Sedco Forex indenture if the holders of a majority in
indentures or the R&B Falcon notes with the consent of the           principal amount of the outstanding debt securities of all
holders of a majority in principal amount of each series of          series issued under the Transocean Sedco Forex indenture (act-
the R&B Falcon notes then outstanding; provided that no such         ing as one class) affected by the modification or amendment
modification or amendment may, without the consent of the            consent to it. Without the consent of the holder of each
holder of each R&B Falcon note then outstanding affected             outstanding debt security affected, however, no modification
thereby of any series:                                               may:
- reduce the amount of R&B Falcon notes of such series whose         - change the stated maturity of the principal of or any
  holders must consent to an amendment, supplement or waiver;          installment of principal of or interest on any debt
                                                                       security,
- reduce the rate of or change the time for payment of
  interest, including default interest, on any R&B Falcon note       - reduce the principal amount of, the interest rate on, any
  of such series;                                                      additional amount with respect to or the premium payable
                                                                       upon redemption of any debt security,
- reduce the principal of or change the fixed maturity of any
  R&B Falcon note of such series or alter the premium or other       - make the debt security payable in a currency other than
  provisions with respect to redemption;                               originally stated in the debt security,
- make any R&B Falcon note payable in money other than that          - change the place where the principal of, any additional
  stated in the R&B Falcon note of such series;                        amounts with respect to or any premium or interest on any
                                                                       debt security is payable,
- impair the right to institute suit for the enforcement of
  any payment of principal of, or premium, if any, or interest       - impair the right to institute suit for the enforcement of
  on, any R&B Falcon note of such series;                              any payment on any debt security,
- make any change in the percentage of principal amount of R&B       - reduce the percentage in principal amount of outstanding
  Falcon notes necessary to waive compliance with certain              debt securities necessary to modify the Transocean Sedco
  provisions of the R&B Falcon indentures; or                          Forex indenture, waive compliance with the provisions of the
                                                                       Transocean Sedco Forex indenture or waive defaults, or
- waive a continuing default or Event of Default in the
  payment of principal of, or premium, if any, or interest on        - modify any of the above provisions.
  the R&B Falcon notes of such series.
                                                                     Transocean Sedco Forex and the Transocean Sedco Forex trustee
R&B Falcon, the guarantors, if any, and the R&B Falcon trustee       may agree to modify, amend or supplement the Transocean Sedco
may make modifications and amendments of the R&B Falcon              Forex indenture without the consent of any holders of the
indentures without the consent of any holders of R&B Falcon          Transocean Sedco Forex notes in certain circumstances,
notes in certain limited circumstances, including:                   including:
                                                                     - to evidence the assumption of its obligations under the
                                                                       Transocean Sedco Forex indenture and the debt securities
                                                                       issued under the Transocean Sedco Forex indenture by a
                                                                       successor,

                    THE R&B FALCON NOTES                                          THE TRANSOCEAN SEDCO FOREX NOTES
                    --------------------                                          --------------------------------
- to cure any ambiguity, omission, defect or incon-
  sistency;                                                        - to add covenants or events of default or to surrender any of its rights under the Transocean Sedco Forex indenture,
- to provide for the assumption of the obligations of R&B
  Falcon or any guarantor under the R&B Falcon indentures          - to provide security for any series of debt securities issued
  upon the merger, consolidation or sale or other                    under the Transocean Sedco Forex indenture,
  disposition of all or substantially all of the assets of
  R&B Falcon or any such guarantor;                                - to make any change that does not adversely affect any
                                                                     outstanding debt securities of a series,
- to provide for uncertificated R&B Falcon notes in addition
  to or in place of certificated R&B Falcon notes;                 - to establish the terms of any series of debt securities,
- to reflect the release of any guarantor from its                 - to add provisions necessary to permit or facilitate
  guarantee, or the addition of any subsidiary of R&B Falcon         defeasance of any series of debt securities if Transocean
  as a guarantor, in the manner provided by the R&B Falcon           Sedco Forex has received an opinion of counsel that those
  indentures;                                                        provisions do not materially adversely affect the holders of any series of debt securities,
- to comply with any requirement in order to effect or
  maintain the qualification of the R&B Falcon indentures          - to provide for a successor trustee, or
  under the Trust Indenture Act of 1939;
                                                                   - to cure any ambiguity, defect or inconsistency.
- to add guarantees of the securities;
                                                                   The holders of a majority in principal amount of the
- to comply with any requirements of the SEC in connection         outstanding Transocean Sedco Forex notes of any series (or, in
  with qualifying the R&B Falcon indentures under the Trust        some cases, of all outstanding debt securities under the
  Indenture Act;                                                   Transocean Sedco Forex indenture or of all series affected)
                                                                   may waive past defaults under the Transocean Sedco Forex
- to add to the covenants of R&B Falcon or any guarantor for       indenture and compliance by Transocean Sedco Forex with its
  the benefit of the holders or to surrender any power             covenants under the Transocean Sedco Forex indenture. Those
  conferred upon R&B Falcon or any guarantor; or                   holders may not, however, waive any default in any payment on any debt security of that series or compliance with a provi-
- to make any change that does not adversely affect the            sion that cannot be modified or amended without the consent of
  rights of any holder of R&B Falcon notes in any material         each holder affected.
  respect.

LIMITATION ON INDEBTEDNESS                                           LIMITATION ON INDEBTEDNESS
See "Limitation on Indebtedness in the R&B Falcon 9.125%-9.50%       There is no comparable provision under the Transocean Sedco
Notes Indenture" below.                                              Forex indenture.

LIMITATION ON RESTRICTED PAYMENTS                                    LIMITATION ON RESTRICTED PAYMENTS
See "Limitation on Restricted Payments in the R&B Falcon             There is no comparable provision under the Transocean Sedco
9.125%-9.50% Notes Indenture" below.                                 Forex indenture.

GOVERNING LAW                                                        GOVERNING LAW
                                                                     The laws of the State of New York govern or will govern the
The laws of the State of New York govern the R&B Falcon              Transocean Sedco Forex indenture and the debt securities
indentures and the debt securities issued under the                  issued or to be issued under the indenture. See "Description
indentures.                                                          of the Transocean Notes -- Governing Law."

LIMITATION ON INDEBTEDNESS IN THE R&B FALCON 9.125%-9.50% NOTES INDENTURE

     The provision described below is contained only in the R&B Falcon 9.125%-9.50% notes indenture. In the event that at any time (1) the ratings assigned to the notes by both Moody's and Standard & Poor's are both investment grade ratings and (2) no default has occurred and is continuing under the R&B Falcon 9.125%-9.50% notes indenture, R&B Falcon and its Restricted Subsidiaries will no longer be subject to the provision of the R&B Falcon 9.125%-9.50% notes indenture described below, so long as the investment grade ratings are maintained. R&B Falcon presently maintains an investment grade rating. Therefore, the provision described below is currently suspended.

     R&B Falcon covenants under the R&B Falcon 9.125%-9.50% notes indenture that it will not, and will not permit any Restricted Subsidiary to, incur, directly or indirectly, any indebtedness unless its pro forma consolidated EBITDA coverage ratio at the date of such incurrence exceeds 2.25 to 1.0.

     Incurrence of the following indebtedness is not restricted by this covenant:

     - Indebtedness of R&B Falcon pursuant to its credit facilities, and the guarantee of this indebtedness by Restricted Subsidiaries, that the aggregate amount of this indebtedness outstanding does not exceed $350 million.

     - Indebtedness of R&B Falcon or a Restricted Subsidiary owed to and held by a Restricted Subsidiary or indebtedness of a Restricted Subsidiary owed to and held by R&B Falcon. However, any subsequent issuance or transfer of any capital stock that results in the Restricted Subsidiary to whom indebtedness is owed ceasing to be a Restricted Subsidiary or any transfer of the indebtedness (other than to R&B Falcon or another Restricted Subsidiary) will be deemed, in each case, to constitute the incurrence of such indebtedness.

     - The R&B Falcon notes and indebtedness incurred in exchange for, or the proceeds of which are used to refund or refinance, any indebtedness permitted by these provisions if (1) the principal amount of the indebtedness so incurred does not exceed the principal amount of the indebtedness so exchanged, refunded or refinanced (plus the amount of reasonable related fees and expenses, including any premium or defeasance costs) and (2) the indebtedness so incurred (A) does not mature prior to the stated maturity of the indebtedness so exchanged, refunded or refinanced and (B) has an average life equal to or greater than the remaining average life of the indebtedness so exchanged, refunded or refinanced.

     - Indebtedness of R&B Falcon or any Restricted Subsidiary (other than indebtedness described in the first three bullet points above) (1) outstanding on the issue date or incurred pursuant to agreements as in effect on the issue date and (2) indebtedness incurred in exchange for, or the proceeds of which are used to refund or refinance, any indebtedness permitted by this provision or permitted by the provision described in the first bullet point above; if (A) the principal amount of the indebtedness so incurred does not exceed the principal amount of the indebtedness so exchanged, refunded or refinanced (plus the amount of reasonable related fees and expenses, including any premium or defeasance costs); and (B) the indebtedness so incurred (i) does not mature prior to the stated maturity of the indebtedness so exchanged, refunded or refinanced and (ii) has an average life equal to or greater than the remaining average life of the indebtedness so exchanged, refunded or refinanced.

     - Indebtedness of R&B Falcon or any Restricted Subsidiary consisting of guarantees in connection with any synthetic lease obligations of persons incurred to finance the construction or upgrade of the drillship Deepwater Frontier and the drillship Pathfinder pursuant to agreements governing such obligations.

     - Acquired indebtedness of any Restricted Subsidiary in an aggregate amount not to exceed $300 million, if R&B Falcon on a pro forma basis could incur $1.00 of additional indebtedness pursuant to the EBITDA coverage ratio test of this covenant.

     - Indebtedness of R&B Falcon or any Restricted Subsidiary consisting of guarantees, indemnities or obligations in respect of purchase price adjustments in connection with the acquisition or disposition of assets, including shares of capital stock.

     - The incurrence by R&B Falcon's unrestricted Subsidiaries of non-recourse indebtedness. If any of this indebtedness ceases to be non-recourse indebtedness of any unrestricted Subsidiary, this event will be deemed to constitute an incurrence of indebtedness by a Restricted Subsidiary of R&B Falcon that was not permitted by this provision.

     - Obligations of R&B Falcon or a Restricted Subsidiary under performance or surety bonds relating to building contracts for the construction of drilling rigs, drillships or similar vessels or contracts for the installation of related equipment.

     - Hedging obligations.

     - Indebtedness of R&B Falcon or any Restricted Subsidiary in an aggregate principal amount which, together with all other indebtedness of R&B Falcon then outstanding (other than indebtedness permitted by the preceding bullet points) does not exceed $50 million;

R&B Falcon is not permitted to issue any indebtedness if the proceeds are used, directly or indirectly, to repay, prepay, redeem, defease, retire, refund or refinance any subordinated obligations unless such indebtedness will be subordinated to the R&B Falcon notes to at least the same extent as the subordinated obligations.

LIMITATION ON RESTRICTED PAYMENTS IN THE R&B FALCON 9.125%-9.50% NOTES INDENTURE

     The provision described below is contained only in the R&B Falcon 9.125%-9.50% notes indenture. In the event that at any time (1) the ratings assigned to the notes by both Moody's and Standard & Poor's are both investment grade ratings and (2) no default has occurred and is continuing under the R&B Falcon 9.125%-9.50% notes indenture, R&B Falcon and its Restricted Subsidiaries will no longer be subject to the provision of the R&B Falcon 9.125%-9.50% notes indenture described below, so long as the investment grade ratings are maintained. R&B Falcon presently maintains an investment grade rating. Therefore, the provision described below is currently suspended.

     R&B Falcon covenants under the R&B Falcon 9.125%-9.50% notes indenture that it will not, and will not permit any Restricted Subsidiary, directly or indirectly, to declare or pay any dividend or make any distribution on or in respect of its capital stock (including any payment in connection with any merger or consolidation involving R&B Falcon) or to the direct or indirect holders of its capital stock:

     - purchase, redeem or otherwise acquire or retire for value any capital stock of R&B Falcon or of any direct or indirect parent of R&B Falcon, or any Restricted Subsidiary, except capital stock held by R&B Falcon or a Restricted Subsidiary,

     - purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, any subordinated obligations, other than the purchase, repurchase or other acquisition of subordinated obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition,

     - make certain investments,

(any such dividend, distribution, purchase, redemption, repurchase, defeasance, other acquisition, retirement or investment being herein referred to as a "Restricted Payment") if at the time R&B Falcon or such Restricted Subsidiary makes such Restricted Payment:

     - a default has occurred and is continuing (or would result from the Restricted Payment), or

     - R&B Falcon would not be permitted to incur an additional $1.00 of indebtedness pursuant to the EBITDA coverage ratio test of the limitation on indebtedness covenant in the R&B Falcon 9.125%-9.50% notes indenture after giving pro forma effect to such Restricted Payment, or

     - the aggregate amount of the Restricted Payment and all other Restricted Payments since the date on which the R&B Falcon notes were originally issued would exceed the sum of:

        - 50% of its consolidated net income accrued during the period, treated as one accounting period, from the beginning of the fiscal quarter during which the R&B Falcon notes were originally issued to the end of the most recent fiscal quarter ending at least 45 days prior to the date of the Restricted Payment or, in case the consolidated net income is a deficit, minus 100% of such deficit,

        - 100% of the aggregate net proceeds (including the fair market value of non-cash proceeds, which are to be determined in good faith by the Board of Directors of R&B Falcon) received by R&B Falcon from the issue or sale of its capital stock (other than redeemable stock or exchangeable stock) subsequent to the issue date, other than an issuance or sale to a Restricted Subsidiary or an employee stock ownership plan or similar trust,

        - the amount by which indebtedness of R&B Falcon is reduced on R&B Falcon's balance sheet upon the conversion or exchange (other than by a Restricted Subsidiary) subsequent to the incurrence of any indebtedness of R&B Falcon convertible or exchangeable for capital stock (other than redeemable stock or exchangeable stock) of R&B Falcon, less the amount of any cash, or other property, distributed by R&B Falcon upon such conversion or exchange,

        - to the extent not otherwise included in consolidated net income, the net reduction in investments in unrestricted Subsidiaries resulting from dividends, repayments of loans or advances, or other transfers of assets, in each case to R&B Falcon or any Restricted Subsidiary after the issue date from any unrestricted Subsidiary or from the redesignation of an unrestricted Subsidiary as a Restricted Subsidiary, not to exceed in the case of any Restricted Subsidiary the total amount of investments (other than investments permitted under the terms of the R&B Falcon 9.125%-9.50% notes indenture) in such Restricted Subsidiary made by R&B Falcon and its Restricted Subsidiaries in such unrestricted Subsidiary after the issue date, and

        - $20 million.

     The provisions of this section do not prohibit:

     - any dividends or distributions payable solely in its non-convertible capital stock or in options, warrants or other rights to purchase its non-convertible capital stock,

     - any dividends or distributions payable to R&B Falcon or a Restricted Subsidiary,

     - any pro rata dividends or distributions on the capital stock of a Restricted Subsidiary held by minority stockholders, including minority stockholders of Arcade Drilling AS, a Norwegian corporation,

     - any purchase or redemption of capital stock or subordinated obligations of R&B Falcon made by exchange for, or out of the proceeds of the substantially concurrent sale of, capital stock of R&B Falcon (other than redeemable stock or exchangeable stock and other than capital stock issued or sold to a Restricted Subsidiary or an employee stock ownership plan). The purchase or redemption will be excluded in the calculation of the amount of Restricted Payments and the net cash proceeds from the sale will be excluded from any calculation of aggregate net proceeds from the sale of capital stock and the calculation of the reduction of indebtedness on R&B Falcon's balance sheet for indebtedness convertible into capital stock mentioned in "Limitations on Indebtedness in the R&B Falcon 9.125%-9.50% Notes Indenture",

     - any purchase or redemption of subordinated obligations of R&B Falcon made by exchange for, or out of the proceeds of the substantially concurrent sale of, indebtedness of R&B Falcon which is permitted to be issued pursuant to the provisions of Section 3.09 of the R&B Falcon 9.125%-9.50% notes indenture, "Limitations on Indebtedness." The purchase or redemption will be excluded in the calculation of the amount of Restricted Payments, or

     - any dividends paid within 60 days after the date of declaration if at the date of declaration the dividend would have complied with this provision; if at the time of payment of the dividend, no other default has occurred and is continuing (or would result from the dividend). The dividend shall be included in the calculation of the amount of Restricted Payments.

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

                            THE PROPOSED AMENDMENTS

     Transocean Sedco Forex is soliciting the consent of the holders of R&B Falcon notes to (1) eliminate some covenants in the R&B Falcon indentures, (2) eliminate some restrictions on R&B Falcon's ability to consolidate, merge or sell all or substantially all of its assets and (3) eliminate some events of default under the R&B Falcon indentures.

     The descriptions below of the provisions of the R&B Falcon indentures to be eliminated or modified do not purport to be complete and are qualified in their entirety by reference to the R&B Falcon indentures and the forms of supplemental indentures to the R&B Falcon indentures that contain the proposed amendments with respect to each series of the R&B Falcon notes (and that is to be executed by R&B Falcon and the R&B Falcon trustee in the event the required consents are obtained). The forms of supplemental indentures have been filed as exhibits to the registration statement of which this prospectus and consent solicitation statement forms a part and are available from the Information Agent upon request. See "Where You Can Find More Information" for information as to how you can obtain a copy of the R&B Falcon indentures, the forms of supplemental indentures and the Transocean Sedco Forex indenture from the SEC.

PROVISIONS TO BE DELETED

  THE R&B FALCON 6.50%-7.375% NOTES INDENTURE

     Transocean Sedco Forex is proposing to delete the following covenants from the R&B Falcon indenture for the 6.50%, 6.75%, 6.95% and 7.375% R&B Falcon notes:

          (1) The covenant in Section 3.03 entitled "SEC Reports; Financial Statements," which is described above under "Description of Differences Between the R&B Falcon Notes and the Transocean Sedco Forex
     Notes -- Provision of Financial Information." In this regard, Transocean Sedco Forex may, if the exchange offers are consummated, file an application (on Form 15) to the SEC to deregister the R&B Falcon common stock under the Securities Exchange Act of 1934, as amended. As a result of such deregistration and the effectiveness of the proposed amendments, R&B Falcon will no longer be obligated to file periodic reports with the SEC or deliver periodic reports to the holders of R&B Falcon debt.

          (2) The covenant in Section 3.05 entitled "Corporate Existence." Under
     Section 3.05, R&B Falcon covenants to preserve its corporate existence and the corporate, partnership or other existence of its subsidiaries.

          (3) The covenant in Section 3.06 entitled "Maintenance of Properties." Under Section 3.06, R&B Falcon covenants to maintain in good condition, repair and working order all properties owned or leased or used in the conduct of its business or the business of any subsidiary.

          (4) The covenant in Section 3.07 entitled "Payment of Taxes and Other Claims." Under Section 3.07, R&B Falcon covenants to pay or discharge, before the same become delinquent, (a) all material taxes, assessments and governmental charges levied or imposed upon R&B Falcon or any subsidiary or upon the income, profits or property of R&B Falcon or any subsidiary, and
     (b) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of R&B Falcon or any subsidiary.

          (5) The covenant in Section 3.09 entitled "Limitation on Sale/Leaseback Transactions," which is described above under "Description of Differences Between the R&B Falcon Notes and the Transocean Sedco Forex Notes -- Limitation on Sale/Leaseback Transactions."

          (6) The covenant in Section 3.10 entitled "Limitation on Liens," which is described above under "Description of Differences Between the R&B Falcon Notes and the Transocean Sedco Forex Notes -- Limitation on Liens."

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

          (7) The covenant in Section 4.01 entitled "Limitations on Mergers and Consolidations," which is described above under "Description of Differences Between the R&B Falcon Notes and the Transocean Sedco Forex
     Notes -- Limitations on Mergers and Consolidations."

          (8) The covenant in Section 4.02 entitled "Successor Corporation Substituted." Under Section 4.02, the successor to a consolidation, merger or sale of substantially all of the assets of R&B Falcon succeeds to R&B Falcon's obligations under the R&B Falcon indenture.

     In conjunction with the deletion of the covenants identified above, Transocean Sedco Forex is proposing to delete the following defined terms in the indenture, which are used only in those covenants or in other defined terms being deleted: "Attributable Indebtedness," "Consolidated Net Worth," "Indebtedness," and "Sale/Leaseback Transactions".

     Transocean Sedco Forex is also requesting a waiver with respect to any default, event of default or other consequence under the R&B Falcon indenture of failing to comply with the terms of the covenants identified above (whether before or after the date of the supplemental indenture) and to delete clauses
(4), (5), (6) and (7) from the definition of "Event of Default" in Section 5.01, "Events of Default." These clauses provide, respectively, that each of the following constitutes an "event of default":

     - a default that results in the acceleration of any debt of R&B Falcon or any of its subsidiaries having an outstanding principal amount of $20 million or more, either individually or in the aggregate with other debt that has been accelerated,

     - a final judgment or order for payment of money in excess of $20 million is rendered against R&B Falcon, any guarantor under the indenture, or any "significant subsidiary" (as such term is defined in Regulation X under the Securities Exchange Act of 1934, as amended) of R&B Falcon and such judgment or order continues unsatisfied and unstayed for a period of 60 days,

     - R&B Falcon, any guarantor under the indenture, or any significant subsidiary of R&B Falcon, pursuant to or within the meaning of Title 11, U.S. Code or any similar federal, state or foreign law for the relief of debtors, commences to a voluntary case, consents to the entry of an order for relief against it in an involuntary case, consents to the appointment of a receiver, trustee, assignee, liquidator or similar official under bankruptcy law for it or for all or a substantial part of its property, or makes a general assignment for the benefit of its creditors, and

     - a court of competent jurisdiction enters an order or decree under Title 11, U.S. Code or any similar federal, state or foreign law for the relief of debtors that remains unstayed and in effect for 60 days and that is for relief against R&B Falcon, any guarantor under the indenture, or any significant subsidiary of R&B Falcon; appoints a receiver, trustee, assignee, liquidator or similar official under bankruptcy law for or for all or a substantial part of the property of R&B Falcon, any guarantor under the indenture, or any significant subsidiary of R&B Falcon, or orders the liquidation of, R&B Falcon, any guarantor under the indenture or any significant subsidiary of R&B Falcon.

  THE R&B FALCON 9.125%-9.50% NOTES INDENTURE

     Transocean Sedco Forex is proposing to delete the following covenants from the R&B Falcon indenture for the 9.125% and 9.50% R&B Falcon notes:

          (1) The covenant in Section 3.03 entitled "SEC Reports; Financial Statements," which is described above under "Description of Differences Between the R&B Falcon Notes and the Transocean Sedco Forex
     Notes -- Provision of Financial Information." In this regard, Transocean Sedco Forex may, if the exchange offers are consummated, file an application

     (on Form 15) to the SEC to deregister the R&B Falcon common stock under the Securities Exchange Act of 1934, as amended. As a result of such deregistration and the effectiveness of the proposed amendments, R&B Falcon will no longer be obligated to file periodic reports with the Commission or deliver periodic reports to the holders of R&B Falcon debt.

          (2) The covenant in Section 3.05 entitled "Corporate Existence." Under
     Section 3.05, R&B Falcon covenants to preserve its corporate existence and the corporate, partnership or other existence of its subsidiaries.

          (3) The covenant in Section 3.06 entitled "Maintenance of Properties." Under Section 3.06, R&B Falcon covenants to maintain in good condition, repair and working order all properties owned or leased or used in the conduct of its business or the business of any subsidiary.

          (4) The covenant in Section 3.07 entitled "Payment of Taxes and Other Claims." Under Section 3.07, R&B Falcon covenants to pay or discharge, before the same become delinquent, (a) all material taxes, assessments and governmental charges levied or imposed upon R&B Falcon or any subsidiary or upon the income, profits or property of R&B Falcon or any subsidiary, and
     (b) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of R&B Falcon or any subsidiary.

          (5) The covenant in Section 3.09 entitled "Limitation on Indebtedness," which is described above under "Description of Differences Between the R&B Falcon Notes and the Transocean Sedco Forex Notes -- Limitation on Indebtedness."

          (6) The covenant in Section 3.10 entitled "Limitation on Sale/Leaseback Transactions," which is described above under "Description of Differences Between the R&B Falcon Notes and the Transocean Sedco Forex Notes -- Limitation on Sale/Leaseback Transactions."

          (7) The covenant in Section 3.11 entitled "Limitation on Liens," which is described above under "Description of Differences Between the R&B Falcon Notes and the Transocean Sedco Forex Notes -- Limitation on Liens."

          (8) The covenant in Section 3.12 entitled "Limitation on Restricted Payments," which is described above under "Description of Differences Between the R&B Falcon Notes and the Transocean Sedco Forex Notes -- Limitation on Restricted Payments."

          (9) The covenant in Section 4.01 entitled "Limitations on Mergers and Consolidations," which is described above under "Description of Differences Between the R&B Falcon Notes and the Transocean Sedco Forex
     Notes -- Limitations on Mergers and Consolidations."

          (10) The covenant in Section 4.02 entitled "Successor Corporation Substituted." Under Section 4.02, the successor to a merger, consolidation or sale of substantially all of the assets of R&B Falcon succeeds to R&B Falcon's obligations under the R&B Falcon indenture.

     In conjunction with the deletion of the covenants identified above, Transocean Sedco Forex is proposing to delete the following defined terms in the indenture, which are used only in those covenants or in other defined terms being deleted: "Attributable Indebtedness"; "Consolidated EBITDA Coverage Ratio"; "Consolidated Net Income"; "Consolidated Net Worth"; "Hedging Obligations"; "Incurrence"; "Indebtedness"; "Restricted Subsidiary"; "Sale/Leaseback Transactions"; and "Suspended Covenants". In addition, Transocean Sedco Forex is proposing to delete Section 3.13 entitled "Covenant Termination." Under Section 3.13, the covenants in Section 3.09, "Limitation on Indebtedness," and 3.12, "Limitation on Restricted Payments," are suspended while the 9.125% and 9.50% R&B Falcon notes are rated investment grade by Moody's and Standard & Poor's.

     Transocean Sedco Forex is also requesting a waiver with respect to any default, event of default or other consequence under the R&B Falcon indenture of failing to comply with the terms of the covenants identified above (whether before or after the date of the supplemental indenture) and to delete clauses
(4), (5), (6) and (7) from the definition of "Event of Default" in Section 5.01, "Events of Default." These clauses provide, respectively, that each of the following constitutes an "event of default":

     - a default that results in the acceleration of any debt of R&B Falcon or any of its subsidiaries having an outstanding principal amount of $20 million or more, either individually or in the aggregate with other debt that has been accelerated,

     - a final judgment or order for payment of money in excess of $20 million is rendered against R&B Falcon, any guarantor under the indenture, or any "significant subsidiary" (as such term is defined in Regulation X under the Securities Exchange Act of 1934, as amended) of R&B Falcon and such judgment or order continues unsatisfied and unstayed for a period of 60 days,

     - R&B Falcon, any guarantor under the indenture, or any significant subsidiary of R&B Falcon, pursuant to or within the meaning of Title 11, U.S. Code or any similar federal, state or foreign law for the relief of debtors, commences to a voluntary case, consents to the entry of an order for relief against it in an involuntary case, consents to the appointment of a receiver, trustee, assignee, liquidator or similar official under bankruptcy law for it or for all or a substantial part of its property, or makes a general assignment for the benefit of its creditors, and

     - a court of competent jurisdiction enters an order or decree under Title 11, U.S. Code or any similar federal, state or foreign law for the relief of debtors that remains unstayed and in effect for 60 days and that is for relief against R&B Falcon, any guarantor under the indenture, or any significant subsidiary of R&B Falcon; appoints a receiver, trustee, assignee, liquidator or similar official under bankruptcy law for or for all or a substantial part of the property of R&B Falcon, any guarantor under the indenture, or any significant subsidiary of R&B Falcon, or orders the liquidation of, R&B Falcon, any guarantor under the indenture or any significant subsidiary of R&B Falcon.

                          CERTAIN RELATED TRANSACTIONS

     R&B Falcon is a party to a $1.8 billion two-year revolving credit agreement with Transocean Sedco Forex, dated April 6, 2001. Amounts outstanding under the revolver bear interest payable quarterly at a rate of the London Interbank Offered Rate plus 0.575 percent to 1.300 percent depending on R&B Falcon's non-credit enhanced senior unsecured public debt rating. The amount currently outstanding under the revolver is less than $1 million.

     A subsidiary of Transocean Sedco Forex provides administrative support services to R&B Falcon. Transocean Sedco Forex charges R&B Falcon a proportional share of its administrative costs based on estimates of the percentage of work the individual Transocean Sedco Forex departments perform for R&B Falcon. In the opinion of management, R&B Falcon is being charged for all costs incurred on its behalf by Transocean Sedco Forex under a comprehensive and reasonable cost allocation method.

     In August 2001, R&B Falcon and one of its subsidiaries sold, in separate transactions, the Jack Bates, Deepwater Millennium, Deepwater Expedition, Peregrine I, Deepwater Horizon, C. Kirk Rhein, Falcon 100, Deepwater Navigator and Deepwater Discovery to Transocean Offshore International Ventures Limited ("TOIVL"). In consideration for the sales of these drilling units, $1.2 billion of debt owed by R&B Falcon to Transocean Sedco Forex was cancelled. In addition, TOIVL delivered promissory notes due August 17, 2011 bearing interest at 5.72 percent per annum and in the aggregate principal amount of $425.0 million. At the time of the sales, each of the drilling units was being utilized in connection with a drilling contract between a subsidiary of R&B Falcon and a customer. These contracts were not transferred and R&B Falcon and its subsidiaries secured the use of the drilling units for the purpose of performing these contracts through charters or other arrangements.

     During 2001, Transocean Sedco Forex or its subsidiaries acquired $10.5 million in total principal amount of the 6.50% R&B Falcon Notes and $12.9 million in total principal amount of the 9.125% R&B Falcon notes. These notes have been retired.

                DESCRIPTION OF THE TRANSOCEAN SEDCO FOREX NOTES

     If the exchange offers are consummated, each series of the Transocean Sedco Forex notes to be issued in exchange for the R&B Falcon notes will be issued under an indenture, dated as of April 15, 1997, as amended, with the Bank of New York as successor trustee to The Chase Manhattan Bank (the "Transocean Sedco Forex trustee"). The Transocean Sedco Forex indenture, as supplemented, will for purposes of the following description of the Transocean Sedco Forex notes, be referred to as the "Transocean Sedco Forex indenture." The Transocean Sedco Forex notes will be issued only in book-entry form in denominations of $1,000 and integral multiples of $1,000.

     The following summary of certain provisions of the Transocean Sedco Forex indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and to all of the provisions of the Transocean Sedco Forex indenture, including the definitions of certain terms in the Transocean Sedco Forex indenture and those terms made a part of the Transocean Sedco Forex indenture by reference to the Trust Indenture Act as in effect on the date of the Transocean Sedco Forex indenture. The Transocean Sedco Forex indenture is, by its terms, subject to and governed by the Trust Indenture Act.

     For purposes of the following description of the Transocean Sedco Forex notes, the terms "Transocean Sedco Forex" and "we" or "our" refers to Transocean Sedco Forex Inc. (and any successor person or entity, as provided in the Transocean Sedco Forex indenture), but does not include its subsidiaries.

     A copy of the Transocean Sedco Forex indenture may be obtained from the information agent and is also filed as an exhibit to the registration statement of which this prospectus and consent solicitation statement is a part. See "Where You Can Find More Information" for information as to how you can obtain a copy of the Transocean Sedco Forex indenture from the SEC.

PRINCIPAL, MATURITY AND INTEREST

     The Transocean Sedco Forex 6.50% notes will be limited in total principal amount to $239,500,000 and will mature on April 15, 2003. Interest on the Transocean Sedco Forex 6.50% notes will accrue at the rate of 6.50% per annum and will be payable semi-annually on April 15 and October 15, commencing on April 15, 2002, to the persons who are registered holders of the Transocean Sedco Forex 6.50% notes at the close of business on the immediately preceding April 1 and October 1, respectively. Interest on the Transocean Sedco Forex 6.50% notes will accrue from the last date to which interest has been paid on the R&B Falcon 6.50% notes. Interest will be calculated on the basis of a 360-day year of twelve 30-day months.

     The Transocean Sedco Forex 6.75% notes will be limited in total principal amount to $350,000,000 and will mature on April 15, 2005. Interest on the Transocean Sedco Forex 6.75% notes will accrue at the rate of 6.75% per annum and will be payable semi-annually on April 15 and October 15, commencing on April 15, 2002, to the persons who are registered holders of the Transocean Sedco Forex 6.75% notes at the close of business on the immediately preceding April 1 and October 1, respectively. Interest on the Transocean Sedco Forex 6.75% notes will accrue from the last date to which interest has been paid on the R&B Falcon 6.75% notes. Interest will be calculated on the basis of a 360-day year of twelve 30-day months.

     The Transocean Sedco Forex 6.95% notes will be limited in total principal amount to $250,000,000 and will mature on April 15, 2008. Interest on the Transocean Sedco Forex 6.95% notes will accrue at the rate of 6.95% per annum and will be payable semi-annually on April 15 and October 15, commencing on April 15, 2002, to the persons who are registered holders of the Transocean Sedco Forex 6.95% notes at the close of business on the immediately preceding

April 1 and October 1, respectively. Interest on the Transocean Sedco Forex 6.95% notes will accrue from the last date to which interest has been paid on the R&B Falcon 6.95% notes. Interest will be calculated on the basis of a 360-day year of twelve 30-day months.

     The Transocean Sedco Forex 7.375% notes will be limited in total principal amount to $250,000,000 and will mature on April 15, 2018. Interest on the Transocean Sedco Forex 7.375% notes will accrue at the rate of 7.375% per annum and will be payable semi-annually on April 15 and October 15, commencing on April 15, 2002, to the persons who are registered holders of the Transocean Sedco Forex 7.375% notes at the close of business on the immediately preceding April 1 and October 1, respectively. Interest on the Transocean Sedco Forex 7.375% notes will accrue from the last date to which interest has been paid on the R&B Falcon 7.375% notes. Interest will be calculated on the basis of a 360-day year of twelve 30-day months.

     The Transocean Sedco Forex 9.125% notes will be limited in total principal amount to $87,112,000 and will mature on December 15, 2003. Interest on the Transocean Sedco Forex 9.125% notes will accrue at the rate of 9.125% per annum and will be payable semi-annually on June 15 and December 15, commencing on June 15, 2002, to the persons who are registered holders of the Transocean Sedco Forex 9.125% notes at the close of business on the immediately preceding June 1 and December 1, respectively. Interest on the Transocean Sedco Forex 9.125% notes will accrue from the last date to which interest has been paid on the R&B Falcon 9.125% notes. Interest will be calculated on the basis of a 360-day year of twelve 30-day months.

     The Transocean Sedco Forex 9.50% notes will be limited in total principal amount to $300,000,000 and will mature on December 15, 2008. Interest on the Transocean Sedco Forex 9.50% notes will accrue at the rate of 9.50% per annum and will be payable semi-annually on June 15 and December 15, commencing on June 15, 2002, to the persons who are registered holders of the Transocean Sedco Forex 9.50% notes at the close of business on the immediately preceding June 1 and December 1, respectively. Interest on the Transocean Sedco Forex 9.50% notes will accrue from the last date to which interest has been paid on the R&B Falcon 9.50% notes. Interest will be calculated on the basis of a 360-day year of twelve 30-day months.

     Transocean Sedco Forex may issue the Transocean Sedco Forex notes in total principal amounts less than the amounts described above if less than all outstanding R&B Falcon notes are validly tendered and not withdrawn in the exchange offers.

RANKING; ADDITIONAL DEBT

     The Transocean Sedco Forex notes will be our unsecured obligations. The Transocean Sedco Forex notes will rank equal in right of payment with all of our other unsecured and unsubordinated indebtedness. The Transocean Sedco Forex indenture does not limit the amount of debt that we or any of our subsidiaries may incur or issue, nor does it restrict transactions between us and our affiliates or dividends and other distributions by us or our subsidiaries. We may issue debt securities under the Transocean Sedco Forex indenture from time to time in separate series, each up to the aggregate amount we authorize from time to time for that series.

     The Transocean Sedco Forex notes offered will be structurally subordinated to all obligations of Transocean Sedco Forex's subsidiaries, including any R&B Falcon notes not properly tendered and accepted for payment in the exchange offers, with respect to the assets of such subsidiaries. As of December 31, 2001, the aggregate amount of outstanding long-term debt of Transocean Sedco Forex's subsidiaries to which holders of the Transocean Sedco Forex notes would have been structurally subordinated was approximately $1,783.9 million, of which $1,537.9 million represented the carrying value of the six series of R&B Falcon notes for which Transocean Sedco Forex is making the exchange offers. See "Risk Factors -- Risks Relating to the Exchange Offers and Consent Solicitation Statement -- Our holding company structure results in substantial structural subordination and may affect our ability to make payments on the Transocean Sedco Forex notes."

OPTIONAL REDEMPTION

     The 6.50% Transocean Sedco Forex notes are not redeemable.

     The 6.75% Transocean Sedco Forex notes, the 6.95% Transocean Sedco Forex notes, the 7.375% Transocean Sedco Forex notes, the 9.125% Transocean Sedco Forex notes and the 9.50% Transocean Sedco Forex notes are redeemable, at our option, at any time in whole or from time to time in part upon not less than 30 and not more than 60 days' notice mailed to each holder of Transocean Sedco Forex notes of such series to be redeemed at the holder's address appearing in the security register, on any date prior to maturity at a price equal to 100% of the principal amount thereof plus accrued and unpaid interest to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date) plus the make-whole premium applicable to such series of notes (the "Redemption Price"). In no event will the redemption price ever be less than 100% of the principal amount of the Notes plus accrued and unpaid interest to the redemption date.

     The amount of the make-whole premium with respect to any note (or portion thereof) of any such series to be redeemed will be equal to the excess, if any, of:

          (1) the sum of the present values, calculated as of the redemption date, of:

           - each interest payment that, but for such redemption, would have been payable on the note (or portion thereof) of such series being redeemed on each Interest Payment Date occurring after the redemption date (excluding any accrued and unpaid interest for the period prior to the redemption date), and

           - the principal amount that, but for such redemption, would have been payable at the final maturity of the note (or portion thereof) of such series being redeemed,

     over

          (2) the principal amount of the note (or portion thereof) of such series being redeemed.

     The present values of interest and principal payments referred to in clause
(1) above will be determined in accordance with generally accepted principles of financial analysis. Such present values will be calculated by discounting the amount of each payment of interest or principal from the date that each such payment would have been payable, but for the redemption, to the Redemption Date at a discount rate equal to the U.S. Treasury yield (as defined below) plus (1) 20 basis points in the case of the 6.75% Transocean Sedco Forex notes and the 6.95% Transocean Sedco Forex notes, (2) 25 basis points in the case of the 7.375% Transocean Sedco Forex notes, and (3) 50 basis points in the case of the 9.125% Transocean Sedco Forex notes and the 9.50% Transocean Sedco Forex notes.

     The make-whole premium will be calculated by an independent investment banking institution of national standing appointed by us. If we fail to appoint such an institution at least 45 business days prior to the redemption date, or if the institution appointed is unwilling or unable to make such calculation, such calculation will be made by an independent investment banking institution of national standing appointed by the Transocean Sedco Forex trustee (in any such case, an "Independent Investment Banker").

     For purposes of determining the make-whole premium, "U.S. Treasury yield" means an annual rate of interest equal to the weekly average yield to maturity of U.S. Treasury Notes that have a constant maturity that corresponds to the remaining term to maturity of the notes, calculated to the nearest 1/12th of a year (the "Remaining Term"). The U.S. Treasury yield will be determined as of the third business day immediately preceding the applicable redemption date.

     The weekly average yields of U.S. Treasury Notes will be determined by reference to the most recent statistical release published by the Federal Reserve Bank of New York and designated "H.15(519) Selected Interest Rates" or any successor release (the "H.15 Statistical Release"). If the H.15 Statistical Release sets forth a weekly average yield for U.S. Treasury Notes having a constant maturity that is the same as the Remaining Term, then the U.S. Treasury yield will be equal to such weekly average yield. In all other cases, the U.S. Treasury yield will be calculated by interpolation, on a straight-line basis, between the weekly average yields on the U.S. Treasury Notes that have a constant maturity closest to and greater than the Remaining Term and the U.S. Treasury Notes that have a constant maturity closest to and less than the Remaining Term (in each case as set forth in the H.15 Statistical Release). Any weekly average yields so calculated by interpolation will be rounded to the nearest 1/100th of 1%, with any figure of 1/200 of 1% or above being rounded upward. If weekly average yields for U.S. Treasury Notes are not available in the H.15 Statistical Release or otherwise, then the U.S. Treasury yield will be calculated by interpolation of comparable rates selected by the Independent Investment Banker.

     If less than all of the notes of any such series are to be redeemed, the Transocean Sedco Forex trustee will select the notes of such series to be redeemed by such method as the trustee deems fair and appropriate. The trustee may select for redemption notes and portions of notes of such series in amounts of $1,000 or whole multiples of $1,000.

     The notes are not entitled to the benefit of any sinking fund or other mandatory redemption provisions.

RESTRICTIVE COVENANTS

     In the following discussion, "we" or "our" means Transocean Sedco Forex Inc. and its subsidiaries, unless the context indicates otherwise. When we refer to our "drilling rigs and drillships," we mean any drilling rig or drillship (or the stock or indebtedness of any subsidiary owning a drilling rig or drillship) that we lease or own all or part of and that our board of directors deems of material importance to us. No drilling rig or drillship that has a gross book value that is less than 2% of consolidated net tangible assets will be deemed of material importance. When we refer to "consolidated net tangible assets," we mean the total amount of our assets (less reserves and other properly deductible items) after deducting current liabilities (other than those that are extendable at our option to a date more than 12 months after the date the amount is determined), goodwill and other intangible assets shown in our most recent consolidated balance sheet prepared in accordance with accounting principles generally accepted in the United States.

  LIMITATION ON LIENS

     In the Transocean Sedco Forex indenture, we have agreed that we will not create, assume or allow to exist any debt secured by a lien upon any of our drilling rigs or drillships, unless we secure the Transocean Sedco Forex notes equally and ratably with the secured debt. This covenant also applies to other series of debt securities issued under the Transocean Sedco Forex indenture unless the terms of that series expressly provide otherwise. This covenant has exceptions that permit:

     - liens already existing on the date the applicable series of Transocean Sedco Forex notes is issued,

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     - liens already existing on a particular drilling rig or drillship at the time we acquire that drilling rig or drillship, and liens already existing on drilling rigs or drillships of a corporation or other entity at the time it becomes our subsidiary,

     - liens securing debt incurred to finance the acquisition, completion of construction and commencement of commercial operation, alteration, repair or improvement of any drilling rig or drillship, if the debt was incurred prior to, at the time of or within 12 months after that event, and liens securing debt in excess of the purchase price or cost if recourse on the debt is only against the drilling rig or drillship in question,

     - liens securing intercompany debt,

     - liens in favor of a governmental entity to secure either (1) payments under any contract or statute or (2) industrial development, pollution control or similar indebtedness,

     - liens imposed by law such as mechanics' or workmen's liens,

     - governmental liens under contracts for the sale of products or services,

     - liens under workers compensation laws or similar legislation,

     - liens in connection with legal proceedings or securing taxes or assessments,

     - good faith deposits in connection with bids, tenders, contracts or leases,

     - deposits made in connection with maintaining self-insurance, to obtain the benefits of laws, regulations or arrangements relating to unemployment insurance, old age pensions, social security or similar matters or to secure surety, appeal or customs bonds, and

     - any extensions, renewals or replacements of the above-described liens if both of the following conditions are met:

          (1) the amount of debt secured by the new lien does not exceed the amount of debt secured by the existing lien, plus any additional debt used to complete a specific project, and

          (2) the new lien is limited to all or a part of the drilling rigs or drillships (plus any improvements) secured by the original lien issued under the Transocean Sedco Forex indenture.

     In addition, without securing the debt securities issued under the Transocean Sedco Forex indenture as described above, we may create, assume or allow to exist secured debt that would otherwise be prohibited, in an aggregate amount that does not exceed a "basket" equal to 10% of our consolidated net tangible assets. When determining whether secured debt is permitted by this exception, we must include in the calculation of the "basket" amount all of our other secured debt that would otherwise be prohibited and the present value of lease payments in connection with sale and lease-back transactions that would be prohibited by the "Limitation on Sale and Lease-Back Transactions" covenant described below if this exception did not apply.

  LIMITATION ON SALE AND LEASE-BACK TRANSACTIONS

     We have agreed that we will not enter into a sale and lease-back transaction covering any drilling rig or drillship, unless one of the following applies:

     - we could incur debt secured by the leased property in an amount at least equal to the present value of the lease payments in connection with that sale and lease-back transaction without violating the "Limitation on Liens" covenant described above, or

     - within six months of the effective date of the sale and lease-back transaction, we apply an amount equal to the present value of the lease payments in connection with the sale and lease-back transaction to (1) the acquisition of any drilling rig or drillship or (2) the

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       retirement of long-term debt ranking at least equally with the debt securities issued under the Transocean Sedco Forex indenture.

     When we use the term "sale and lease-back transaction," we mean any arrangement by which we sell or transfer to any person any drilling rig or drillship that we then lease back from them. This term excludes leases shorter than three years, intercompany leases, leases executed within 12 months of the acquisition, construction, improvement or commencement of commercial operation of the drilling rig or drillship, and arrangements pursuant to any provision of law with an effect similar to the former Section 168(f)(8) of the Internal Revenue Code of 1954 (which permitted the lessor to recognize depreciation on the property).

  CONSOLIDATION, MERGER AND SALE OF ASSETS

     The Transocean Sedco Forex indenture generally permits a consolidation or merger between us and another entity. The Transocean Sedco Forex indenture also permits our transfer or disposal of all or substantially all of our assets. We have agreed, however, that we will consolidate with or merge into any entity, or transfer or dispose of all or substantially all of our assets to any entity, only if:

     - the resulting entity assumes the due and punctual payment of the debt securities issued under the indenture and the performance of our covenants under the indenture, and

     - immediately after giving effect to the transaction, no event of default, and no event that, after notice or lapse of time, would become an event of default, would occur and be continuing.

     If a resulting entity assumes our obligations under the Transocean Sedco Forex notes and the indenture as described above, we will be relieved of those obligations, except in the case of our transfer or disposal of assets by lease.

EVENTS OF DEFAULT

     The following are events of default with respect to the Transocean Sedco Forex notes:

     - our failure to pay interest on or any additional amounts with respect to the Transocean Sedco Forex notes for 30 days,

     - our failure to pay principal of, or any premium on, the Transocean Sedco Forex notes when due,

     - our failure to perform any of our other covenants in the Transocean Sedco Forex indenture (other than a covenant included in the Transocean Sedco Forex indenture solely for the benefit of another series of debt securities) for 90 days after written notice by the trustee or by the holders of at least 25% in principal amount of all outstanding debt securities under the Transocean Sedco Forex indenture, and

     - various events involving a bankruptcy, insolvency or reorganization of Transocean Sedco Forex.

     The default under the Transocean Sedco Forex indenture with respect to one series of debt securities issued under the indenture will not necessarily be a default with respect to another series. The Transocean Sedco Forex trustee may withhold notice to the holders of the Transocean Sedco Forex notes of any default or event of default (except for a default in any payment on the Transocean Sedco Forex notes) if the trustee considers it in the interest of the holders of the Transocean Sedco Forex notes to do so.

     In the case of an event of default with respect to the Transocean Sedco Forex notes, the Transocean Sedco Forex trustee or the holders of at least 25% in principal amount of the series of Transocean Sedco Forex notes affected by the default (or, in some cases, of all outstanding
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debt securities under the indenture, voting as one class) may declare the principal of the Transocean Sedco Forex notes to be due and payable immediately. If an event of default relating to events of bankruptcy, insolvency or reorganization occurs, the principal of the Transocean Sedco Forex notes will become immediately due and payable without any action on the part of the Transocean Sedco Forex trustee or any holder. The holders of a majority in principal amount of the outstanding Transocean Sedco Forex notes may be affected by the default (or, in some cases, of all outstanding debt securities under the indenture, voting as one class) in some cases rescind this accelerated payment requirement. Depending on the terms of our other indebtedness, an event of default under the indenture may give rise to cross defaults on our other indebtedness.

     In most cases, the Transocean Sedco Forex trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders, unless those holders have offered to the trustee reasonable indemnity. The holders of a majority in principal amount of any series of Transocean Sedco Forex notes (or, in some cases, of all outstanding debt securities under the indenture, voting as one class) may direct the time, method and place of:

     - conducting any proceeding for any remedy available to the trustee, or

     - exercising any trust or power conferred on the trustee with respect to that series of Transocean Sedco Forex notes.

     In the case of an event of default, the Transocean Sedco Forex trustee will be required to use the degree of care and skill of a prudent man in the conduct of his own affairs.

     A holder of Transocean Sedco Forex notes may not individually pursue any remedy under the indenture unless all of the following conditions are met:

     - the holder has previously given written notice to the Transocean Sedco Forex trustee of an event of default with respect to that series of Transocean Sedco Forex notes,

     - the holders of not less than 25% in principal amount of the outstanding Transocean Sedco Forex notes of that series have made a written request to the trustee to institute proceedings in its own name,

     - the holder has offered the trustee reasonable indemnity,

     - the trustee has failed to act within 60 days after receipt of the notice and indemnity, and

     - the holders of a majority in principal amount of the outstanding Transocean Sedco Forex notes of that series have given no direction inconsistent with the request.

     The foregoing limitations with respect to remedies do not, however, affect the right of a holder of any debt security to sue for the enforcement of any overdue payment.

DEFEASANCE

     When we use the term "defeasance," we mean discharge from some or all of our obligations under the Transocean Sedco Forex indenture. If we deposit with the Transocean Sedco Forex trustee money or U.S. government securities sufficient to make payments on the Transocean Sedco Forex notes of a series on the dates those payments are due and payable, then at our option either of the following will occur:

     - we will no longer have any obligation to the holders of the Transocean Sedco Forex notes of that series to comply with the restrictive covenants under the indenture, and the related events of default will no longer apply to us ("covenant defeasance"), but our other obligations under the indenture and the Transocean Sedco Forex notes of that series, including our obligations to make payments on the Transocean Sedco Forex notes of that

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       series, to register the transfer or exchange of the Transocean Sedco
       Forex notes of that series, to replace stolen, lost or mutilated Transocean Sedco Forex notes of that series, to maintain paying agencies and to hold monies for payment in trust, will continue, or

     - we will be discharged from all of our obligations with respect to the Transocean Sedco Forex notes of that series ("legal defeasance and discharge") and holders of the Transocean Sedco Forex notes of that series will be entitled to claim payments on their debt securities only from the trust fund.

     We will be required to deliver to the trustee an opinion of counsel that the deposit and related defeasance would not cause the holders of the Transocean Sedco Forex notes to recognize income, gain or loss for U.S. federal income tax purposes. If we elect legal defeasance and discharge, that opinion of counsel must be based upon a ruling from the U.S. Internal Revenue Service or a change in law to that effect.

TAX ADDITIONAL AMOUNTS

     We will pay any amounts due with respect to the Transocean Sedco Forex notes without deduction or withholding for any and all present and future withholding taxes, levies, imposts and charges (a "withholding tax") imposed by or for the account of the Cayman Islands. If the Cayman Islands requires us to deduct or withhold any of these taxes, levies, imposts or charges, we will (subject to compliance by the holder of the Transocean Sedco Forex notes with any relevant administrative requirements) pay these additional amounts in respect of principal amount, premium (if any), redemption price, and interest (if any), in accordance with the terms of the Transocean Sedco Forex notes and the Transocean Sedco Forex indenture, as may be necessary so that the net amounts paid to the holder or the trustee after such deduction or withholding will equal the principal amount, premium (if any), redemption price, and interest (if any), on the Transocean Sedco Forex notes. However, we will not pay any additional amounts in the following instances:

     - if any withholding would not be payable or due but for the fact that (1) the holder of Transocean Sedco Forex notes (or a fiduciary, settlor, beneficiary of, member or shareholder of, the holder, if the holder is an estate, trust, partnership or corporation), is a domiciliary, national or resident of, or engaging in business or maintaining a permanent establishment or being physically present in, the Cayman Islands or otherwise having some present or former connection with the Cayman Islands other than the holding or ownership of Transocean Sedco Forex notes or the collection of principal amount, premium (if any), redemption price, and interest (if any), in accordance with the terms of the Transocean Sedco Forex notes and the Transocean Sedco Forex indenture, or the enforcement of the Transocean Sedco Forex notes or (2) where presentation is required, the Transocean Sedco Forex notes were presented more than 30 days after the date such payment became due or was provided for, whichever is later,

     - if any withholding tax is attributable to any estate, inheritance, gift, sales, transfer, excise, personal property or similar tax, levy, impost or charge,

     - if any withholding tax is attributable to any tax, levy, impost or charge which is payable otherwise than by withholding from payment of principal amount, premium (if any), redemption price, and interest (if any),

     - if any withholding tax would not have been imposed but for the failure to comply upon our request with certification, information, documentation or other reporting requirements concerning the nationality, residence, identity or connections with the relevant tax authority of the holder or beneficial owner of the Transocean Sedco Forex notes, if this compliance is required by statute or by regulation as a precondition to relief or exemption from such withholding tax, or

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

     - any combination of the instances described in the preceding bullet points.

     We also will not pay any additional amounts to any holder who is a fiduciary or partnership or other than the sole beneficial owner of the Transocean Sedco Forex note to the extent that a beneficiary or settlor with respect to such fiduciary, or a member or such partnership or a beneficial owner thereof, would not have been entitled to the payment of such additional amounts had such beneficiary, settlor, member or beneficial owner been the holder of the Transocean Sedco Forex note.

PAYMENT AND PAYING AGENTS

     We will make payments on the Transocean Sedco Forex notes at the office of the paying agents we designate from time to time. We may make, at our option, interest payments by check mailed to the person entitled to the payment as it appears on the security register. We will make interest payments to the person in whose name the Transocean Sedco Forex notes are registered at the close of business on the record date for the interest payment, even if that person no longer owns the Transocean Sedco Forex notes on the interest payment date.

     We have designated the corporate trust office of the Transocean Sedco Forex indenture trustee as a paying agent for payments on the Transocean Sedco Forex notes. We may at any time designate additional paying agents, rescind the designation of any paying agent or approve a change in the office through which any paying agent acts. We will, however, be required to maintain a paying agent in each place of payment for the Transocean Sedco Forex notes.

     Any funds we pay to a paying agent for payments on the Transocean Sedco Forex notes that remain unclaimed for three years after the payments become due and payable will be repaid to us, subject to applicable escheat laws. After repayment to us, the holder of that Transocean Sedco Forex note can claim payment only from us and not from the paying agent.

MODIFICATION AND WAIVER

     We may modify or amend the Transocean Sedco Forex indenture if the holders of a majority in principal amount of the outstanding debt securities of all series issued under the Transocean Sedco Forex indenture (acting as one class) affected by the modification or amendment consent to it. Without the consent of the holder of each outstanding debt security affected, however, no modification may:

     - change the stated maturity of the principal of or any installment of principal of or interest on any debt security,

     - reduce the principal amount of, the interest rate on, any additional amount with respect to or the premium payable upon redemption of any debt security,

     - make the debt security payable in a currency other than originally stated in the debt security,

     - change the place where the principal of, any additional amounts with respect to or any premium or interest on any debt security is payable,

     - impair the right to institute suit for the enforcement of any payment on any debt security,

     - reduce the percentage in principal amount of outstanding debt securities necessary to modify the indenture, waive compliance with the provisions of the Transocean Sedco Forex indenture or waive defaults, or

     - modify any of the above provisions.

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     We and the Transocean Sedco Forex trustee may agree to modify, amend or supplement the Transocean Sedco Forex indenture without the consent of any holders of Transocean Sedco Forex notes in certain circumstances, including:

     - to evidence the assumption of our obligations under the indenture and the debt securities issued under the indenture by a successor,

     - to add covenants or events of default or to surrender any of our rights under the indenture,

     - to provide security for any series of debt securities issued under the indenture,

     - to make any change that does not adversely affect any outstanding Transocean Sedco Forex debt securities of a series,

     - to establish the terms of any series of debt securities,

     - to add provisions necessary to permit or facilitate defeasance of any series of debt securities if we have received an opinion of counsel that those provisions do not materially adversely affect the holders of any series of debt securities,

     - to provide for a successor trustee, or

     - to cure any ambiguity, defect or inconsistency.

     The holders of a majority in principal amount of the outstanding Transocean Sedco Forex notes of any series (or, in some cases, of all outstanding debt securities under the indenture or of all series affected) may waive past defaults under the Transocean Sedco Forex indenture and compliance by us with our covenants under the indenture. Those holders may not, however, waive any default in any payment on any debt security of that series or compliance with a provision that cannot be modified or amended without the consent of each holder affected.

BOOK-ENTRY SYSTEM

     The Transocean Sedco Forex notes will be represented by one or more global securities. A global security is a special type of indirectly held security. Each global security will be deposited with, or on behalf of, The Depository Trust Company ("DTC") and be registered in the name of a nominee of DTC. Except under the circumstances described below, the Transocean Sedco Forex notes will not be issued in definitive form in the name of individual holders.

     Upon the issuance of a global security, DTC will credit on its book-entry registration and transfer system the accounts of persons designated by the initial purchaser with the respective principal amounts of the Transocean Sedco Forex notes represented by the global security. Ownership of beneficial interests in a global security will be limited to DTC participants (that is, persons that have accounts with DTC or its nominee) or persons that may hold interests through DTC participants. Ownership of beneficial interests in a global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (except with respect to persons that are themselves DTC participants).

     So long as DTC or its nominee is the registered owner of a global security, DTC or the nominee will be considered the sole owner or holder of the Transocean Sedco Forex notes represented by that global security under the indenture. Except as described below, owners of beneficial interests in a global security will not be entitled to have Transocean Sedco Forex notes represented by that global security registered in their names, will not receive or be entitled to receive physical delivery of Transocean Sedco Forex notes in definitive form and will not be considered the owners or holders of the Transocean Sedco Forex notes under the indenture. Principal and interest payments on Transocean Sedco Forex notes registered in the name of DTC or its nominee will be made to DTC or the nominee, as the registered owner. Neither our company, the trustee, any paying agent or the registrar for the Transocean Sedco Forex notes
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

will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in a global security or for maintaining, supervising or reviewing any records relating to such beneficial interests. The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Those limits and laws may impair the ability to transfer beneficial interests in a global security.

     We expect that DTC or its nominee, upon receipt of any payment of principal or interest, will credit immediately the participants' accounts with payments in amounts proportionate to their beneficial interests in the principal amount of the relevant global security as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in a global security held through those participants will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of those participants.

     If DTC is at any time unwilling or unable to continue as a depositary and a successor depositary is not appointed by us within 90 days, we will issue the Transocean Sedco Forex notes in definitive form in exchange for the entire global security for the Transocean Sedco Forex notes. In addition, we may at any time choose not to have the Transocean Sedco Forex notes represented by a global security and will then issue the Transocean Sedco Forex notes in definitive form in exchange for the entire global security relating to the Transocean Sedco Forex notes. In any such instance, an owner of a beneficial interest in a global security will be entitled to physical delivery in definitive form of the Transocean Sedco Forex notes represented by the global security equal in principal amount to that beneficial interest and to have the Transocean Sedco Forex notes registered in its name. Transocean Sedco Forex notes so issued in definitive form will be issued as registered Transocean Sedco Forex notes in denominations of $1,000 and integral multiples thereof, unless otherwise specified by us.

TRANSFER AND EXCHANGE

     We have appointed the Transocean Sedco Forex trustee as security registrar for the Transocean Sedco Forex notes. We are required to maintain an office or agency for transfers and exchanges in each place of payment. We may at any time designate additional transfer agents for the Transocean Sedco Forex notes or rescind the designation of any transfer agent.

     In the case of any redemption of the Transocean Sedco Forex notes, we will not be required:

     - to issue, register the transfer of, or exchange the Transocean Sedco Forex notes during a period beginning 15 days before the day of mailing of the relevant notice of redemption and ending on the close of business on the day of mailing of the relevant notice of redemption, or

     - to register the transfer or exchange of a Transocean Sedco Forex note, or portion of a note, selected for redemption, except for the unredeemed portion of any Transocean Sedco Forex note we are redeeming in part.

MEETINGS

     Meetings of holders of Transocean Sedco Forex notes or of any or all series of debt securities issued under the Transocean Sedco Forex indenture may be convened on notice:

     - by the trustee,

     - by us, if we ask the trustee to call a meeting and it fails to do so, or

     - by the holders of 10% in principal amount of the debt securities of that series, if they ask the trustee to call a meeting and it fails to do so.

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     Holders entitled to vote a majority in principal amount of the outstanding debt securities of any series constitute a quorum at any meeting of holders of that series. Except for actions requiring the consent of all holders of the Transocean Sedco Forex notes affected by the action, any action at a meeting adopted by the holders of a majority in principal amount of the Transocean Sedco Forex notes of a series (or a lesser percentage required for the action by the indenture) will be binding on all holders of the Transocean Sedco Forex notes of that series.

NOTICES

     Notices to holders of the Transocean Sedco Forex notes will be given by mail to the holder's address as it appears in the security register.

GOVERNING LAW

     New York law governs the Transocean Sedco Forex indenture and the Transocean Sedco Forex notes.

THE TRUSTEE

     The Bank of New York is the trustee under the Transocean Sedco Forex indenture. We may borrow money and maintain other banking relationships, in the ordinary course of business, with the trustee and its affiliates. The Transocean Sedco Forex indenture, however, contains limitations on the right of the trustee, if it becomes one of our creditors, to obtain payment of claims or to realize on certain property received for any such claim, as security or otherwise. If the trustee acquires any conflicting interest, it must eliminate that conflict or resign.

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                 MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

     The following is a discussion of (1) the material U.S. federal income tax considerations relating to the exchange offers and consent solicitations and to the ownership and disposition of the Transocean Sedco Forex notes to initial holders of such securities who are U.S. holders (as described below) and (2) the material U.S. federal income and estate tax considerations relating to the exchange offers and consent solicitations and to the ownership and disposition of the Transocean Sedco Forex notes to initial holders of such securities who are non-U.S. holders (as described below). This discussion only addresses tax considerations relevant to holders that hold R&B Falcon notes, and will hold Transocean Sedco Forex notes, as capital assets.

     This discussion does not address all tax considerations that may be important to you in light of your particular circumstances (such as the alternative minimum tax provisions) or under certain special rules. Special rules may apply, for instance, to banks, tax-exempt organizations, insurance companies, dealers in securities or currencies, persons who hold R&B Falcon notes or Transocean Sedco Forex notes as part of a hedge, conversion or constructive sale transaction, or straddle or other risk reduction transaction, traders in securities that elect to use a mark-to-market method of accounting for their securities holdings, persons whose functional currency for tax purposes is not the U.S. dollar, or persons who have ceased to be United States citizens or to be taxed as resident aliens. This discussion is limited to holders of Transocean Sedco Forex notes who acquire such securities in connection with the exchange offer. This discussion also does not address the tax consequences arising under the laws of any foreign, state or local jurisdiction.

     This discussion is based upon the Internal Revenue Code of 1986, as amended (the "Code"), its legislative history, existing and proposed U.S. Treasury regulations, and judicial decisions and administrative interpretations thereunder, as of the date hereof, all of which are subject to change or different interpretations, possibly with retroactive effect. We cannot assure you that the Internal Revenue Service (the "IRS") will not challenge one or more of the tax results described herein, and we have not obtained, nor do we intend to obtain, a ruling from the IRS with respect to the U.S. federal tax consequences of the exchange offers and consent solicitations and of the ownership and disposition of the Transocean Sedco Forex notes.

     PLEASE CONSULT YOUR OWN TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO YOU OF THE EXCHANGE OFFERS AND CONSENT SOLICITATIONS AND OF THE OWNERSHIP AND DISPOSITION OF THE TRANSOCEAN SEDCO FOREX NOTES, INCLUDING THE EFFECT AND APPLICABILITY OF STATE, LOCAL OR FOREIGN TAX LAWS.

U.S. HOLDERS

     You are a U.S. holder for purposes of this discussion if you are a beneficial owner of R&B Falcon notes or Transocean Sedco Forex notes that is, for U.S. federal income tax law purposes:

     - a citizen or resident of the United States,

     - a corporation organized in or under the laws of the United States or of any political subdivision thereof,

     - an estate the income of which is subject to U.S. federal income taxation regardless of its source, or

     - a trust if a U.S. court can exercise primary supervision over the trust's administration and one or more U.S. persons are authorized to control all substantial decisions of the trust.

In the case of a holder of R&B Falcon notes or Transocean Sedco Forex notes which is a partnership, the tax consequences will generally affect the partner rather than the partnership, but special considerations not here set forth may apply.

  EXCHANGE OFFERS

     The exchange of R&B Falcon notes for Transocean Sedco Forex notes pursuant to the exchange offers will be a taxable transaction for U.S. federal income tax purposes. Accordingly, if you tender your R&B Falcon notes, you will generally recognize gain or loss equal to the difference between the issue price, as defined below, of the Transocean Sedco Forex notes which you receive and your adjusted basis in the R&B Falcon notes. This gain or loss will generally be capital gain or loss except for gain attributable to accrued market discount, if any. In addition, you will recognize ordinary interest income on the amount of accrued and unpaid interest on the R&B Falcon notes which you have not previously included in income.

     If the Transocean Sedco Forex notes are publicly traded, within the meaning of the applicable Treasury regulations, or the Transocean Sedco Forex notes are not publicly traded but the R&B Falcon notes are publicly traded, the issue price of the Transocean Sedco Forex notes will be the fair market value of such publicly traded notes reduced by the amount of pre-issuance accrued interest on the Transocean Sedco Forex notes. We believe that the requisite public trading will exist and intend to take this position for all relevant reporting and other purposes. Moreover, we intend to reduce the issue price of the Transocean Sedco Forex notes by the amount of pre-issuance accrued interest on such notes, and you should also compute the issue price in such manner. See "-- Taxation of Interest."

  CONSENT PAYMENTS

     The proper treatment of the consent payments is unclear. However, we and R&B Falcon believe, and intend to take the position that, the payments will represent ordinary income to holders in the full amount of the payments, without reduction by any portion of a holder's basis in the R&B Falcon notes. You should consult your own tax advisor as to possible alternative treatments of the consent payments.

  TAXATION OF INTEREST

     Generally, you will be required to include interest received on a Transocean Sedco Forex note as ordinary income at the time it accrues or is received, in accordance with your regular method of accounting for U.S. federal income tax purposes. However, Transocean Sedco Forex intends to treat, and you should also treat, a portion of the interest paid on the first payment date as a return of pre-issuance accrued interest that is not taxable and is not income.

  DISCOUNT OR PREMIUM

     We do not expect that the face amount of any Transocean Sedco Forex note will exceed the issue price of the note (other than by an amount qualifying for a de minimis exception). If this nevertheless occurs, the difference constitutes original issue discount, and you must include such original issue discount in income as ordinary income as it accrues on the basis of a constant yield to maturity, regardless of the receipt of cash representing such income. Your basis in the security will be increased by the amount of original issue discount includible in your gross income as it accrues.

     If the issue price of a Transocean Sedco Forex note exceeds its face amount, you will be considered to have purchased such security with "amortizable bond premium" equal in amount to such excess. You may elect to amortize such premium by offsetting against the interest otherwise required to be included in income in respect of such security during any taxable year the allocable portion of such premium, determined under the constant yield method over the remaining term. In such a case, your basis in the security will be reduced by the amount of bond premium offset against interest.

     The rules concerning discounts and premiums are complex, and you should consult your tax advisor to determine how, and to what extent, any discount or premium will be included in your income (in the case of any discount) or amortized (in the case of any premium), and as to the desirability, mechanics and consequences of making any elections in connection therewith.

  SALE, EXCHANGE OR RETIREMENT OF THE TRANSOCEAN SEDCO FOREX NOTES

     With certain exceptions, upon the sale, exchange or retirement of a Transocean Sedco Forex note, you will recognize gain or loss equal to the difference between the sale or redemption proceeds and your adjusted tax basis in such security. Your adjusted tax basis in a Transocean Sedco Forex note will generally equal your cost for such security, increased by any accrued discount or decreased by any amortized premium during your holding period of the note. Gain or loss realized on the sale, exchange or retirement of a Transocean Sedco Forex note (except for certain payments of accrued interest, as described below) will generally be capital gain or loss and will be long-term capital gain or loss if such security is held for more than one year. You should consult your tax advisors regarding the treatment of capital gains (which may be taxed at lower rates than ordinary income for taxpayers who are individuals) and losses (the deductibility of which is subject to limitations). Payments for accrued interest not previously included in income will be treated as ordinary interest income.

NON-U.S. HOLDERS

     You generally are a non-U.S. holder for purposes of this discussion if you are a beneficial owner of R&B Falcon notes or Transocean Sedco Forex notes that is not a U.S. holder, as described above.

  EXCHANGE OFFERS

     You generally will not be subject to U.S. federal income and withholding tax on gain realized on the exchange of R&B Falcon notes for Transocean Sedco Forex notes pursuant to the exchange offers unless:

     - you are an individual present in the United States for 183 days or more in the year of such exchange and either (A) you have a "tax home" in the United States and certain other requirements are met or (B) the gain from the exchange is attributable to an office or other fixed place of business maintained by you in the United States, or

     - the gain is effectively connected with your conduct of a U.S. trade or business. See "-- Income Effectively Connected with U.S. Trade or Business."

However, to the extent that disposition proceeds represent interest on the R&B Falcon notes accruing between interest payment dates, you will be required to establish an exemption from United States federal income tax. See "-- Taxation of Interest" for a discussion of the requirements of the exemption.

  CONSENT PAYMENTS

     In compliance with U.S. federal withholding tax requirements applicable to payments of certain U.S. source income to foreign persons, R&B Falcon intends to withhold tax at the rate of 30% on consent payments made to non-U.S. holders, unless the holder establishes an exemption or a reduced rate. An exemption will apply to a consent payment which represents effectively connected income to the holder (in which case the non-U.S. holder should provide IRS Form W-8ECI), and an exemption or reduced rate may apply to a consent payment when the non-U.S. holder is entitled to the benefits of a tax treaty (in which case the non-U.S. holder should provide IRS Form W-8BEN).

     The proper treatment of the consent payments is unclear. Notwithstanding that R&B Falcon will withhold tax on the consent payments in the absence of an exemption, it is possible that such withholding is not in fact required, in which case you would be entitled to a refund of the tax withheld. You should consult your own tax advisor on this matter.

  TAXATION OF INTEREST

     As long as we are not engaged in the conduct of any trade or business in the United States, the payment of interest on a Transocean Sedco Forex note by us or any paying agent of ours to you will not be subject to U.S. federal income and withholding tax. Even if we were engaged in the conduct of a trade or business in the U.S. and interest was treated as paid by that U.S. trade or business, payment of interest would be exempt from U.S. federal income and withholding tax, provided that:

     - you do not actually or constructively own 10% or more of the total combined voting power of all classes of our shares,

     - you are not a controlled foreign corporation that is related to us within the meaning of the Code, and

     - the U.S. payor does not have actual knowledge or reason to know that you are a U.S. person and either (1) the beneficial owner of the Transocean Sedco Forex note certifies to the applicable payor or its agent, under penalties of perjury, that it is not a U.S. holder and provides its name and address on IRS Form W-8BEN (or a suitable substitute form) or (2) a securities clearing organization, bank or other financial institution, that holds customers' securities in the ordinary course of its trade or business (a "financial institution") and holds the Transocean Sedco Forex note, certifies under penalties of perjury that a Form W-8BEN (or a suitable substitute form) has been received from the beneficial owner by it or by a financial institution between it and the beneficial owner and furnishes the payor with a copy of the form or the U.S. payor otherwise possesses documentation upon which it may rely to treat the payment as made to a non-U. S. person in accordance with U.S. Treasury regulations.

     If such interest is effectively connected with a U.S. trade or business of yours, see "-- Income Effectively Connected with U.S. Trade or Business."

     We do not expect that any non-U.S. holder of a Transocean Sedco Forex note will be subject to the rules relating to obligations with original issue discount. If this nevertheless occurs, payments made to a non-U.S. holder which are attributable to original issue discount will generally be treated in the same manner as payments of interest, as just described.

     A portion of the first payment of stated interest made by us on the Transocean Sedco Forex notes will represent pre-issuance interest in the amount of interest on the R&B Falcon notes which was accrued and unpaid on the date of the exchange. This payment will be treated as a payment by us and subject to the same U.S. federal withholding tax rules and exemptions applicable to interest payments, as described above.

  GAIN ON DISPOSITION OF THE TRANSOCEAN SEDCO FOREX NOTES

     You generally will not be subject to U.S. federal income and withholding tax on gain realized on the sale, exchange or redemption of a Transocean Sedco Forex note unless:

     - you are an individual present in the United States for 183 days or more in the year of such sale, exchange or redemption and either (A) you have a "tax home" in the United States and certain other requirements are met or (B) the gain from the disposition is attributable to an office or other fixed place of business maintained by you in the United States, or

     - the gain is effectively connected with your conduct of a U.S. trade or business. See "-- Income Effectively Connected with U.S. Trade or Business."

     However, to the extent that disposition proceeds represent either interest accruing between interest payment dates or original issue discount accruing while you held the Transocean Sedco Forex note, you may be required to establish an exemption from United States federal income and withholding tax. See
"-- Taxation of Interest."

  INCOME EFFECTIVELY CONNECTED WITH U.S. TRADE OR BUSINESS

     Except to the extent otherwise provided under an applicable tax treaty, you generally will be taxed in the same manner as a U.S. holder with respect to income or gain on a Transocean Sedco Forex note or R&B Falcon note if such income or gain is effectively connected with a U.S. trade or business of yours. Effectively connected income received or gain realized by a corporate non-U.S. holder may also, under certain circumstances, be subject to an additional "branch profits tax" at a 30% rate (or, if applicable, a lower treaty rate), subject to certain adjustments. Such effectively connected income or gain will not be subject to withholding tax if the holder delivers the appropriate form (currently IRS Form W-8ECI) to the payor.

  U.S. FEDERAL ESTATE TAX

     A Transocean Sedco Forex note held by an individual who at the time of death is not a citizen or resident of the United States (as specially defined for U.S. federal estate tax purposes) will not be subject to U.S. federal estate tax.

BACKUP WITHHOLDING AND INFORMATION REPORTING

  U.S. HOLDERS

     Consent payments and interest payments made on, or the proceeds of the sale or other disposition of, the R&B Falcon notes or Transocean Sedco Forex notes may be subject to information reporting and U.S. federal backup withholding tax (currently at the rate of 30%) if the recipient of those payments fails to supply an accurate taxpayer identification number or otherwise fails to comply with applicable United States information reporting or certification requirements. Any amount withheld from a payment to a U.S. holder under the backup withholding rules is allowable as a credit against the holder's federal income tax, provided that the required information is furnished to the IRS.

  NON-U.S. HOLDERS

     In general, backup withholding and information reporting will not apply to consent payments and interest payments made on, or the proceeds of the sale or other disposition of, the R&B Falcon notes or Transocean Sedco Forex notes if the holder establishes by providing a certificate or, in some cases, by providing other evidence, that the holder is not a U.S. person. Additional exemptions are available for certain payments made outside the United States. Non-U.S. holders of R&B Falcon notes or Transocean Sedco Forex notes should consult their tax advisers regarding the application of information reporting and backup withholding in their particular situations, the availability of exemptions, and the procedure for obtaining such an exemption, if available. Any amount withheld from a payment to a non-U.S. holder under the backup withholding rules will be allowable as a credit against the holder's U.S. federal income tax, provided that the required information is furnished to the IRS.

HOLDERS NOT TENDERING IN AN EXCHANGE OFFER

     Although the matter is not entirely free from doubt, if you do not elect to exchange your R&B Falcon notes for Transocean Sedco Forex notes pursuant to the exchange offers, the proposed modifications to the R&B Falcon notes (see "The Proposed Amendments") should not be treated as a taxable exchange of the R&B Falcon notes for new R&B Falcon notes.

                        CAYMAN ISLANDS TAX CONSEQUENCES

     According to our Cayman Islands counsel, Walkers, there is currently no Cayman Islands income or profits tax, withholding tax, capital gains tax, capital transfer tax, estate duty or inheritance tax payable by a holder in respect of any income, gain or loss derived from holding notes. We have obtained an undertaking from the Governor-in-Council of the Cayman Islands under the Tax Concessions Law (1995 Revision), as amended, that, in the event that any legislation is enacted in the Cayman Islands imposing tax on profits or income, or on any capital assets, gain or appreciation, or any tax in the nature of estate duty or inheritance tax, that tax will not apply to us or to any of our operations or our shares, notes, debentures or other obligations until June 1, 2019. Therefore, there will be no Cayman Islands tax consequences with respect to holding notes, except that, if the notes are taken into the Cayman Islands in original form, they will be subject to stamp duty in the amount of one quarter of one percent of the face value thereof, subject to a maximum of CI$250.00 per note.

                             TRANSOCEAN SEDCO FOREX

                   UNAUDITED PRO FORMA FINANCIAL INFORMATION

BACKGROUND

     On January 31, 2001, Transocean Sedco Forex completed a merger transaction with R&B Falcon Corporation. The merger was accounted for as a purchase with Transocean Sedco Forex as the acquiror for accounting purposes.

SOURCES OF INFORMATION

     Transocean Sedco Forex is providing the following pro forma financial information concerning Transocean Sedco Forex to help you in your analysis of the financial aspects of the exchange offers for properly tendered R&B Falcon notes. We derived this information from the audited and unaudited financial statements of Transocean Sedco Forex for the periods presented. The information is only a summary, and you should read it in conjunction with the financial information incorporated by reference in this prospectus and consent solicitation statement. See "Where You Can Find More Information" beginning on page iii.

HOW WE PREPARED THE UNAUDITED PRO FORMA FINANCIAL INFORMATION

     The pro forma operating results data for the year ended December 31, 2000 and the nine months ended September 30, 2001 for Transocean Sedco Forex assume that the merger with R&B Falcon and the exchange offers were completed on January 1, 2000 and that all R&B Falcon notes were tendered by the applicable consent payment deadline and not withdrawn.

     If Transocean Sedco Forex had merged with R&B Falcon on the date assumed in the pro forma financial statements, Transocean Sedco Forex might have performed differently. You should not rely on the pro forma financial information as an indication of the financial position or results of operations that Transocean Sedco Forex would have achieved had the merger taken place earlier.

     Transocean Sedco Forex prepared the pro forma combined financial information for the R&B Falcon merger using the purchase method of accounting, with Transocean Sedco Forex treated as the acquiror. As a result, the assets and liabilities of R&B Falcon are recorded at fair value with the excess of the purchase price over the sum of these fair values recorded as goodwill.

     The balance sheet data for Transocean Sedco Forex reflects the effect of the merger with R&B Falcon and assumes that the exchange offers were completed on September 30, 2001. The balance sheet will be revised in an amendment to this registration statement to reflect the inclusion of the consent payment and payments made to third parties. The inclusion of the consent payments will be shown as a reduction in Cash and Cash Equivalents and an increase in Other Assets to be amortized over the life of the Transocean Sedco Forex notes newly issued in exchange for the R&B Falcon notes. In connection with the exchange offer, all payments made to third parties will be expensed in the period incurred. The pro forma balance sheet will be revised in such amendment to include an adjustment for such costs as a reduction in Cash and Cash Equivalents and Shareholders' Equity.

                          TRANSOCEAN SEDCO FOREX INC.

            UNAUDITED CONDENSED CONSOLIDATED PRO FORMA BALANCE SHEET
                            AS OF SEPTEMBER 30, 2001

                                                                 PRO FORMA FOR
                                                                   EXCHANGE
                                                    HISTORICAL     OFFERS(7)      PRO FORMA
                                                    ----------   -------------   -----------
                                                                 (IN MILLIONS)
Cash and Cash Equivalents.........................  $   351.0       $ [  ]7(a)   $    [351.0]
Accounts Receivable...............................      727.4           --             727.4
Other Current Assets..............................      209.1           --             209.1
                                                    ---------       ------       -----------
  Total Current Assets............................    1,287.5         [  ]          [1,287.5]
                                                    ---------       ------       -----------
Property and Equipment, net.......................    8,600.0           --           8,600.0
Goodwill, net.....................................    6,503.3           --           6,503.3
Other Assets......................................      477.2         [  ]7(b)        [477.2]
                                                    ---------       ------       -----------
  Total Assets....................................  $16,868.0       $ [  ]7(c)   $ [16,868.0]
                                                    =========       ======       ===========
Current Liabilities...............................  $   838.4       $   --       $     838.4
Long-Term Obligations.............................    4,645.1           --           4,645.1
Deferred Taxes and Other Credits..................      525.2           --             525.2
Shareholders' Equity..............................   10,859.3         [  ]7(c)     [10,859.3]
                                                    ---------       ------       -----------
  Total Liabilities and Shareholders' Equity......  $16,868.0       $ [  ]       $ [16,868.0]
                                                    =========       ======       ===========

                          TRANSOCEAN SEDCO FOREX INC.

         UNAUDITED CONDENSED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2001

                                HISTORICAL                                    PRO FORMA
                       -----------------------------   --------------------------------------------------------
                        NINE MONTHS      ONE MONTH
                           ENDED           ENDED
                       SEPTEMBER 30,    JANUARY 31,
                           2001            2001
                       -------------   -------------                        ELIMINATE
                        TRANSOCEAN                                         RESULTS OF
                           SEDCO                                             MARINE       EXCHANGE
                         FOREX(6)      R&B FALCON(6)   ADJUSTMENTS(1)      BUSINESS(2)    OFFERS(5)    COMBINED
                       -------------   -------------   --------------      -----------   -----------   --------
                                               (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
Operating Revenues...    $2,072.5         $ 128.6          $   --            $ (2.7)       $   --      $2,198.4
Costs and Expenses
  Operating and
    Maintenance......     1,163.5           156.0              --             (66.2)           --       1,253.3
  Depreciation and
    Amortization.....       461.7            17.9            16.81(a)          (0.9)           --         495.5
  General and
    Administrative...        43.9            60.8           (58.0) 1(b)          --            --          46.7
                         --------         -------          ------            ------        ------      --------
Total Costs and
  Expenses...........     1,669.1           234.7           (41.2)            (67.1)           --       1,795.5
                         --------         -------          ------            ------        ------      --------
Gain from Sale of
  Assets.............        29.0              --              --                --            --          29.0
                         --------         -------          ------            ------        ------      --------
Operating Income.....       432.4          (106.1)           41.2              64.4            --         431.9
Other Expense, net...      (141.1)          (19.1)            4.51(d)            --          [  ]       [(155.7)]
                         --------         -------          ------            ------        ------      --------
Income from
  Continuing
  Operations Before
  Taxes, Minority
  Interest and
  Extraordinary
  Items..............       291.3          (125.2)           45.7              64.4          [  ]        [276.2]
Income Tax
  Expense............        74.9           (34.0)            9.91(e)          22.6          [  ]         [73.4]
Minority Interest....         2.5             0.7              --                --            --           3.2
                         --------         -------          ------            ------        ------      --------
Income from
  Continuing
  Operations Before
  Extraordinary
  Items..............    $  213.9         $ (91.9)         $ 35.8            $ 41.8        $ [  ]      $ [199.6]
                         ========         =======          ======            ======        ======      ========
Income from
  Continuing
  Operations before
  Extraordinary Items
  per Share
  Basic..............    $   0.70                                                                      $   0.63
                         ========                                                                      ========
  Diluted............    $   0.69                                                                      $   0.62
                         ========                                                                      ========
Weighted Average
  Shares Outstanding
  Basic..............       305.2                            12.03(a)                                     317.2
  Diluted............       310.7                            12.73(b)                                     323.4

                  See Notes to the Transocean Sedco Forex Inc.
          Unaudited Condensed Pro Forma Combined Financial Statements.

                          TRANSOCEAN SEDCO FOREX INC.

         UNAUDITED CONDENSED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2000

                                      HISTORICAL                                         PRO FORMA
                               ------------------------   -----------------------------------------------------------------------
                                                                                             ELIMINATE
                                                          CONFORMING                        RESULTS OF
                               TRANSOCEAN                 RECLASSIFI-                         MARINE       EXCHANGE
                               SEDCO FOREX   R&B FALCON   CATIONS(4)    ADJUSTMENTS(1)      BUSINESS(2)    OFFERS(5)    COMBINED
                               -----------   ----------   -----------   --------------      -----------   -----------   ---------
                                                            (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
Operating Revenues...........   $1,229.5      $1,052.1      $ 42.2         $    --            $(31.4)        $  --      $ 2,292.4
Costs and Expenses
  Operating and
    Maintenance..............      812.6         572.3       264.7              --             (25.8)           --        1,623.8
  Depreciation and
    Amortization.............      259.5         189.9          --           228.21(a)         (10.1)           --          667.5
  General and
    Administrative...........       42.1          61.3       (32.0)           (4.1) 1(b)        (5.4)           --           61.9
  Merger Expenses............         --           6.1          --            (6.1) 1(c)          --            --             --
                                --------      --------      ------         -------            ------         -----      ---------
Total Costs and Expenses.....    1,114.2         829.6       232.7           218.0             (41.3)           --        2,353.2
                                --------      --------      ------         -------            ------         -----      ---------
Gain from Sale of Assets.....       17.8            --       172.9              --                --            --          190.7
                                --------      --------      ------         -------            ------         -----      ---------
Operating Income.............      133.1         222.5       (17.6)         (218.0)              9.9            --          129.9
Other Expense, net...........       11.3        (203.0)       17.6            50.71(d)           1.5          [  ]        [(121.9)]
                                --------      --------      ------         -------            ------         -----      ---------
Income from Continuing
  Operations Before Taxes,
  Minority Interest and
  Extraordinary Items........      144.4          19.5          --          (167.3)             11.4          [  ]           [8.0]
Income Tax Expense...........       36.7          48.8          --           (11.8) 1(e)         4.0          [  ]          [77.7]
Minority Interest............        0.6          28.7          --            (5.2) 1(f)          --            --           24.1
                                --------      --------      ------         -------            ------         -----      ---------
Loss from Continuing
  Operations Before
  Extraordinary Items........      107.1         (58.0)         --          (150.3)              7.4          [  ]         [(93.8)]
Dividends and Accretion on
  Preferred Shares...........         --         206.8          --              --                --            --          206.8
                                --------      --------      ------         -------            ------         -----      ---------
Loss From Continuing
  Operations Before
  Extraordinary Items
  Applicable to Ordinary
  Shareholders...............   $  107.1      $ (264.8)     $   --         $(150.3)           $  7.4         $[  ]      $ [(300.6)]
                                ========      ========      ======         =======            ======         =====      =========
Loss From Continuing
  Operations Before
  Extraordinary Items Per
  Share Applicable to
  Ordinary Shareholders......
  Basic......................   $   0.51      $  (1.35)                                                                 $   (0.95)
                                ========      ========                                                                  =========
  Diluted....................   $   0.50      $  (1.35)                                                                 $   (0.95)
                                ========      ========                                                                  =========
Weighted Average Shares
  Outstanding
  Basic......................      210.4         196.6                       106.13(a)                                      316.5
  Diluted....................      211.7         196.6                       104.83(b)                                      316.5

                  See Notes to the Transocean Sedco Forex Inc.
          Unaudited Condensed Pro Forma Combined Financial Statements.

                          TRANSOCEAN SEDCO FOREX INC.

      NOTES TO UNAUDITED CONDENSED PRO FORMA COMBINED FINANCIAL STATEMENTS (AMOUNTS IN MILLIONS, EXCEPT PER SHARE AMOUNTS OR UNLESS OTHERWISE INDICATED)

     (1) A summary of the pro forma adjustments to reflect the merger with R&B Falcon are as follows:

          (a) Depreciation and amortization -- A reconciliation of the pro forma adjustment to depreciation and amortization is as follows:

                                                          DECEMBER 31,   SEPTEMBER 30,
                                                              2000           2001
                                                          ------------   -------------
            Additional depreciation resulting from the
              adjustment to fair value of R&B Falcon's
              property and equipment and conforming
              depreciable lives and salvage values......     $ 93.6          $ 5.4
            Amortization of goodwill resulting from the
              merger over a 40-year estimated life......      134.6           11.4
                                                             ------          -----
            Total pro forma adjustment to depreciation
              and amortization..........................     $228.2          $16.8
                                                             ======          =====

          (b) General and administrative -- For the year ended December 31, 2000, the adjustments result from the fair value adjustments of R&B Falcon's defined benefit pension plans, other post retirement benefit plans and the early vesting of restricted stock. For the nine months ended September 30, 2001, the adjustments result from payment of an investment advisory fee, termination benefits and a charge related to the accelerated vesting of certain stock options and restricted stock grants in conjunction with the merger with R&B Falcon.

          (c) Merger costs -- Represents adjustments to merger costs incurred by R&B Falcon in 2000.

          (d) Other income (expense), net -- A reconciliation of the pro forma adjustment to other income (expense), net is as follows:

                                                          DECEMBER 31,   SEPTEMBER 30,
                                                              2000           2001
                                                          ------------   -------------
            Adjustment to interest expense resulting
              from the fair value adjustment of R&B
              Falcon's fixed rate debt..................     $54.8           $4.5
            Elimination of historical Transocean Sedco
              Forex equity in earnings of Arcade
              Drilling..................................      (4.1)            --
                                                             -----           ----
            Total pro forma adjustment to other income
              (expense), net............................     $50.7           $4.5
                                                             =====           ====

          (e) Income tax expense -- Represents the incremental benefit from U.S. income taxes related to pro forma adjustments. The amortization of goodwill is assumed to be nondeductible for tax purposes

          (f) Minority interest -- Represents the elimination of the portion of R&B Falcon's minority interest relating to Arcade Drilling owned by Transocean Sedco Forex.

     (2) Represents the elimination of the results of operations of R&B Falcon's marine support vessel business which was disposed of in connection with the closing of the merger.

                          TRANSOCEAN SEDCO FOREX INC.

                NOTES TO UNAUDITED CONDENSED PRO FORMA COMBINED
                      FINANCIAL STATEMENTS -- (CONTINUED)

     (3) Net income (loss) per share applicable to ordinary shareholders:

          (a) Basic -- For the year ended December 31, 2000, the adjustment to pro forma basic weighted average shares outstanding represents the total Transocean Sedco Forex shares issued to R&B Falcon's common shareholders in the merger. For the nine months ended September 30, 2001, the adjustment assumes the shares issued in the merger were outstanding for the entire period.

          (b) Diluted -- For the year ended December 31, 2000, diluted net loss per share is the same as basic net loss per share. For the nine months ended September 30, 2001, the adjustment to pro forma weighted average shares outstanding represents the effect on the weighted average shares as though the shares, options and warrants issued in conjunction with the merger had been outstanding the entire period.

     (4) Certain reclassifications were made to the operating results of R&B Falcon to be consistent with Transocean Sedco Forex's format.

                                                      DECEMBER 31,   SEPTEMBER 30,
                                                          2000           2001
                                                      ------------   -------------
(5) Other Income (Expense), net -- Represents the
  increase in interest expense associated with the
  Exchange Offers (amounts to be included in an
  amendment to this registration statement).........     $[  ]          $  [  ]
                                                         =====          =======

     (6) The unaudited condensed pro forma combined statement of operations for the nine months ended September 30, 2001 include eight months of operating results for R&B Falcon.

     (7) A summary of the pro forma adjustments to reflect the exchange offers.

          (a) Represents the consent payments for R&B Falcon notes tendered by the applicable consent payment deadline and not withdrawn and payments to third parties in connection with the exchange offer.

          (b) Represents the consent payments for R&B Falcon notes tendered by the applicable consent payment deadline and not withdrawn to be amortized over the life of the Transocean Sedco Forex notes newly issued in exchange for the R&B Falcon notes.

          (c) Represents the payments to third parties expensed as incurred in connection with the exchange offer.

                             R&B FALCON CORPORATION

                   UNAUDITED PRO FORMA FINANCIAL INFORMATION

BACKGROUND

     On August 17 and 19, 2001, R&B Falcon Corporation and one of its subsidiaries sold in separate transactions nine drilling units to Transocean Offshore International Ventures Limited, a subsidiary of Transocean Sedco Forex.

     On January 31, 2001, Transocean Sedco Forex completed a merger transaction with R&B Falcon Corporation. The merger was accounted for as a purchase with Transocean Sedco Forex as the acquiror for accounting purposes.

SOURCES OF INFORMATION

     R&B Falcon is providing the following pro forma financial information concerning R&B Falcon to help you in your analysis of the financial aspects of the exchange offers for properly tendered R&B Falcon notes. We derived this information from the audited and unaudited financial statements of R&B Falcon for the periods presented. The information is only a summary, and you should read it in conjunction with the financial information incorporated by reference in this prospectus and consent solicitation statement. See "Where You Can Find More Information" beginning on page iii.

HOW WE PREPARED THE UNAUDITED PRO FORMA FINANCIAL INFORMATION

     The pro forma operating results data for the year ended December 31, 2000, the eight months ended September 30, 2001 and the one month ended January 31, 2001 for R&B Falcon assume the merger with Transocean Sedco Forex, the rig sales and the exchange offers were completed on January 1, 2000 and that all R&B Falcon notes were tendered by the applicable consent payment deadline and not withdrawn.

     The balance sheet data for R&B Falcon reflects the effect of the merger with Transocean Sedco Forex and assumes that the exchange offers were completed on September 30, 2001. The balance sheet will be revised in an amendment to this registration statement to reflect the inclusion of the consent payment. The inclusion of the consent payments will be shown as a reduction in Cash and Cash Equivalents and an increase in Other Assets to be amortized over the life of the Transocean Sedco Forex notes newly issued in exchange for the R&B Falcon notes.

                             R&B FALCON CORPORATION

            UNAUDITED CONDENSED CONSOLIDATED PRO FORMA BALANCE SHEET
                            AS OF SEPTEMBER 30, 2001
                                 (IN MILLIONS)

                                                               PRO FORMA FOR
                                                                  EXCHANGE
                                                 HISTORICAL    ADJUSTMENTS(5)     PRO FORMA
                                                 ----------   ----------------    ---------
Cash and Cash Equivalents......................   $  111.0       $ [     ]5(a)    $  [111.0]
Accounts Receivable............................      339.3              --            339.3
Other Current Assets...........................       80.0              --             80.0
                                                  --------       ---------        ---------
  Total Current Assets.........................      530.3         [     ]           [530.3]
                                                  --------       ---------        ---------
Property and Equipment, net....................    2,256.3              --          2,256.3
Goodwill, net..................................    5,503.4              --          5,503.4
Other Assets...................................      722.0         [     ]5(a)       [722.0]
                                                  --------       ---------        ---------
  Total Assets.................................   $9,012.0       $      --        $ 9,012.0
                                                  ========       =========        =========
Current Liabilities............................   $  390.0       $      --        $   390.0
Long-Term Obligations..........................    1,731.9        (1,537.9)5(b)       194.0
Deferred Taxes and Other Credits...............      205.0         1,537.95(b)      1,742.9
Minority Interest..............................      102.3              --            102.3
Shareholders' Equity...........................    6,582.8              --          6,582.8
                                                  --------       ---------        ---------
  Total Liabilities and Shareholders' Equity...   $9,012.0       $      --        $ 9,012.0
                                                  ========       =========        =========

                             R&B FALCON CORPORATION

       UNAUDITED CONDENSED CONSOLIDATED PRO FORMA STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2001

                               HISTORICAL
                       ---------------------------
                       EIGHT MONTHS     ONE MONTH
                           ENDED          ENDED        PRO FORMA                    PRO FORMA SALE
                       SEPTEMBER 30,   JANUARY 31,       MERGER                    OF DRILLING UNITS   EXCHANGE
                           2001           2001       ADJUSTMENTS(1)     SUBTOTAL    ADJUSTMENTS(3)      OFFERS    PRO FORMA
                       -------------   -----------   --------------     --------   -----------------   --------   ---------
                                                            (IN MILLIONS)
Operating
  Revenues...........     $925.0         $ 128.6        $  (2.7) 1(a)   $1,050.9        $   --          $  --     $1,050.9
                          ------         -------        -------         --------        ------          -----     --------
Costs and Expenses
  Operating and
    Maintenance......      536.3           156.0          (66.2) 1(b)      626.1         109.7             --        735.8
  Depreciation and
    Amortization.....      257.5            17.9           15.91(c)        291.3         (30.0)            --        261.3
  General and
    Administrative...        6.1            60.8          (58.0) 1(d)        8.9            --             --          8.9
                          ------         -------        -------         --------        ------          -----     --------
    Total Costs and
      Expenses.......      799.9           234.7         (108.3)           926.3          79.7             --      1,006.0
                          ------         -------        -------         --------        ------          -----     --------
Loss from Sale of
  Assets.............      (56.7)             --             --            (56.7)           --             --        (56.7)
                          ------         -------        -------         --------        ------          -----     --------
Operating Loss.......       68.4          (106.1)         105.6             67.9         (79.7)            --        (11.8)
Other Expense, net...      (88.8)          (19.1)           4.51(f)       (103.4)         47.3           [  ]       [(56.1)]
                          ------         -------        -------         --------        ------          -----     --------
Loss from Continuing
  Operations Before
  Taxes, Minority
  Interest and
  Extraordinary
  Items..............      (20.4)         (125.2)         110.1            (35.5)        (32.4)          [  ]       [(67.9)]
Income Tax
  Expense............       34.5           (34.0)          32.51(g)         33.0         (11.3)          [  ]        [21.7]
Minority Interest....        0.8             0.7             --              1.5            --             --          1.5
                          ------         -------        -------         --------        ------          -----     --------
Loss from Continuing
  Operations Before
  Extraordinary
  Items..............     $(55.7)        $ (91.9)       $  77.6         $  (70.0)       $(21.1)         $[  ]     $ [(91.1)]
                          ======         =======        =======         ========        ======          =====     ========

                    See Notes to the R&B Falcon Corporation
        Unaudited Condensed Consolidated Pro Forma Financial Statements.

                             R&B FALCON CORPORATION

             UNAUDITED CONDENSED PRO FORMA STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2000

                                                                                            PRO FORMA
                                              CONFORMING      PRO FORMA                      SALE OF
                                              RECLASSIFI-       MERGER                    DRILLING UNITS   EXCHANGE
                                 HISTORICAL   CATIONS(2)    ADJUSTMENTS(1)     SUBTOTAL   ADJUSTMENTS(3)   OFFERS(4)   PRO FORMA
                                 ----------   -----------   --------------     --------   --------------   ---------   ---------
                                                                           IN MILLIONS
Operating Revenues.............   $1,052.1      $ 42.2         $ (31.4) 1(a)   $1,062.9       $   --         $  --     $ 1,062.9
Costs and Expenses
  Operating and Maintenance....      572.3       264.7           (25.8) 1(b)      811.2         87.3            --         898.5
  Depreciation and
    Amortization...............      189.9          --           218.11(c)        408.0        (40.5)           --         367.5
  General and Administrative...       61.3       (32.0)           (9.5) 1(d)       19.8           --            --          19.8
  Merger Expenses..............        6.1          --            (6.1) 1(e)         --           --            --            --
                                  --------      ------         -------         --------       ------         -----     ---------
  Total Costs and Expenses.....      829.6       232.7           176.7          1,239.0         46.8            --       1,285.8
Gain from Sale of Assets.......         --       172.9              --            172.9           --            --         172.9
                                  --------      ------         -------         --------       ------         -----     ---------
Operating Loss.................      222.5       (17.6)         (208.1)            (3.2)       (46.8)           --         (50.0)
Other Expense, net.............     (203.0)       17.6            56.31(f)       (129.1)        53.7          [  ]        [(75.4)]
                                  --------      ------         -------         --------       ------         -----     ---------
Loss Before Income Taxes and
  Minority Interest............       19.5          --          (151.8)          (132.3)         6.9          [  ]       [(125.4)]
Income Tax Expense.............       48.8          --            (7.8) 1(g)       41.0          2.4          [  ]         [43.4]
Minority Interest..............       28.7          --              --             28.7           --            --          28.7
                                  --------      ------         -------         --------       ------         -----     ---------
Net Loss.......................      (58.0)         --          (144.0)          (202.0)         4.5          [  ]       [(197.5)]
Dividends and Accretion on
  Preferred Stock..............      206.8          --              --            206.8           --            --         206.8
                                  --------      ------         -------         --------       ------         -----     ---------
Loss from Continuing Operations
  Applicable to Common
  Shareholders.................   $ (264.8)     $   --         $(144.0)        $ (408.8)      $  4.5         $[  ]     $ [(404.3)]
                                  ========      ======         =======         ========       ======         =====     =========

                    See Notes to the R&B Falcon Corporation
        Unaudited Condensed Consolidated Pro Forma Financial Statements.

                             R&B FALCON CORPORATION

    NOTES TO UNAUDITED CONDENSED CONSOLIDATED PRO FORMA FINANCIAL STATEMENTS
                             (AMOUNTS IN MILLIONS)

     (1) A summary of the pro forma adjustments to effect the merger is as follows:

          (a) Operating revenues -- Represents the results of operations of R&B Falcon's marine support vessel business which was disposed of in connection with the closing of the merger.

          (b) Operating and maintenance -- Represents the results of operations of R&B Falcon's marine support vessel business which was disposed of in connection with the closing of the merger.

          (c) Depreciation and amortization -- A reconciliation of the pro forma adjustment to depreciation and amortization is as follows:

                                                          DECEMBER 31,   SEPTEMBER 30,
                                                              2000           2001
                                                          ------------   -------------
            Additional depreciation resulting from the
              adjustment to fair value of R&B Falcon's
              property and equipment and conforming
              depreciable lives and salvage values......     $ 93.6          $ 5.4
            Amortization of goodwill resulting from the
              merger over a 40-year estimated life......      134.6           11.4
            Elimination of the results of operations of
              R&B Falcon's marine support vessel
              business disposed of in connection with
              the closing of the merger.................      (10.1)          (0.9)
                                                             ------          -----
            Total pro forma adjustment to depreciation
              and amortization..........................     $218.1          $15.9
                                                             ======          =====

          (d) General and administrative -- For the year ended December 31, 2001, the adjustments result from the fair value adjustments of R&B Falcon's defined benefit pension plans, other post retirement benefit plans and the early vesting of restricted stock and the elimination of the results of operations of R&B Falcon's marine support vessel business which was disposed of in connection with the closing of the merger. For the nine months ended September 30, 2001, the adjustments result from payment of an investment advisory fee, termination benefits and a charge related to the accelerated vesting of certain stock options and restricted stock grants in conjunction with the merger with Transocean Sedco Forex.

          (e) Merger costs -- Represents adjustments to merger costs incurred by R&B Falcon in 2000.

          (f) Other income (expense), net -- A reconciliation of the pro forma adjustment to other income (expense), net is as follows:

                                                          DECEMBER 31,   SEPTEMBER 30,
                                                              2000           2001
                                                          ------------   -------------
            Adjustment to interest expense resulting
              from the fair value adjustment of R&B
              Falcon's fixed rate debt..................     $54.8           $4.5
            Elimination of R&B Falcon's marine support
              vessel business disposed of in connection
              with the closing of the merger............       1.5             --
                                                             -----           ----
            Total pro forma adjustment to other
              income....................................     $56.3           $4.5
                                                             =====           ====

                    R&B FALCON CORPORATION AND SUBSIDIARIES

              NOTES TO UNAUDITED CONDENSED CONSOLIDATED PRO FORMA
                      FINANCIAL STATEMENTS -- (CONTINUED)

          (g) Income tax expense -- Represents the incremental benefit from U.S. income taxes related to pro forma adjustments and the elimination of the results of operations of R&B Falcon's marine support vessel business which was disposed of in connection with the closing of the merger. The amortization of goodwill is assumed to be nondeductible for tax purposes.

     (2) Certain reclassifications were made to the operating results of R&B Falcon to be consistent with Transocean Sedco Forex's format.

     (3) Represents the pro forma reduction of depreciation expense, increase in charter hire expense, reduction in interest expense and related income tax effect associated with the sale of the Drilling Units.

                                                          DECEMBER 31,   SEPTEMBER 30,
                                                              2000           2001
                                                          ------------   -------------
     (4) Other Income (Expense), net represents the
increase in interest expense associated with the
exchange offers (amounts to be included in an amendment
to this registration statement).........................     $[   ]         $[   ]
                                                             ======         ======

     (5) A summary of the pro forma adjustments to reflect the exchange offers.

          (a) Represents the consent payments for R&B Falcon notes tendered by the applicable consent payment deadline and not withdrawn to be amortized over the life of the Transocean Sedco Forex notes newly issued in exchange for the R&B Falcon notes.

          (b) Represents the R&B Falcon notes exchanged for intercompany notes payable to Transocean Sedco Forex.

                               VALIDITY OF NOTES

     Certain legal matters in connection with the Transocean Sedco Forex notes offered in the exchange offers will be passed upon for us by our General Counsel, Eric B. Brown, and by our outside counsel, Baker Botts L.L.P., Houston, Texas. Walkers, Cayman Islands, will pass upon certain matters for us relating to Cayman Islands law. The validity of the Transocean Sedco Forex notes offered in the exchange offers will be passed upon for the dealer managers by Sullivan & Cromwell, New York, New York.

                                    EXPERTS

     The consolidated balance sheets of Transocean Sedco Forex Inc. and its subsidiaries as of December 31, 2000 and 1999, and the related consolidated statements of operations, equity, and cash flows for the year ended December 31, 2000, and the related combined statements of operations, equity, and cash flows for the year ended December 31, 1999 (and the related financial statement schedule) appearing in Transocean Sedco Forex's Annual Report (Form 10-K) for the year ended December 31, 2000, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

     The financial statements of Transocean Sedco Forex Inc. (previously Sedco Forex Holdings Limited) for the year ended December 31, 1998 incorporated in this prospectus by reference to the Transocean Sedco Forex Inc. Annual Report on Form 10-K for the year ended December 31, 2000 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

     The consolidated balance sheets of R&B Falcon as of December 31, 2000 and 1999 and the related consolidated statements of operations, cash flows and stockholders' equity for each of the three years in the period ended December 31, 2000, incorporated by reference in this prospectus and consent solicitation statement and elsewhere in this registration statement, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said report.

     In order to tender, a holder of R&B Falcon notes should send or deliver a properly completed and signed letter of transmittal and consent and any other required documents to the exchange agent at its address set forth below or tender pursuant to DTC's Automated Tender Offer Program.

    The exchange agent for the exchange offers and consent solicitations is:

                          MELLON INVESTOR SERVICES LLC

           By Mail:                        By Hand:                 By Overnight Delivery:
   Reorganization Department       Reorganization Department       Reorganization Department
        P. O. Box 3301                   120 Broadway                 85 Challenger Road
  South Hackensack, NJ 07606              13th Floor                  Mail Stop -- Reorg
                                   New York, New York 10271        Ridgefield Park, NJ 07660

                           By Facsimile Transmission:
                        (For Eligible Institutions only)
                                 (201) 296-4293

                      Confirm facsimile by telephone only:
                                 (201) 296-4860

     Any questions or requests for assistance or for additional copies of this prospectus and consent solicitation statement, the letter of transmittal and consent or related documents may be directed to the information agent at the telephone numbers listed below. You may also contact the dealer managers at their telephone number set forth below or your custodian bank, depositary, broker, trust company or other nominee for assistance concerning the exchange offers and consent solicitations.

  The information agent for the exchange offers and consent solicitations is:

                          MELLON INVESTOR SERVICES LLC
                          44 Wall Street -- 7th Floor
                               New York, NY 10005
                             Attn: Grainne McIntyre
                           Toll Free: (877) 698-6865
                       Banks and brokers: (917) 320-6286

   The dealer managers for the exchange offers and consent solicitations are:

                              GOLDMAN, SACHS & CO.
                                85 Broad Street
                            New York, New York 10004
                           Toll Free: (800) 828-3182

                                    PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 34.1 of the Company's Articles of Association provides that:

     No directors will be personally liable to the Company or, if any, its members for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or, if any, to its members, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law or (iii) for any transaction from which the director derived an improper personal benefit.

     The Company will indemnify, to the fullest extent permitted by the laws of the Cayman Islands as from time to time in effect, if any, any person who was or is a party or is threatened to be made a party to, or otherwise requires representation by counsel in connection with, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (whether or not an action by or in the right of the Company) by reason of the fact that he is or was a director or officer of the Company, or, while serving as a director or officer of the Company, is or was serving at the request of the Company, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity. The right to indemnification conferred by Section 34.1 also includes the right of such persons to be paid in advance by the Company for their expenses to the fullest extent permitted by the laws of the Cayman Islands as from time to time in effect.

     Unless otherwise determined by the Company's board of directors, the Company will indemnify to the fullest extent permitted by the laws of the Cayman Islands as from time to time in effect, if any, any person who was or is a party or is threatened to be made a party to, or otherwise requires representation by counsel in connection with, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (whether or not an action by or in the right of the Company), by reason of the fact that he is or was an employee (other than an officer) or agent of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity.

     The rights and authority conferred by Section 34.1 are not exclusive of any other right that any person has or hereafter acquires under any law, provision of the Company's Articles of Association or Memorandum of Association, agreement, vote of members of the Company or of the board of directors of the Company or otherwise.

     The Company also has directors and officers liability insurance that would indemnify its directors and officers against damages arising out of certain kinds of claims that might be made against them based on their negligent acts or omissions while acting in their capacity as such.

     Agreements that may be entered into with underwriters, dealers and agents who participate in the distribution of securities of the Company may contain provisions relating to the indemnification of the Company's officers and directors.

     See "Item 22. Undertakings" for a description of the SEC's position regarding the indemnification of directors and officers for liabilities arising under the Securities Act.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(A) EXHIBITS

     The following instruments and documents are included as Exhibits to this Registration Statement. Exhibits incorporated by reference are indicated below.

EXHIBIT
  NO.                             DESCRIPTION OF EXHIBIT
-------                           ----------------------
  +1.1    --   Form of Dealer Managers Agreement between Transocean Sedco
               Forex and Goldman, Sachs & Co.
 ++2.1    --   Agreement and Plan of Merger dated as of August 19, 2000 by and among Transocean Sedco Forex, Transocean Holdings Inc.,
               TSF Delaware Inc. and R&B Falcon Corporation (incorporated by reference to Annex A to the Joint Proxy Statement/
               Prospectus dated October 30, 2000 included in a 424(b)(3)
               prospectus filed by Transocean Sedco Forex on November 1,
               2000)
 ++4.1    --   Memorandum of Association of Transocean Sedco Forex, amended
               (incorporated by reference to Annex E to the joint proxy
               statement/prospectus dated October 30, 2000 included in a
               424(b)(3) prospectus filed by Transocean Sedco Forex on
               November 1, 2000)
 ++4.2    --   Articles of Association of Transocean Sedco Forex, as
               amended (incorporated by reference to Annex F to the joint proxy statement/prospectus dated October 30, 2000 included in a 424(b)(3) prospectus filed by Transocean Sedco Forex on
               November 1, 2000)
 ++4.3    --   Indenture dated as of April 15, 1997 between Transocean
               Offshore Inc., a Delaware corporation
               ("Transocean-Delaware") and Chase Bank of Texas, National
               Association, as trustee (incorporated by reference to
               Exhibit 4.1 to the Transocean-Delaware Current Report on
               Form 8-K dated April 29, 1997)
 ++4.4    --   First Supplemental Indenture dated as of April 15, 1997
               between Transocean-Delaware and Chase Bank of Texas,
               National Association, as trustee (incorporated by reference to Exhibit 4.2 to Transocean-Delaware's Current Report on
               Form 8-K dated April 29, 1997)
 ++4.5    --   Second Supplemental Indenture dated as of May 14, 1999
               between Transocean Offshore (Texas) Inc.,
               Transocean-Delaware and Chase Bank of Texas, National
               Association, as trustee (incorporated by reference to
               Exhibit 4.1 to Transocean Offshore Inc.'s Post-Effective
               Amendment No. 1 to Registration Statement on Form S-3
               (Registration No. 333-59001-99))
 ++4.6    --   Third Supplemental Indenture dated as of May 24, 2000
               between Transocean Sedco Forex and Chase Bank of Texas,
               National Association, as trustee (incorporated by reference to Exhibit 4.1 to Transocean Sedco Forex's Current Report on
               Form 8-K dated May 24, 2000)
 ++4.7    --   Fourth Supplemental Indenture dated as of May 11, 2001
               between Transocean Sedco Forex and The Chase Manhattan Bank, as trustee (incorporated by reference to Exhibit 4.1 to
               Transocean Sedco Forex's Current Report on Form 8-K dated
               May 8, 2001)
   4.8    --   Agreement of Resignation, Appointment and Acceptance dated as of January 15, 2002 by and among Transocean Sedco Forex,
               JPMorgan Chase Bank and The Bank of New York related to the
               Indenture dated as of April 15, 1997, as supplemented
  +4.9    --   Form of Officer's Certificate of Transocean Sedco Forex
               establishing the terms of the Transocean Sedco Forex notes
               (including form of 6.50% Notes Due 2003 attached as Exhibit
               C thereto, 6.75% Notes Due 2005 attached as Exhibit E
               thereto, 6.95% Notes Due 2008 attached as Exhibit G thereto,
               7.375% Notes Due 2018 attached as Exhibit I thereto, 9.125%
               Notes Due 2003 attached as Exhibit K thereto and 9.50% Notes
               Due 2008 attached as Exhibit M thereto)

EXHIBIT
  NO.                             DESCRIPTION OF EXHIBIT
-------                           ----------------------
 ++4.10   --   Indenture dated as of April 14, 1998 between R&B Falcon
               Corporation, a Delaware corporation ("R&B Falcon"), and
               Chase Bank of Texas, National Association, as trustee
               (incorporated by reference to Exhibit 4.7 to R&B Falcon's
               Registration Statement on Form S-4 (Registration No.
               333-56821))
 ++4.11   --   Indenture dated as of December 22, 1998 between R&B Falcon and Chase Bank of Texas, National Association, as trustee
               (incorporated by reference to Exhibit 4.8 to R&B Falcon's
               10-K dated March 30, 1999)
   4.12   --   Agreement of Resignation, Appointment and Acceptance dated as of January 15, 2002 by and among R&B Falcon Corporation,
               JPMorgan Chase Bank and The Bank of New York related to the
               R&B Falcon indenture dated as of April 14, 1998
   4.13   --   Agreement of Resignation, Appointment and Acceptance dated as of January 15, 2002 by and among R&B Falcon Corporation,
               JPMorgan Chase Bank and The Bank of New York related to the
               R&B Falcon indenture dated as of December 22, 1998
  +4.14   --   Form of Supplemental Indenture to the Indenture dated as of
               April 14, 1998 between R&B Falcon and The Bank of New York
  +4.15   --   Form of Supplemental Indenture to the Indenture dated as of
               December 22, 1998 between R&B Falcon and The Bank of New
               York
  +5.1    --   Opinion of Baker Botts L.L.P. regarding the legality of the securities
  +8.1    --   Opinion of Baker Botts L.L.P. regarding material U.S.
               federal income tax consequences
  +8.2    --   Opinion of Walkers, Cayman Islands regarding Cayman Islands tax consequences
  12.1    --   Transocean Sedco Forex Inc. statement of computation of
               ratio of earnings to fixed charges
  12.2    --   R&B Falcon Corporation statement of computation of ratio of earnings to fixed charges
  23.1    --   Consent of Ernst & Young LLP
  23.2    --   Consent of PricewaterhouseCoopers LLP
  23.3    --   Consent of Arthur Andersen LLP
 +23.4    --   Consent of Baker Botts L.L.P. (included in Exhibits 5.1 and
               8.1)
 +23.5    --   Consent of Walkers, Cayman Islands (included in Exhibit 8.2)
  24      --   Powers of Attorney
  25.1    --   Statement of Eligibility and Qualification under the Trust
               Indenture Act of 1939 of The Bank of New York, as trustee
 +99.1    --   Form of Letter of Transmittal
 +99.2    --   Form of Letter to Depository Trust Company Participants
 +99.3    --   Form of Letter to Beneficial Owners

---------------

 + To be filed by amendment.

++ Incorporated by reference as indicated.

(B) FINANCIAL STATEMENT SCHEDULES

     Not applicable.

ITEM 22. UNDERTAKINGS.

     (a) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless, in the opinion of its counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (c) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the Prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

     (d) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, the State of Texas, on January 18, 2002.

                                          TRANSOCEAN SEDCO FOREX INC.

                                          By:    /s/ GREGORY L. CAUTHEN
                                            ------------------------------------
                                                     Gregory L. Cauthen
                                              Vice President, Chief Financial
                                                    Officer and Treasurer

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON JANUARY 18, 2002.

                    SIGNATURE                                              TITLE
                    ---------                                              -----

                        *                                    Chairman of the Board of Directors
 ------------------------------------------------
                Victor E. Grijalva


              /s/ J. MICHAEL TALBERT                  Chief Executive Officer and Director (Principal
 ------------------------------------------------                    Executive Officer)
                J. Michael Talbert


              /s/ GREGORY L. CAUTHEN                    Vice President, Chief Financial Officer and
 ------------------------------------------------         Treasurer (Principal Financial Officer)
                Gregory L. Cauthen


               /s/ RICARDO H. ROSA                        Vice President and Controller (Principal
 ------------------------------------------------                   Accounting Officer)
                 Ricardo H. Rosa


                        *                                                 Director
 ------------------------------------------------
                Richard D. Kinder


                        *                                                 Director
 ------------------------------------------------
               Ronald L. Kuehn, Jr.


                        *                                                 Director
 ------------------------------------------------
                Arthur Lindenauer


                        *                                                 Director
 ------------------------------------------------
                Paul B. Loyd, Jr.


                        *                                                 Director
 ------------------------------------------------
                Martin B. McNamara


                        *                                                 Director
 ------------------------------------------------
                  Roberto Monti

                    SIGNATURE                                              TITLE
                    ---------                                              -----


                        *                                                 Director
 ------------------------------------------------
              Richard A. Pattarozzi


                        *                                                 Director
 ------------------------------------------------
                   Alain Roger


                        *                                                 Director
 ------------------------------------------------
                  Kristian Siem


                        *                                                 Director
 ------------------------------------------------
                 Ian C. Strachan


 *By:            /s/ WILLIAM E. TURCOTTE
        ------------------------------------------
                   William E. Turcotte
                    (Attorney-in-Fact)

                               INDEX TO EXHIBITS

EXHIBIT
  NO.                             DESCRIPTION OF EXHIBIT
-------                           ----------------------
  +1.1    --   Form of Dealer Managers Agreement between Transocean Sedco
               Forex and Goldman, Sachs & Co.
 ++2.1    --   Agreement and Plan of Merger dated as of August 19, 2000 by and among Transocean Sedco Forex, Transocean Holdings Inc.,
               TSF Delaware Inc. and R&B Falcon Corporation (incorporated by reference to Annex A to the Joint Proxy Statement/
               Prospectus dated October 30, 2000 included in a 424(b)(3)
               prospectus filed by Transocean Sedco Forex on November 1,
               2000)
 ++4.1    --   Memorandum of Association of Transocean Sedco Forex, amended
               (incorporated by reference to Annex E to the joint proxy
               statement/prospectus dated October 30, 2000 included in a
               424(b)(3) prospectus filed by Transocean Sedco Forex on
               November 1, 2000)
 ++4.2    --   Articles of Association of Transocean Sedco Forex, as
               amended (incorporated by reference to Annex F to the joint proxy statement/prospectus dated October 30, 2000 included in a 424(b)(3) prospectus filed by Transocean Sedco Forex on
               November 1, 2000)
 ++4.3    --   Indenture dated as of April 15, 1997 between Transocean
               Offshore Inc., a Delaware corporation
               ("Transocean-Delaware") and Chase Bank of Texas, National
               Association, as trustee (incorporated by reference to
               Exhibit 4.1 to the Transocean-Delaware Current Report on
               Form 8-K dated April 29, 1997)
 ++4.4    --   First Supplemental Indenture dated as of April 15, 1997
               between Transocean-Delaware and Chase Bank of Texas,
               National Association, as trustee (incorporated by reference to Exhibit 4.2 to Transocean-Delaware's Current Report on
               Form 8-K dated April 29, 1997)
 ++4.5    --   Second Supplemental Indenture dated as of May 14, 1999
               between Transocean Offshore (Texas) Inc.,
               Transocean-Delaware and Chase Bank of Texas, National
               Association, as trustee (incorporated by reference to
               Exhibit 4.1 to Transocean Offshore Inc.'s Post-Effective
               Amendment No. 1 to Registration Statement on Form S-3
               (Registration No. 333-59001-99))
 ++4.6    --   Third Supplemental Indenture dated as of May 24, 2000
               between Transocean Sedco Forex and Chase Bank of Texas,
               National Association, as trustee (incorporated by reference to Exhibit 4.1 to Transocean Sedco Forex's Current Report on
               Form 8-K dated May 24, 2000)
 ++4.7    --   Fourth Supplemental Indenture dated as of May 11, 2001
               between Transocean Sedco Forex and The Chase Manhattan Bank, as trustee (incorporated by reference to Exhibit 4.1 to
               Transocean Sedco Forex's Current Report on Form 8-K dated
               May 8, 2001)
   4.8    --   Agreement of Resignation, Appointment and Acceptance dated as of January 15, 2002 by and among Transocean Sedco Forex,
               JPMorgan Chase Bank and The Bank of New York related to the
               Indenture dated as of April 15, 1997, as supplemented
  +4.9    --   Form of Officer's Certificate of Transocean Sedco Forex
               establishing the terms of the Transocean Sedco Forex notes
               (including form of 6.50% Notes Due 2003 attached as Exhibit
               C thereto, 6.75% Notes Due 2005 attached as Exhibit E
               thereto, 6.95% Notes Due 2008 attached as Exhibit G thereto,
               7.375% Notes Due 2018 attached as Exhibit I thereto, 9.125%
               Notes Due 2003 attached as Exhibit K thereto and 9.50% Notes
               Due 2008 attached as Exhibit M thereto)
 ++4.10   --   Indenture dated as of April 14, 1998 between R&B Falcon
               Corporation, a Delaware corporation ("R&B Falcon"), and
               Chase Bank of Texas, National Association, as trustee
               (incorporated by reference to Exhibit 4.7 to R&B Falcon's
               Registration Statement on Form S-4 (Registration No.
               333-56821))

EXHIBIT
  NO.                             DESCRIPTION OF EXHIBIT
-------                           ----------------------
 ++4.11   --   Indenture dated as of December 22, 1998 between R&B Falcon and Chase Bank of Texas, National Association, as trustee
               (incorporated by reference to Exhibit 4.8 to R&B Falcon's
               10-K dated March 30, 1999)
   4.12   --   Agreement of Resignation, Appointment and Acceptance dated as of January 15, 2002 by and among R&B Falcon Corporation,
               JPMorgan Chase Bank and The Bank of New York related to the
               R&B Falcon indenture dated as of April 14, 1998
   4.13   --   Agreement of Resignation, Appointment and Acceptance dated as of January 15, 2002 by and among R&B Falcon Corporation,
               JPMorgan Chase Bank and The Bank of New York related to the
               R&B Falcon indenture dated as of December 22, 1998
  +4.14   --   Form of Supplemental Indenture to the Indenture dated as of
               April 14, 1998 between R&B Falcon and The Bank of New York
  +4.15   --   Form of Supplemental Indenture to the Indenture dated as of
               December 22, 1998 between R&B Falcon and The Bank of New
               York
  +5.1    --   Opinion of Baker Botts L.L.P. regarding the legality of the securities
  +8.1    --   Opinion of Baker Botts L.L.P. regarding material U.S.
               federal income tax consequences
  +8.2    --   Opinion of Walkers, Cayman Islands regarding Cayman Islands tax consequences
  12.1    --   Transocean Sedco Forex Inc. statement of computation of
               ratio of earnings to fixed charges
  12.2    --   R&B Falcon Corporation statement of computation of ratio of earnings to fixed charges
  23.1    --   Consent of Ernst & Young LLP
  23.2    --   Consent of PricewaterhouseCoopers LLP
  23.3    --   Consent of Arthur Andersen LLP
 +23.4    --   Consent of Baker Botts L.L.P. (included in Exhibits 5.1 and
               8.1)
 +23.5    --   Consent of Walkers, Cayman Islands (included in Exhibit 8.2)
  24      --   Powers of Attorney
  25.1    --   Statement of Eligibility and Qualification under the Trust
               Indenture Act of 1939 of The Bank of New York, as trustee
 +99.1    --   Form of Letter of Transmittal
 +99.2    --   Form of Letter to Depository Trust Company Participants
 +99.3    --   Form of Letter to Beneficial Owners

---------------

 + To be filed by amendment.

++ Incorporated by reference as indicated.